As filed with the Securities and Exchange Commission on August 30, 1996
                                               Registration No. 333-_____

- --------------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                               --------------------

                                     FORM S-1
                              REGISTRATION STATEMENT

                                       UNDER
                            THE SECURITIES ACT OF 1933

                               --------------------

                              SIGMA ALPHA GROUP, LTD.
                  (Name of small business Issuer in its charter)

                                     Delaware

          (State or other jurisdiction of incorporation or organization)

                                       6799
                               ----------------------
             (Primary Standard Industrial Classification Code Number)

                                     23-2498715
                               ----------------------
                       (I.R.S. Employee Identification No.)

                               --------------------

                            1341 North Delaware Avenue
                         Philadelphia, Pennsylvania  19125
                                  (215) 425-8682
        (Address and telephone number of principal executive offices and principal place of business)

                              --------------------

                           Peter S. Pelullo, President
                             Sigma Alpha Group, Ltd.
                           1341 North Delaware Avenue
                        Philadelphia, Pennsylvania 19125
                                 (215) 425-8682
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            Anthony M. Collura, Esq.
                       Silverman, Collura & Chernis, P.C.
                        381 Park Avenue South, Suite 1601
                             New York, New York  10016
                                  (212) 779-8600

      Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

================================================================================

                          CALCULATION OF REGISTRATION FEE

================================================================================
                                             Proposed    Proposed
                                             Maximum      Maximum
Title of Each  Class of                      Offering    Aggregate   Amount of
Securities to be                Amount to     Price      Offering   Registration
Registered (2)                be Registered Per Share(1) Price (1)      Fee
================================================================================

================================================================================
Common Stock, $.001 Par Value    2,500,000     $2.00     $5,000,000    $1,724.13
================================================================================
Common Stock Underlying            100,000     $2.00      $ 200,000    $   68.97
Common Stock Purchase
Warrant
================================================================================
Total                            2,600,000     $2.00     $5,200,000    $1,793.10
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee herein.

(2) Includes such additional number of Shares as may become issuable by reason of anti-dilution provisions pursuant to Rule 416.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               SIGMA ALPHA GROUP, LTD.
                  Cross-Reference Sheet to Prospectus on Form S-1

                Furnished Pursuant to Item 501(b) of Regulation S-K

Item  From S-1 Caption                       Location in Prospectus
- ----  ----------------                       ----------------------
1.    Forepart of the Registration       Outside Front Cover Page
      Statement and Outside Front
      Cover Page of Prospectus

2.    Inside Front and Outside Back      Cover Inside Front Cover Page
      Pages of Prospectus                Outside Front Cover Page

3.    Summary Information, Risk          Prospectus Summary; Selected Financial
      Factors and Ratio of Earnings        Data; Risk Factors
      to Fixed Charges

4.    Use of Proceeds                    Use of Proceeds

5.    Determination of Offering Price    Not Applicable

6.    Dilution                           Not Applicable

7.    Selling Securityholders            Resales by Selling Securityholders

8.    Plan of Distribution               Cover Page; Resales by Selling
                                           Securityholders

9.    Description of Securities          Description of Securities;
      to be Registered                   Shares Eligible for Future Sale

10.   Interest of Named Experts          Experts and Legal Matters
      and Counsel

11.   Information with Respect to        Business; Description of
      the Registrant                     Securities; Financial Statements;
                                         Selected Financial Data;
                                         Management's Discussion
                                         and Analysis of Financial
                                         Condition and Results of
                                         Operations; Certain Transactions;
                                         Management; Price Range of Common
                                         Stock Dividend Policy; Principal
                                         Shareholders

12.   Disclosure of Commission           Not Applicable
      Position on Indemnification
      for Securities Act Liabilities

           [TO BE INSERTED ALONG LEFTHAND SIDE OF PROSPECTUS COVER PAGE]

                               [RED HERRING LEGEND]

      Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                    DATED AUGUST 30, 1996 SUBJECT TO COMPLETION

PROSPECTUS
- ----------
                              SIGMA ALPHA GROUP, LTD.
                         2,500,000 SHARES OF COMMON STOCK

      Sigma Alpha Group, Ltd. (the "Company") is offering hereby up to 2,500,000 shares of its Common Stock, $.001 par value, (the "Common Stock" or "Shares") during the sixty day period commencing on the date of the Prospectus (subject to extension for an additional 30 days in the sole discretion of the Company.) Shares of the Company's Common Stock are quoted on the OTC Bulletin Board (the "Bulletin Board") under the symbol "SGAL". On August 27, 1996 the last sale price of the Common Stock as reported on the Bulletin Board was $2.375.

      This Prospectus also relates to the possible resale of up to 100,000 shares of the Company's Common Stock issuable upon exercise of a Common Stock Purchase Warrant (the "Warrant") by a selling securityholder ("Selling Securityholder"). The Warrant is exercisable until August 31, 1999 at a price of $2.00 per Share. The Selling Securityholder may effect the sale of its shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. See "Resales By Selling Securityholders".

      THESE SECURITIES ARE HIGHLY SPECULATIVE. THEY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR ENTIRE INVESTMENT (SEE "RISK FACTORS" - PAGE 9 AND "DILUTION".)

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
Total                Price to the Public(1)  Commissions(2)      Proceeds to the
                                                                    Issuer(2)
- --------------------------------------------------------------------------------
Per Share                    $2.00                $.20                 $1.80
- --------------------------------------------------------------------------------
Total Maximum             $5,000,000            $500,000            $4,500,000
================================================================================
(See Notes on Following Page)

                              SIGMA ALPHA GROUP, LTD.
                            1341 North Delaware Avenue
                              Philadelphia, PA  19125
                                  (215) 425-8682

                  The date of this Prospectus is August 30, 1996

                               [Inside Front Cover]

(1) The Company intends to offer the Shares directly to the public through its officers and directors on a "best efforts-no minimum basis". The Company may also offer the Shares through broker/dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), who will receive a commission of up to $.10 per Share sold. Payment for the Shares shall be made by check or money order payable to the Company and must be delivered to the Company along with a duly executed subscription agreement in the form attached hereto to 1341 North Delaware Avenue, Philadelphia, PA 19125.

(2) The figures for Commissions and Net Proceeds to Issuer assumes that a 10% commission will be paid on all Shares sold in this Offering and does not reflect the payment of expenses in connection with this Offering estimated at $100,000.

      The Company currently plans to offer the Shares for sale in the state of New York and possibly in foreign countries. No assurances can be given that the Shares will in fact be available for offer and sale in any such jurisdictions. The Company may also seek to offer and sell the Units in other jurisdictions.

                                     CAVEATS

THE OFFERING IS MADE SUBJECT TO WITHDRAWAL, CANCELLATION, OR MODIFICATION BY THE COMPANY WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY AND ALL SUBSCRIPTIONS, AND NO SUBSCRIPTION WILL BE EFFECTIVE UNTIL ACCEPTED BY THE COMPANY

                             ADDITIONAL INFORMATION

      With respect to the securities offered hereby, the Company has filed with the principal office of the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"). For purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference hereby is made. Each statement made in this
Prospectus concerning a document filed as an exhibit to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Any interested party may inspect the Registration Statement and its exhibits and other reports and information filed by the Company with the Commission without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Registration Statement and exhibits may also be inspected at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048.

                               PROSPECTUS SUMMARY

      THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT WHEN
OTHERWISE INDICATED, ALL SHARE AND PER SHARE INFORMATION CONTAINED IN THIS PROSPECTUS REFLECT A TWO FOR ONE STOCK SPLIT EFFECTIVE MAY 10, 1991 AND A ONE FOR THREE REVERSE STOCK SPLIT EFFECTIVE OCTOBER 21, 1992.

THE COMPANY

      Sigma Alpha Group, Ltd. (the "Company") was incorporated under the Laws of the Commonwealth of Pennsylvania in February 1988 and commenced operations in June 1989, as the successor-in-interest of Sigma Sound Studios, Inc. ("Sigma Sound"). The Company became publicly held upon its merger in January, 1991 with Fabulous Mergers, Inc., an inactive public company incorporated in Nevada. Pursuant to the terms of the merger, Fabulous Mergers, Inc., as the surviving corporation, changed its name to Sigma Alpha Entertainment Group, Ltd., and was subsequently reincorporated in Delaware. In 1995 the Company changed its name to the Sigma Alpha Group, Ltd.

      In April 1995 the Company acquired 80% of Global Telecommunications of Delaware, Inc. ("Global"), a company engaged in the development and marketing of certain technology pertaining to telecommunication products including a digital voice information pager ("Voice Pager") and a stock market information receiver ("SIR") to be sold in the People's Republic of China ("China"). Since April 1995, the Company has spent approximately $963,000 in developing Global's products and technologies. All references to the Company's products and technologies in this Prospectus relate to products and processes being developed by Global. The Voice Pager is designed to allow for the development and implementation of an inexpensive and effective paging system in countries which lack substantial telecommunication system infrastructures such as China and other emerging markets. The Company's paging system will utilize existing FM radio frequencies to transmit voice messages directly to a subscriber's hand held Voice Pager. The Voice Pager stores a digital voice message for playback immediately upon demand by the subscriber. The Company intends to market and sell Voice Pagers directly to radio stations in China who will then resell the Voice Pager along with paging services to local subscribers. The Company believes that with minimal capital investment, Chinese and other emerging market's radio stations can modify their existing FM Radio transmitters to implement the Company's Voice Pager system and create a Voice Paging service that reduces problems associated with traditional beepers, numeric pagers and alphanumeric pagers currently in use in China. Traditional beepers and numeric paging systems require a paging subscriber to have ready access to a telephone to return or retrieve a message. The Company believes that the lack of easy access to telephones throughout China negatively effects the use of beepers and numeric pagers in China. Chinese character pagers allow for a subscriber to receive a message consisting of numerals and characters that have been input by typists at a central station. The Company believes that its Voice Pager technology affords significant advantages over Chinese character pagers which require the entry of complex and numerous Chinese characters in order for messages to be received correctly. Traditional beepers, numeric pagers and alphanumeric and Chinese character pagers are currently marketed in China. The Chinese Ministry of Posts and Telecommunications has reported that approximately 25,000,000 pagers were in service in China at the end of 1995. The Company believes that its Voice Pager will be competitively priced with Chinese character pagers presently marketed in China.

      The Company expects that engineering prototypes of the Voice Pager will be available in October, 1996 and production prototypes in January, 1997. The Company believes that additional funding of approximately $2,000,000 will be necessary in order to meet the foregoing timetable. Accordingly there can be no assurance that the Company will meet its milestones.

      The Company's SIR system allows for the transmission of stock market information through FM radio frequencies to a subscriber's hand held SIR receiver. The information is transmitted to the SIR in a "scrambled" format and is "unscrambled" by the SIR's proprietary technology. The Company understands that Chinese radio stations currently offer unscrambled stock market information services to subscribers. The Company has been advised that a problem exists in China regarding the sale of unauthorized receivers that can pirate the stock market information transmitted by a radio station without the payment of any fees. The Company believes its SIR system is more secure than existing stock market receivers and reduces the possibility that information could be pirated without the payment of monthly fees. In June 1996 the Company received its first order for SIR from an affiliate of Radio Guangdong for 10,000 SIR units. The Company expects to deliver units related to such order in September 1996.

      Significant funding will be required to complete the development of the Voice Pager and SIR technology and market same. The Company intends to utilize proceeds raised from this Offering to continue to fund the development, manufacture and marketing of the Voice Pager and SIR Technologies. There can be no assurance, however, that the Company will be able to raise sufficient proceed to successfully develop, manufacture and market its products (see "Business").

     The Company's offices are located at 1341 N. Delaware Avenue, Philadelphia, Pennsylvania 19125. The Company's telephone number is (215) 425-8682.

Securities Outstanding
 Prior to Offering(1)  Shares of Common Stock                16,058,604

                       Shares of Series A Preferred Stock       177,606

                       Shares of Series B Preferred Stock       664,110

                       Shares of Series C Preferred Stock        97,459

Securities Outstanding

 After Offering(1)   18,759,728  shares  of  Common  Stock  and  all  shares  of
                     Preferred Stock outstanding prior to Offering.

Use of Proceeds:     The Company  intends to use the net proceeds of  $4,400,000 raised in this Offering for the further development of its Voice Pager and SIR products, the acquisition of Voice
                     Pager and SIR raw materials and inventories and for general working capital purposes.

Risk Factors:        An investment in the  Company's securities  involves a high degree of risk. For a discussion of certain risk factors effecting the Company, see "Risk Factors".

OTC Common Stock
Bulletin Board
Symbol:             SGAL

(1) Unless indicated to the contrary, all references in this Prospectus to the Company's outstanding securities do not give effect to (i) 2,358,332 Shares reserved for issuance upon exercise of outstanding warrants and options (including 100,000 Shares issuable upon exercise of the Warrant); and (ii) Shares reserved for issuance pursuant to the Company's employee stock option plan.

                          SUMMARY FINANCIAL INFORMATION

      The following table summarizes certain selected financial information of the Company and is qualified in its entirety of the more detailed Financial Statement elsewhere and Note thereto indicated in this Prospectus.


                                                For the Years Ended July 31,
                        ----------------------------------------------------------------------------
                            1995          1994             1993             1992            1991
                            ----          ----             ----             ----            ----
Statement of
Operating Data

Sales                   $        --     $        --     $   666,000     $   347,000      $    34,000
Cost of Sales                    --              --         337,000         343,000          445,000
                        -----------     -----------     -----------     -----------      -----------
Gross Profit (Loss)              --              --         329,000           4,000         (411,000)
                        -----------     -----------     -----------     -----------      -----------
Operating Expenses                           51,000         417,000       1,651,000        1,275,000

General and
Administrative
Expenses                  1,993,000       1,213,000       2,382,000       3,521,000        2,936,000
                        -----------     -----------     -----------     -----------      -----------
Total Operating
Expenses and General
and Administrative

Expenses                  1,993,000       1,264,000       2,799,000       5,172,000        4,211,000
                        -----------     -----------     -----------     -----------      -----------
Loss from Continuing
Operations before
Other Income

(Expense)                (1,993,000)     (1,264,000)     (2,470,000)     (5,168,000)      (4,622,000)


Other Income
(Expense)                  (193,000)       (295,000)       (565,000)       (259,000)        (278,000)
                        -----------     -----------     -----------     -----------      -----------
Loss from Continuing
Operations               (2,186,000)     (1,559,000)     (3,035,000)     (5,427,000)      (4,900,000)

Income (Loss) from
Discontinued

Studio Operations                --              --              --           4,000         (155,000)

Extraordinary Gain          710,000              --              --              --               --
                        -----------     -----------     -----------     -----------      -----------
Net (Loss)              $(1,476,000     $(1,559,000)    $(3,035,000)    $(5,423,000)     $(5,055,000)
                        ===========     ===========     ===========     ===========      ===========

(Loss) Per Share:

  Cont. Operations           $ (.23)    $      (.21)    $       (45)    $      (.19)     $      (.95)
  Discont. Operations            --              --              --              --             (.03)
  Extraordinary Gain            .07              --              --              --               --
                        -----------     -----------     -----------     -----------      -----------
Loss Per Share          $      (.16)    $       (21)    $      (.45)    $     (1.19)     $      (.98)
                        ===========     ===========     ===========     ===========      ===========

Weighted Average
Number of
Common Stock

Outstanding               9,444,000       7,378,000       6,751,000       4,554,000        5,141,000

                                        6


                                                         As of July 31,
                         --------------------------------------------------------------------------

                            1995            1994            1993            1992             1991
                            ----            ----            ----            ----             ----
Balance Sheet Data

Total Assets            $ 1,728,000     $    40,000     $    30,000     $   876,000      $ 1,981,000

Working Capital
(Deficit)               $ 1,204,000     $(6,762,000     $(5,850,000)    $(4,111,000)     $(3,649,000)

Long Term Debt          $        --     $     29,00     $    29,000     $   171,000      $    93,000

Total Stockholders'
Equity (Deficiency)     $ 1,304,000     $(6,770,000)    $ (5,851,00)    $(3,832,000)     $(2,446,000)

 Statement of Operating Data

                                 Nine Months Ended            Nine Months Ended
                                   April 30, 1996               April 30, 1995
                                 ------------------             --------------

Sales                                  $  ---                       $  ---

Cost                                      ---                          ---

Total Operating Expenses              1,874,000                    1,700,000

Loss from Continuing Operations

Before Other Income (Expense)        (1,874,000)                  (1,700,000)

Extraordinary Gain                       52,000                      433,000

Net (Loss)                           (1,823,000)                  (1,300,400)

Net Loss Per Share                      (.13)                        (.14)

Weighted Average Number              13,798,000                    9,318,000
of Common Stock Outstanding


Balance Sheet Data
                                            April 30, 1996
                                              Unaudited
                              Actual         Pro Forma (1)    As Adjusted (1)(2)
                              ------         -------------    ------------------

Total Assets                  159,000          1,867,000           6,267,000

Working Capital (Deficit)    (301,000)         1,407,000           5,807,000

Long Term Debt                  --                --                  --

Total Stockholder's

Equity                       (173,000)         1,535,000           5,935,000
(Deficit)


(1) Pro Forma Information gives effect to the Company's receipt of net proceeds of $1,708,000 from the exercise of warrants during the period May 1, 1996 through July 31, 1996.

(2) Gives effect to the net proceeds to be received by the Company on the sale of all 2,500,000 Shares offered hereby.

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

      1.  Significant Accumulated Deficit and Operating Losses.

      The Company has incurred significant losses from operations since its inception and has accumulated a deficit of approximately $17,919,000 and $19,742,000 respectively through July 31, 1995 and April 30, 1996 respectively. The Company reported net losses of approximately $1,476,000, $1,559,000 and $3,035,000 respectively for the years ended July 31, 1995, 1994 and 1993 and a net loss for the nine month period ended April 30, 1996 of $1,823,000. All of the Company's losses prior to 1995 related to its failed attempts to engage in the music and recording industry. The Company's recent losses relate to corporate overhead, administrative expenses and other expenses, including expenses incurred in developing the Company's Voice Pager and SIR technologies. While the Company believes that it will begin to generate revenues in fiscal 1997, there can be no assurance that if such revenues are generated, they will be sufficient to allow the Company to operate profitably. The Company's ability to generate sufficient revenue in the future will be dependent upon many factors including the successful development of the Company's technology, the Company's ability to effectively compete with existing products in China and other markets, the degree of competition faced by the Company, the Company's ability to respond to changes in economic and regulatory conditions in China and other foreign markets and the ability of Chinese and other radio stations to successfully market the use of the Company's products in China and other foreign market places. There can be no assurance that the Company will generate sufficient revenues to generate positive cash flow or operating income.

      2.  Recent Attempts to Reorganize Business.

      Recently the Company has decided to focus its efforts exclusively on the development, manufacture and sale of the Voice Pager and SIR products as well as other technologies which may develop therefrom. In the recent past the Company attempted to reorganize its business through the entry into agreements and letters of intent to acquire a Chinese air conditioner manufacturer and establish a joint venture to manufacture silk products. The Company terminated these agreements and a number of other non-binding memorandum agreements regarding other proposed ventures in Southeast Asia and Europe. Since the Company has only recently been involved in its current business it will be subject to all the risks inherent in attempting to establish relatively new business ventures as well as the risks associated with engaging in business operations in China and other foreign jurisdictions. These risks include the potential inability of the Company to efficiently operate the business, the need for substantial working capital, and the absence of an existing operating history. There can be no assurance that the Company will either generate sufficient proceeds or operate its business effectively.

      3.  Need for Further Financing.

      The Company intends to rely upon the proceeds derived from the sale of the Shares to fund its business plans and further the development of its technology as well as market its products. The Company believes that a minimum of $2,000,000 is necessary to finalize development of the Voice Pager and fill existing orders for SIR units. There can be no assurance that any of the Shares will be sold. Moreover, there is no minimum number of Shares which must be sold in order for an investor's subscription to be accepted by the Company. In the event that a minimum of $2,000,000 is not raised through the sale of the Shares, the Company will be required to seek out additional sources of capital and/or debt financing in order to raise the funds necessary to consummate its plans. The Company presently has no binding commitments and/or agreements to secure such funding. Accordingly there can be no assurance that such financing would be available or if available on terms acceptable to the Company. In the event additional or acceptable financing is unavailable the Company would not be able to extend its operations.

      4.  Lack of Experience in Existing Business

      The Company lacks any substantial prior expertise in the telecommunications industry. Accordingly, the Company will be required to rely upon its relationship with Chinese and other radio stations to assist the Company in the marketing and sale of the Company's products. The Company intends to engage consultants to review operations of its businesses and provide advice to the Company regarding the efficiencies of such operations.

      5.  Lack of Customers and Limited Supplier.

      The Company currently has only one order for its SIR products and does not have any orders for its Voice Pager. Accordingly the Company will be required to seek out customers for its products in order to successfully operate its business. Since the Company's products represent new technologies, there is no proven market which exists for its products. Therefore the Company will be required to establish with the Chinese and other radio stations the superiority and advantages that the Company's products possess over existing technologies. However there is no assurance that the Company will be successful in this regard.

      The Company currently relies on a limited number of suppliers of components and other parts for its SIR and proposed Voice Pager systems. The Company intends to rely on one manufacturer for application specific integrated circuits for its products. Failure or delay by the Company's suppliers in fulfilling its anticipated needs would adversely affect the Company's ability to deliver and market its products. The Company may have difficulty in obtaining alternative suppliers due to, among other things, possible material shortage or possible lack of adequate purchasing power.

      6.  Evolving Market; New Product Development; Technological Obsolescence.

      The telecommunication and pager markets are characterized by evolving industry requirements which may result in product or technology obsolescence. As a result, certain companies may be developing technologies or products of which the Company is unaware which may be functionally similar, or superior, to some or all of those offered by the Company. As a result of the above, the ability of the Company to compete will depend on its ability to adapt, enhance and improve its existing products and technology and, if necessary, to develop and introduce to the marketplace in a timely and cost-competitive manner new products and technology. There can be no assurance that the Company will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render the Company's products and technology obsolete or less marketable or that the Company will be able to successfully enhance its products or technology or adapt them satisfactorily. In addition, the Company's success will depend upon its current and proposed technologies and products meeting acceptable cost and performance criteria in the marketplace. There can be no assurance that technologies and products will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or material delays. Also, there can be no assurance that new technologies will not be developed in the near future by the Company or its competitors which would render the Company's products obsolete. See "Business".

      New product development efforts are subject to all of the risks inherent in the development of new technology and products (including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funding to complete development). There can be no assurance as to when, or whether, the Voice Pager will be successfully developed. No assurance can be given that prototypes and final products can be developed within a reasonable development schedule, if at all. There can be no assurance that the Company will have sufficient economic or human resources to complete such development in a timely manner, or at all, or that it could enter into economically reasonable arrangements for the completion of such products by third parties.

      7.  Product Protection and Infringement.

      The Company intends to rely on a combination of patents, trade secret, copyright and trademark laws, together with non-disclosure agreements, to establish and protect proprietary rights in its products. In January 1996 the Company filed an application for a U.S. Patent on its Voice Pager. There can be no assurance that such patent will be issued or if issued that it will afford the Company's product adequate protection. Although the issuance of a United States Patent entitles the owner to a statutory presumption of validity, that presumption is not conclusive as to validity or the scope or other enforceability of the claims therein. The validity and enforceability of a patent can be challenged by litigation after its issuance, and, if the outcome of such litigation is adverse to the owner of the patent, other parties may be free to use the subject matter covered by the patent. Moreover, the cost of defending patents against infringing uses could require substantial expenditures which the Company may be unable to afford. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or the independent development by others of similar technology. In addition, the laws of China and other countries where the Company may attempt to engage in business may not protect the Company's proprietary rights to the same extent as do the laws of the United States. There can be no assurance that unauthorized parties will not attempt to copy aspects of the Company's products or obtain and use information that the Company regards as proprietary.

      8.  Competition.

      The Company's products compete with those of numerous well-established companies which design, manufacture or market beepers, numeric pagers and alphanumeric pager systems and products. All of these companies have substantially greater financial, technical, personnel and other resources than the Company and have established reputations for success in the development, licensing, sale and service of their products and technology. Certain of these competitors may also have the financial resources necessary to enable them to withstand substantial price competition or downturns in the market for integrated security systems and related products.

      9.  Challenges of Growth.

      Should the Company successfully raise funds in this Offering and successfully achieve market acceptance for its Voice Pager and SIR products in China and other foreign markets, of which there can be no assurance, the Company anticipates a period of rapid growth that is expected to place a strain on the Company's administrative, financial and operational resources. The Company's ability to manage any staff and facilities growth effectively may require it to continue to improve its operations, financial and management controls, reporting systems and procedures, install new management information and control systems and to train, motivate and manage its employees. There can be no assurance that the Company will install such management information and control systems in an efficient and timely manner or that the new systems will be adequate to support the Company's operations. If the Company's management is unable to manage growth effectively, the Company could experience significant delays or unforeseen costs in the transition of its technology and research and development activities, which delays or costs could have a material adverse impact on the Company's prospects or result of operations.

      10.  Reliance upon Chinese Radio Station Owners.

      Successful implementation of the Company's Voice Pager and SIR products require access by users to FM radio frequencies. Accordingly, the Company has concentrated its marketing efforts on Chinese and other radio stations by explaining the benefits of the Company's products as compared to competing products and the ability of radio stations to generate revenue from a portion of their FM signals which are currently underutilized. The Company must also convince radio stations to invest funds necessary to adapt their existing FM radio transmitters to accommodate the Company's technology and establish support and marketing departments necessary to operate a pager information business. There can be no assurance that the Company will be successful in this regard.

      11.  Implementation of Technology.

      Existing Chinese FM radio transmitters have not yet been used to commercially transmit messages and other information in the manner in which the Company's Voice Pager and SIR products require. Accordingly the implementation of the Company's Voice Pager and SIR products requires existing FM radio transmitters to undergo various technical changes, operational changes and improvements. There can be no assurance that the Company's technology will be able to deliver to subscribers commercially marketable stored voice messages or stock information services. In addition, delayed delivery of new technology is not uncommon in the telecommunications industry. There can be no assurance that the Company's suppliers will be able to meet completion and delivery target dates for the Company's Voice Pager or SIR units. To the extent that components required to deliver the Company's products are unavailable the implementation of the Company's technology will be delayed, adversely affecting the Company's financial condition and results of future operations.

      12.  Dependence on Contract Manufacturers.

      The Company will rely on contract manufacturers to produce the Company's Voice Pager and SIR products. Therefore, the Company will be dependent upon such contract manufacturers to timely produce the Company's products based upon the Company's specifications. There can be no assurance that such contract manufacturers will perform to the Company's satisfaction or be responsive to the needs of the Company's customers.

      13.  Foreign Operations.

      The Company's existing operations currently relate to the conduct of operations in China. The Company may also seek to establish business in other foreign countries. These operations will be subject to the risks of conducting business internationally, including the possible instability of foreign governments, changes in regulatory requirements, difficulties in obtaining foreign licenses, as well as other general barriers and restrictions in relation to compliance with foreign laws. In addition, any future revenues generated by the Company upon successful consummation of its planned activities would be subject to currency fluctuations which could negatively affect the Company. Furthermore, the laws of various jurisdictions where the Company intends to establish its business activities may not recognize or permit the assertion of certain claims with respect to violation of securities laws which are commonly recognized in the United States. Accordingly, should the Company be in violation of any such securities laws, shareholders may be unable to seek and/or obtain redress with respect to such violations against assets of the Company's operations located in international jurisdictions.

      14.  Dependence Upon Key Personnel.

      The Company is substantially dependent upon the continued services of Peter Pelullo, its Chairman and President and Michael Yang, the President of the Company's subsidiary Global. Mr. Pelullo has entered into an employment agreement with the Company which expires in 2001. Mr. Yang has entered into an employment agreement with Global which expires in 1998. The loss of the services of Mr. Pelullo or Mr. Yang through incapacity or otherwise would have a material adverse effect upon the Company's business and prospects. To the extent that the services of Mr. Pelullo and/or Mr. Yang become unavailable, the Company will be required to retain other qualified personnel, and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. The Company does not possess key person life and disability insurance on the life of Mr. Pelullo or Mr. Yang.

      15.  No Underwriter.

      The Shares are being offered by the Company and may also be offered by broker-dealers. The Company has not retained an underwriter to assist in offering the Shares. The officers and directors of the Company have limited experience in the offer and sale of securities consequently, these individuals may be unable to effect the sale of the Shares even with the assistance of broker-dealers. In the event an underwriter is retained by the Company, the offering of the Company's Shares would be suspended until such time as the Company's Registration Statement, including this Prospectus, was amended to reflect such retention. The Registration Statement would then require additional review and clearances by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. (the "Association") and state regulatory authorities. The Company could be expected to incur significant additional legal and accounting costs if further review were required to be undertaken by government authorities. There is no assurance the Company and broker-dealers are capable of selling all, or any, of the Shares offered or that a sufficient number of Shares will be sold to fund the Company's plans. The Company believes that a minimum of $2,000,000 is necessary in order to complete the development of the Voice Pager and market the Company's products. (See "Terms of Offering").

      16.  OTC Bulletin Board.

      The Company's Common Stock is currently quoted on the OTC Bulletin Board. The OTC Bulletin Board is an NASD sponsored and operated inter-dealer automated quotation system for equity securities not included on the NASDAQ System. The OTC Bulletin Board has only recently been introduced as an alternative to "pink sheets" trading of over-the-counter securities. Consequently, liquidity and stock price of the Company's securities in the secondary market may be adversely affected.

      17.  No Assurance of Continued Public Market.

      There is no assurance that a regular trading market for the Company's securities will continue after the Overseas Offering. The market price of the Company's Common Stock may be subject to significant volatility and purchasers of the Company's securities may not be in a position to sell such securities at prices related to the price at which purchases were made.

      18.  Penny Stock Regulations.

      The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of the Company's securities to sell their securities in the secondary marketplace. The Company's Shares are currently considered a penny stock.

      19.  Control by Management.

      The Company's management owns a significant portion of the Company's outstanding Common Stock (approximately 33% prior to completion of the Offering and 29% after giving effect to the sale of 2,500,000 shares in the Offering) and will be able to materially influence the election of future Company directors and otherwise control the Company.

      20.  Shares Eligible for Future Sale.

      Approximately 9,109,868 outstanding shares of the Company's Common Stock are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Absent registration under the Securities Act or the availability of an exemption under the Securities Act, the sale of such shares is subject to Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years is entitled to sell such shares under Rule 144, without regard to any of the volume limitations described above. There are 722,972 of such restricted shares currently outstanding. The future sale by holders of restricted stock and shares issued upon exercise of the Warrant and other outstanding warrants and options, may have an adverse effect on the market price of the Company's Shares.

      21. Possible Effects of Certain Articles of Incorporation and Bylaw Provisions.

      The Company's Articles of Incorporation and Bylaws contain provisions that may discourage acquisition bids for the Company. Upon completion of the Overseas Offering, the Company will have substantial authorized but unissued capital stock available for issuance. The Company's Articles of Incorporation contain provisions which authorize the Board of Directors, without the consent of stockholders, to issue additional shares of Common Stock and issue shares of Preferred Stock in series, including establishment of the voting powers, designation, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

      22.  Absence of Cash Dividends.

      The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company. See "Dividend Policy."

      23.  Potential Future Dilution.

      In order to consummate its business plans and commence the Ventures, the Company may be required to issue significant additional shares of its Common Stock and other securities. Moreover, the Company had outstanding as of the date of this Prospectus (i) 177,606 shares of Series A Preferred Stock, (ii) 664,110 of Series B Preferred Stock (iii) 97,459 shares of Series C Preferred Stock; and
(iv) warrants to purchase an aggregate of up to an additional 2,358,332 shares of Common Stock. Each share of Series A, Series B and Series C Preferred Stock will be automatically converted into one share of Common Stock on August 31, 1996, April 30, 1998 and April 30, 1998, respectively, if they have not been previously redeemed by the Company. In addition all Series A, B and C Preferred Shares shall be automatically converted into one share of Common Stock once $5.00 per share has been paid as a dividend or distribution to preferred holders. The Company may, at its option, redeem all of the Preferred Shares by either the payment of cash or through the issuance of Common Stock at different rates depending upon when the redemption is made (see "Description of Securities"). The maximum number of Common Stock issuable upon the Company's election to redeem the (i) Series A Preferred Stock is 355,212 Common Stock;
(ii) Series B Preferred Stock is 1,535,275 Common Stock; and (iii) Series C Preferred Stock is 243,647 Common Stock. The maximum number of shares issuable upon redemption by the Company of the Series A, B and C Preferred Stock (2,134,134) and the 2,358,332 shares issuable upon exercise of all of the warrants represents approximately 28% of the Company's outstanding shares of stock (16,058,604) as of the date of this Prospectus. Presently preferred shareholders are entitled to one vote for every five preferred shares which they own. Upon conversion of preferred shares into Common Stock, the preferred shareholders will be afforded one vote for every share of Common Stock owned. Assuming that the maximum number of shares of Common Stock were issued in order to redeem the preferred shares, the preferred shareholders voting power would increase from its present level of 426,827 shares or 3% of the total outstanding votes as of the date of this Prospectus to 2,134,134 shares or 12% of outstanding votes. In addition the 2,358,332 shares issuable upon exercise of all of outstanding warrants (without giving effect to Preferred Share conversions) would represent 13% of the outstanding shares of Common Stock after giving effect to such exercise. In the event the maximum number of Common Stock were issued to redeem the Preferred Shares (2,134,134 Shares) and all outstanding warrants were exercised (2,358,332) shares, an aggregate of 4,492,466 additional Shares would be issued which Shares would represent 22% of the issued and outstanding shares (20,551,070) of the Company's Common Stock. Accordingly, the percentage of the Company owned by purchasers in this Offering, as well as existing shareholders, will be substantially reduced and their respective voting power over the Company significantly diluted upon the conversion of preferred shares into Common Stock and the exercise of the warrants. In addition, further dilution will occur in the event the Company issues additional shares of its securities in connection with the consummation of its business plans described above.

      24.  Priority of Preferred Common Stock.

      The Company has outstanding an aggregate of 177,606 shares of Series A Preferred Stock; 664,110 shares of Series B Preferred Stock; and 97,459 shares of Series C Preferred Stock in satisfaction and retirement of certain liabilities and accrued compensation. The Company's Common Stock is subordinated to the Series A, Series B and Series C Preferred Stock in regard to liquidation rights and dividend payments. Shares of Series C Preferred Stock are superior to shares of Series A and B Preferred Stock as well as the Company's Common Stock. All shares of outstanding Series C Preferred Stock are owned by the Company's President, Peter S. Pelullo. The Company may issue additional shares of Series A, Series B and Series C Preferred Stock in the future in order to retire additional liabilities. The existence of outstanding shares of Series A, Series B and Series C Preferred Stock adversely effect holders of Common Stock upon the liquidation of the Company and will otherwise preclude the Company from paying dividends to Common Stock holders until all past dividends on Preferred Shares have been paid in full.

      25.  Possible Contingent Liability.

      In connection with the modification of certain warrants in January 1996, a potential claim may be made that the Company did not have an adequate basis for an exemption for the issuance of such revised warrants under the Securities Act. In such event, the transaction could be considered integrated with offers and/or sales made by Selling Securityholders of the Company pursuant to a December 12, 1995 definitive Prospectus, subjecting the Company to potential liability for sales of unregistered securities. The owner of the warrant prior to the January 1996 modification has agreed to release the Company from any and all claims regarding this matter.

                           PRICE RANGE OF COMMON STOCK

      The Company's Common Stock is quoted on the National Association of Securities Dealers, Inc., over-the-counter market on the OTC Bulletin Board (the "Bulletin Board") under the symbol "SGAL".

      The following table sets forth, for the periods indicated, the high and low bid prices per share of Common Stock as reflected in the Bulletin Board. All prices have been adjusted to reflect a 2 for 1 stock split which was effective May 10, 1991, and a 1 for 3 reverse stock split effective October 21, 1992.

Fiscal Year Ended July 31,

1993
                               High Bid                 Low Bid
                               --------                 -------

First Quarter                   1                        1/4
Second Quarter                  1 1/2                    5/8
Third Quarter                   2 3/8                    1
Fourth Quarter                  1 7/8                    1 1/4

Fiscal Year Ended July 31,

1994

                               High Bid                 Low Bid
                               --------                 -------
First Quarter                   1 1/2                     1/8
Second Quarter                    7/8                     1/16
Third Quarter                   1 7/8                     5/8
Fourth Quarter                  3 1/8                    1

Fiscal Year Ended July 31,

1995

                               High Bid                 Low Bid
                               --------                 -------
First Quarter                   1 7/8                      7/8
Second Quarter                  3 1/8                    1 11/16
Third Quarter                   4 15/16                  2 7/8
Fourth Quarter                  5 7/8                    4 3/4

Fiscal Year Ended July 31, 1996

                               High Bid                 Low Bid
                               --------                 -------
First Quarter                   6                        5.25
Second Quarter                  5.875                    3.125
Third Quarter                   5.125                    4.25


      The above quotations reflect inter-dealer prices, and do not include retail mark-up, mark-downs or commissions and may not necessarily represent actual transactions.

      On August 27, 1996, the last sale price of the Company's Common Stock as reported on the Bulletin Board was $2.375 per share.

      As of August 23, 1996, the Company estimates that it had approximately 136 stockholders of record. Such number of record holders was derived from the stockholder list maintained by the Company's transfer agent, American Stock Transfer & Trust Co., and does not include list beneficial owners of the Company whose shares are held in the names of various dealers and clearing agencies

                                 DIVIDEND POLICY

      The Company has never declared or paid any cash dividends and does not intend to do so for the foreseeable future. The Company currently intends to retain all earnings, if any, to finance the continued development of its business. Any future payment of dividends will be determined solely in the discretion of the Company's Board of Directors.

                                 USE OF PROCEEDS

      The Company intends to utilize the net proceeds received from this Offering, estimated to be $4,400,000 for the further development of the Company's technology, the acquisition of raw materials and inventory for the Voice Pager and SIR units as well as other general corporate and working capital purposes. The Company currently intends to use approximately $1,500,000 for the purchase of raw materials and inventory for the Voice Pager and SIR units, $2,400,000 for general working capital purposes and $500,000 for the further development of its products. Pending the utilization by the Company of funds for the foregoing purposes, the Company intends to invest the net proceeds of this Offering in investment grade, interest bearing securities, primarily with maturities of one year or less.

      The Company believes that the net proceeds of this Offering and interest earned thereon, together with existing resources will be sufficient to fund the Company's activities for the next 24 months. However, there can be no assurance that the Company will not require additional funds in order to successfully consummate its acquisition plans. The Company intends to utilize the proceeds, if any, from the exercise of any warrants for general working capital purposes as well as continued expansion plans.

      The foregoing represents the Company's best estimate of its allocation of net proceeds generated in this Offering based upon the current state of its business operations, its current plans and current economic and industry conditions. These proposed expenditures are subject to reallocation among the categories listed above or to new categories. Any such changes will be made at the discretion of the Board of Directors of the Company. If the forecasted estimates of expenditures are inadequate, additional sums may be drawn from working capital. Conversely, any amount which is over-estimated will be retained and used as general working capital.

                          CAPITALIZATION

      The following table sets forth the capitalization of the Company as of April 30, 1996, and as adjusted to give effect to the sale of 2,500,000 shares offered hereby and the utilization of net proceeds from such sales as described in "Use of Proceeds.

                                      April 30, 1996        April 30, 1996
                                           Actual           As Adjusted (1)
                                       -------------        ---------------

Current Liabilities                      $  332,000          $   332,000

Long Term Debt                                 ----                 ----

Stockholders' Equity                         14,000               17,000
  Common Stock $.001 par value

  50,000,000 shares authorized;
  14,106,000 shares issued and
  outstanding; 16,656,000 shares
  outstanding as adjusted

Additional Paid for Capital              14,856,000           19,354,000

Preferred Stock
  Series A, $5.00 convertible,
  $.001 par value; authorized,
  750,000 shares; issued and
  outstanding, 178,000 shares at
  April 30, 1996 and July 31,
  1995.                                        ----                 ----
  Series B, $5.00 convertible,
  $.001 par value; authorized,
  800,000 shares; issued and
  outstanding, 664,000 shares
  at April 30, 1996 and
  726,000 shares at July 31,
  1995                                        1,000                1,000
  Series C, $5.00 convertible,

  $.001 par value; authorized,
  109,000 shares; issued and
  outstanding, 97,000 shares
  at April 30, 1996 and
  109,000 shares at July 31,
  1995.                                        ----                 ----

Additional Paid in Capital                4,698,000            4,698,000

Accumulated Earnings (Deficit)          (19,742,000)         (20,342,000)

Total Stockholders Equity

  (Deficit)                                (173,000)           4,227,000

(1) Assumes payment of a 10% commission on the sale of all Shares and the payment of $100,000 in estimated expenses of the Offering. Does not assume the exercise of any outstanding warrants or options.

                              DILUTION

      As of April 30, 1996, the Company had a net negative tangible book value (total tangible assets less total liabilities) of $(245,000) or $(.02) per share of Common Stock. After giving effect to the sale of 2,500,000 shares of Common Stock offered hereby and the receipt of the net proceeds therefrom, the pro forma net tangible book value of the Company will be approximately $4,155,000 or $.25 per share of Common Stock. This represents an immediate dilution of $1.75 for each share of Common Stock purchased by public investors and an immediate increase of $.27 per share to existing shareholders. There can be no assurance that any or all of the shares offered will be sold. In the event less than all of the shares are sold the Company's book value will be lower and investors will experience greater dilution. The following table which illustrates this dilution does not assume any exercise of any outstanding warrants or options.

Public offering price per share............       $2.00

Net tangible book value per
 share at April 30, 1996...................       (245,000)

Increase in net tangible book value
    per share of Common Stock
    attributable to public investors.......       4,400,000
                                                  ---------

Pro forma net tangible book value
    per share after Offering...............       4,155,000
                                                  =========

Dilution per share to public
    investors.............................        $1.75

      The following table summarizes as of August 21, 1996, the differences between existing stockholders and public investors with respect to the number and percentage of shares of Common Stock purchased from the Company, the total consideration and percentage of total consideration paid to the Company and the average consideration per share paid (at an assumed initial public offering price of $2.00 per share):

                                                                  Average Price
                           Shares Purchased    Total Consideration   Per Share
                         -------------------   ------------------- ------------
                            Number   Percent     Amount    Percent
                            ------   -------     ------    -------
Existing stockholders    16,058,064    87%     17,352,537     78%      1.08
Public Investors          2,500,000    13%      5,000,000     22%      2.00
                         ----------   ----     ----------    ----      ----
Total                    18,558,604   100%     22,352,537    100%      1.20
                         ==========   ====     ==========    ====      ====

      The foregoing tables assume no exercise of outstanding warrants and options on or after August 21, 1996. As of that date there were 2,358,332 outstanding options or warrants to purchase shares of Common Stock. To the extent these options and warrants are exercised, there will be further dilution to the investors in this Offering.

                             SELECTED FINANCIAL DATA

     The following selected financial data as and for each of the five years in the period ended July 31, 1995 have been derived from the audited financial statements of the Company. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis or Plan of Operation." The selected data for the nine months ended April 30, 1996 and 1995 are unaudited, but in the opinion of management of the Company, includes all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Company's financial results for such periods.


                                         Financial Results For the Years Ended July 31,
                         ----------------------------------------------------------------------------
                             1995           1994             1993           1992            1991
                             ----           ----             ----           ----            ----
Statement of
Operating Data

Sales                    $        --     $       --       $   666,000    $   347,000     $     34,000

Cost of Sales                     --             --           337,000        343,000          445,000
                         -----------     -----------      -----------    -----------      -----------
Gross Profit (Loss)               --              --          329,000          4,000         (411,000)
                         -----------     -----------      -----------    -----------      -----------
Operating Expenses                            51,000          417,000      1,651,000        1,275,000

General and
Administrative

Expenses                   1,993,000       1,213,000        2,382,000      3,521,000        2,936,000
                         -----------     -----------      -----------    -----------      -----------
Total Operating
Expenses and General
and Administrative

Expenses                   1,993,000       1,264,000        2,799,000      5,172,000        4,211,000
                         -----------     -----------      -----------    -----------      -----------
Loss from Continuing
Operations before
Other Income

(Expense)                 (1,993,000)     (1,264,000)      (2,470,000)    (5,168,000)      (4,622,000)

Other Income
(Expense)                   (193,000)       (295,000)        (565,000)      (259,000)        (278,000)
                         -----------     -----------      -----------    -----------      -----------

Loss from Continuing
Operations                (2,186,000)     (1,559,000)      (3,035,000)    (5,427,000)      (4,900,000)

Income (Loss) from
Discontinued

Studio Operations                 --              --               --          4,000         (155,000)

Extraordinary Gain           710,000              --               --             --               --
                         -----------     -----------      -----------    -----------      -----------

Net (Loss)               $(1,476,000)    $(1,559,000)     $(3,035,000)   $(5,423,000)     $(5,055,000)
                         ===========     ===========      ===========    ===========      ===========

(Loss) Per Share:

  Cont. Operations       $      (.23)    $      (.21)     $      (.45)   $      (.19)     $      (.95)
  Discont. Operations             --              --               --             --             (.03)
  Extraordinary Gain             .07              --               --             --               --
                         -----------     -----------      -----------    -----------      -----------
Loss Per Share           $      (.16)    $      (.21)     $      (.45)   $     (1.19)     $      (.98)



Weighted Average
Number of Common
Stock Outstanding          9,444,000       7,378,000        6,751,000      4,554,000        5,141,000



                                                         As of July 31,
                         ----------------------------------------------------------------------------
                             1995             1994             1993         1992             1991
                             ----             ----             ----         ----             ----

Balance Sheet Data

Total Assets              $1,728,000     $    40,000      $    30,000    $   876,000      $ 1,981,000

Working Capital

(Deficit)                 $1,204,000     $(6,762,000)     $(5,850,000)   $(4,111,000)     $(3,649,000)

Long Term Debt            $       --     $    29,000      $    29,000    $   171,000      $    93,000

Total Stockholders'

Equity (Deficiency)       $1,304,000     $(6,770,000)     $(5,851,000)   $(3,832,000)     $(2,446,000)

Statement of Operating Data

                                 Nine Months Ended            Nine Months Ended
                                   April 30, 1996               April 30, 1995
                                 ------------------           -----------------

Sales                                  $  ---                       $  ---

Cost                                      ---                          ---

Total Operating Expenses              1,874,000                    1,700,000

Loss from Continuing Operations

Before Other Income (Expense)        (1,874,000)                  (1,700,000)

Extraordinary Gain                       52,000                      433,000

Net (Loss)                           (1,823,000)                  (1,300,400)

Net Loss Per Share                      (.13)                        (.14)

Weighted Average Number              13,798,000                    9,318,000
of Common Stock Outstanding


Balance Sheet Data

                                            April 30, 1996 Unaudited
                              --------------------------------------------------
                              Actual        Pro Forma (1)     As Adjusted (1)(2)
                              ------        -------------     ------------------

Total Assets                  159,000         1,867,000            6,267,000

Working Capital (Deficit)    (301,000)        1,407,000            5,807,000

Long Term Debt                  --               --                   --

Total Stockholder's Equity

(Deficit)                    (173,000)        1,535,000            5,935,000


(1) Pro Forma Information gives effect to the Company's receipt of net proceeds of $1,708,000 from the exercise of warrants during the period from May 1, 1996 through July 31, 1996.

(2) Gives effect to the net proceeds to be received by the Company on the sale of all 2,500,000 Shares offered hereby.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

      The following discussion should be read in conjunction with the Company's consolidated Financial Statements appearing elsewhere in this Prospectus.

GENERAL OPERATIONS

      From 1993 through early 1995 the Company's management attempted to develop valuable contacts in the Southeast Asia region, particularly in the China, in an effort to establish distribution and agency arrangements that would link Southeast Asian and U.S.-based recording companies and artists and other business ventures in Southeast Asia and Austria. In April 1995 the Company acquired an 80% interest in Global Telecommunications of Delaware, Inc. ("Global"), an entity which at such time was attempting to complete development of the Voice Pager technology.

NINE MONTHS ENDED APRIL 30, 1996
VS. NINE MONTHS ENDED APRIL 30, 1995

RESULTS OF OPERATIONS

      For the nine months ended April 30, 1996, the Company incurred a net loss of $1,823,000 on revenues of $2,000. This compares to a net loss of $1,304,000 on revenues of $5,000 for the nine months ended April 30, 1995. The $519,000 increase in the net loss for the nine month period is attributed to an increase in operating expenses of $174,000 and a decrease in the extraordinary gain on extinguishment of debt of $381,000 offset by a decrease in interest expense of $22,000 and an increase in interest income of $17,000.

      Operating expenses for the nine months ended April 30, 1996 were $1,874,000 compared to $1,700,000 for the nine months ended April 30, 1995, a $174,000 increase. The difference can be attributed to a decrease in officers' compensation of $193,000; an increase in other salaries and payroll costs of $50,000; a decrease in consulting fees of $116,000; a decrease in professional fees of $234,000; an increase in research and development costs of $390,000; an increase in travel of $173,000; and an increase of $104,000 in other expenses.

      The variances are attributed to the following components: a decrease in officers' compensation and consulting fees relates to the issuance of 2,010,000 Shares and 1,083,000 shares of the Company's Common Stock, valued at $201,000 and $108,000 respectively during the nine months ended April 30, 1995; other salaries and payroll costs increased because the Company hired a controller and administrative staff; professional fees decreased due to the issuance of 267,000 shares of the Company's Common Stock, valued at $267,000 for services related to the Subscription Agreement during the nine months ended April 30, 1995, which was offset by increases in attorney/accountant expenses related to registration statements during the nine months ended April 30, 1996; research and development increased as a result of the operations of Global; travel expenses increased as a result of increased travel to Europe and

Southeast Asia to pursue and implement the finalization of the Underwriting Agreement (as defined and discussed in the Company's Annual Report on Form 10-KSB for the year ended July 31, 1995), other joint venture opportunities, and field testing for the Voice Pager and SIR; other expenses increased as a result of increased directors' fees from the issuance of 200,000 Common Stock valued at $150,000, auto lease expenses of $19,000, taxes primarily from payroll taxes in the amount of $26,000, and these increases were offset by decreases in meals and entertainment related to cost containment policies of $85,000, and rent resulting from the issuance of 50,000 shares of the Company's Common Stock, valued at $50,000 for lease obligations during the nine months ended April 30, 1995.

THREE MONTHS ENDED APRIL 30, 1996
VS. THREE MONTHS ENDED APRIL 30, 1995

RESULTS OF OPERATIONS

      For the three months ended April 30, 1996, the Company incurred a net loss of $422,000 on revenues of $1,000. This compares to a net loss of $733,000 on revenues of $1,000 for the three months ended April 30, 1995. The $311,000 decrease in the net loss for the three month period is attributed to a decrease in operating expenses of $614,000 and a decrease in the extraordinary gain on extinguishment of debt of $208,000.

      Operating expenses for the three months ended April 30, 1996 were $440,000 compared to $1,054,000 for the three months ended April 30, 1995, a $614,000 decrease. The difference can be attributed to a decrease in officers' compensation of $191,000; an increase in other salaries and payroll costs of $23,000; a decrease in consulting fees of $113,000; a decrease in professional fees of $292,000; an increase in research and development costs of $33,000; an increase in travel expenses of $48,000; and a decrease in other expenses of $122,000. The variances are attributed to the following components: the decrease in officers' compensation and consulting fees relates to the issuance of 2,010,000 and 1,083,000 shares of the Company's Common Stock, valued at $201,000 and $108,000 respectively, during the three months ended April 30, 1995; other salaries and payroll costs relates to the hiring of a controller and administrative staff; professional fees decreased due to the issuance of 267,000 shares of the Company's Common Stock, valued at $267,000 for services related to the Subscription Agreement; research and development costs increased as a result of the operations of Global; travel increased due to field testing in China and financing prospects in Europe; and other expenses decreased as a result of a decrease in meals and entertainment expenses from cost containment policies in the amount of $63,000, and rent resulting from the issuance of 50,000 shares of the Company's Common Stock, valued at $50,000 for lease obligations during the three months ended April 30, 1995.

LIQUIDITY AND CAPITAL RESOURCES

      At April 30, 1996, the Company had a working capital deficit of $301,000. During the quarter, the Company conducted activities directed toward the research and development of the SIR and Voice Pager.

      As amended on January 12, 1996, the Company issued warrants ("CSP Warrants") to purchase 400,000 Common Stock at an exercise price of $2.50 per share. Of the 400,000 CSP Warrants, 177,000 were exercised as of April 30, 1996.

      As amended on January 12, 1996, the Company also issued to Mid-West Financial Consultants Corporation ("Mid-West") warrants ("P.A. Warrants") to purchase 1,666,667 Common Stock at an exercise price of $2.50 share. The P.A. Warrants expire on August 31, 1996.

      The Company has registered all of the Shares issued pursuant to the Underwriting Agreement and all of the Shares underlying the warrants under the Securities Act.

      As of April 30, 1996, the Company maintained a cash balance of $10,000. From May 1, 1996 through July 31, 1996, the Company received approximately $1,708,000 in proceeds from the exercise of outstanding warrants. Management estimates that an additional $2,000,000 will be needed to fully fund the Company to the point where the Company may be generating positive cash flow. There can be no assurance, however, that (i) the Company will be able to fund the Company's working capital requirements without the sale of the Shares or the exercise of outstanding warrants and/or other financing and (ii) the Company will be successful in marketing its SIR or Voice Pager products during Fiscal 1996 and/or generate positive cash flow.

      Management is relying upon the proceeds of the Offering as well as the exercise of outstanding warrants in order to provide the financing necessary to complete the funding of the Company's plan and meet the Company's working capital needs. There can be no assurance, however, that any of the Shares in this Offering will be sold or that warrants will be exercised.

YEAR ENDED JULY 31, 1995
VS. YEAR ENDED JULY 31, 1994

RESULTS OF OPERATIONS

      For the year ended July 31, 1995, the Company incurred a net loss of $1,476,000 on revenues of $6,000. This compares to a net loss of $1,559,000 on revenues of $26,000 for the year ended July 31, 1994. The $83,000 decrease in net loss for the year is attributed to an increase of $780,000 in general and administrative expenses offset by the cancellation of $710,000 in debt which was an extraordinary gain realized during fiscal 1995 relating to the settlement of certain outstanding debt and offset by a $113,000 decrease in interest expense.

     For the year ended July 31, 1994, new artists' development costs were $51,000. The Company produced demonstration tapes for new artists, but was unable to secure any distribution arrangements for such artists. During the year ended July 31, 1995 the Company did not expend any funds in new artist development costs.

      General and administrative expenses for the year ended July 31, 1995 were $1,993,000 as compared to $1,213,000 for the year ended July 31, 1994, a $780,000 increase. The difference can be attributed to an increase of $53,000 in officers' compensation, an increase of $97,000 in consulting fees, a $66,000 increase in professional fees and an increase of $580,000 in other expenses. The variances are attributed to the following components: the increase in officers' compensation relates to the issuance of 2,010,000 shares of Common Stock valued at $201,000 and offset by salary reductions related to the retirement of the Company's former Chairman of the Board in April, 1995; consulting fees increased due to the issuance of 1,083,000 Common Stock valued at $108,000; professional fees increased due to attorney/accountant expenses related to joint venture transactions and debt settlement; and the $580,000 in other expenses related to travel to Europe and Southeast Asia to pursue and implement the finalization of the Underwriting Agreement and other joint venture opportunities, as well as research and development costs related to Global Telecommunications of Delaware, Inc.

LIQUIDITY AND CAPITAL RESOURCES

      At July 31, 1995, the Company had working capital of $1,204,000. During the quarter ended July 31, 1995, the Company conducted no operations except for activities directed toward reorganization of the Company's debt, and the research and development of Global's digital Voice Pager.

      On October 10, 1994, the Company entered into an agreement with Mid-West regarding the proposed sale of 3,000,000 shares of the Company's Common Stock in an off-shore transaction at $2.00 per share. As of October 24, 1995 the Company has received $3,500,000 from Mid-West as an advance against the underwriting agreement with Mid-West. In addition, during the first quarter of 1995, the Company sold 300,000 shares of its Common Stock in an off-shore private placement unrelated to the Overseas Offering and received $240,000.

      As of July 31, 1995, the Company has received an aggregate of $917,000 under a subscription agreement (the "Subscription Agreement") with Dragon Finance Limited ("Dragon"). The Subscription Agreement provided for the sale by the Company of a total of 12,371,512 shares of Common Stock for an aggregate purchase price of $11,800,000. The Subscription Agreement was terminated on March 15, 1995. In May 1995, the Company authorized the issuance of an aggregate of 150,000 shares of Common Stock to Dragon in consideration for $917,000 and in satisfaction of all obligations which may have been owed by the Company to Dragon. In addition, the Company had authorized 267,000 shares of Common Stock to Mid-West in February, 1995, valued at $267,000 pursuant to an amendment of the

Subscription Agreement. The Company has recorded this as a cost of capital and has reduced additional paid in capital accordingly.

      As of July 31, 1995, the Company had liabilities of $424,000, and assets of $1,728,000, compared to $6,810,000 in liabilities and $40,000 in assets as of July 31, 1994. Funds used to reduce the Company's outstanding debt were received from the Overseas Offering and other financings. As of July 31, 1994, a significant amount of the Company's liabilities consisted of accrued wages owed the officers, past due accounts payable, judgments and tax proceedings. During 1995, liabilities of $867,000 were reduced by the issuance of 175,000 shares of Series A, $5 Convertible Preferred Stock for debt owed. Also liabilities of $3,628,000 were reduced by the issuance of 726,000 shares of Series B, $5 Convertible Preferred Stock. Additionally, $906,000 of compensation accrued on behalf of the President of the Company, was satisfied by the issuance of 108,759 shares of Series C, $5 Convertible Preferred Stock and the payment of $350,000. The Company also recognized an extraordinary gain on the extinguishment of debt of $710,000 during the year ended July 31, 1995, related to trade payables, taxes payable and accrued expenses.

        As of July 31, 1995, the Company had outstanding liabilities of $424,000, which included judgments and tax assessments against it aggregating $314,000. Management has been attempting to work out settlements of these matters and believes that it will be able to satisfactorily resolve such obligations. However, there can be no assurance that the Company will be successful in this regard (see "Business - Legal Proceedings"). The Company's ability to achieve any portion of its plan of operations depends upon its ability to secure sufficient proceeds from this Offering.

FISCAL YEAR 1994 VS. FISCAL YEAR 1993

RESULTS OF OPERATIONS

      The Company did not generate any material revenues during the fiscal year ended July 31, 1994. During the fiscal year ended July 31, 1993 the Company generated approximately $666,000 in total revenues. During the 1994 fiscal year the Company was unable to place any of its artists with record distributing companies or to raise sufficient financing to continue to fund the Company's record operations. Accordingly, materially all of the Company's operations were curtailed. During fiscal 1993 the Company reported $337,000 in cost of sales generating a gross profit of $329,000. During the 1994 fiscal year the Company had approximately $50,000 in new artists development costs and approximately $1,000 in marketing and promotion costs as compared to $417,000 in operating expenses in 1993. The Company's operating activities during the period were extremely limited due to its financial situation.

      General and administrative expenses were $1,213,000 during the 1994 year and included approximately $328,000 for consulting services. 1993 fiscal year general and administrative expenses totaled $2,381,000 of which $480,000 were consulting fees. The decrease in such expenses resulted from the Company's reduced operations and accrual of officers salaries. 1994 net losses decreased by approximately $1,476,000 as compared to fiscal 1993 primarily as a result of reduced activities.

LIQUIDITY AND CAPITAL RESOURCES

      During the fiscal year ended July 31, 1994, the Company had a working capital deficit of $6,762,000. During the fiscal year ended July 31, 1993, the working capital deficit was $5,850,000. The increase in the working capital deficit was the result of the Company having less funds to support its cost structure. During the period the Company produced no records, however, the Company did create master recordings on one artist but did not have sufficient funding to properly promote the artist.

      During the fiscal year ended July 31, 1994, the Company received approximately $449,000 under a Subscription Agreement which expired and was terminated in 1995. The Company also received approximately $166,000 in advances of which $27,000 represented advances from officers. The advances from officers were repaid during the period.

FISCAL YEAR 1993 VS. FISCAL YEAR 1992

RESULTS OF OPERATION

      Revenues increased by approximately $313,000 in fiscal year 1993 from $429,000 in fiscal year 1992. The increase in revenues reflected the sale of albums from the one Company artist whose records were being distributed by PolyGram Holding, Inc. ("PolyGram") pursuant to an agreement with the Company. In August, 1991, the Company entered an exclusive distribution agreement with PolyGram ("PolyGram Agreement"). The term of the PolyGram Agreement was for eighteen (18) months with an option to renew for two one-year periods. The distribution services rendered by PolyGram included, among other things, billing, collecting and bearing credit risks, distribution and placement of recordings produced by the Company, the distribution of certain marketing materials, inventory control, warehousing and customary "label" services, i.e., a substantial portion of those services typically performed by a "record company." Pursuant to the terms of the PolyGram Agreement the Company was responsible for, among other things, inventory shrinkage, sales returns and cost of record masters. Album sales have a higher unit price than record sales, which represented the primary source of revenues for fiscal year 1992. Revenues for the period were primarily generated during the first six (6) months of the fiscal year prior to the termination of the PolyGram Agreement. Licensing fees decreased by $6,000 in fiscal year 1993 to $76,000.

      In February, 1993, PolyGram determined not to exercise its option to renew its agreement with the Company and exercised its rights to assume the contract of the one Company artist for which PolyGram was distributing records. Costs of record sales and distributions decreased by $6,000 to $337,000 in fiscal year 1993 from $343,000 in fiscal year 1992. The decrease was primarily the result of the Company reducing its activities subsequent to termination of the PolyGram agreement. New artists development costs decreased by approximately $730,000 to $261,000 in fiscal year 1993 from $991,000 in fiscal year 1992. This decrease also reflected the lack of activity by the company in developing new artists as a result of the termination of the PolyGram agreement.

      Marketing and promotional costs decreased by $504,000 to $156,000 in fiscal year 1993 from $660,000 in fiscal year 1992. This decrease was also attributable to the Company's lack of activity in marketing and promotion subsequent to the termination of the PolyGram agreement.

      General and administrative expenses decreased by $1,139,000 to $2,382,000 in fiscal year 1993 from $3,521,000. The decrease was primarily due to the decrease in the number of shares of Common Stock issued to consultants and the material decrease in the valuation of such shares. Other expenses totaling $463,000 included $61,000 in rent expense, $94,000 related to issuance of Common Stock to employees in lieu of salaries and $52,000 in telephone expenses. In April 1993, the Company relocated its offices and lowered its annual rent to approximately $25,000 from approximately $65,000. The interest expense decreased by $18,000 to $323,000 in fiscal year 1993 from $341,000 in fiscal year 1992. During the period the Company continued to incur interest expense on its outstanding loans.

LIQUIDITY AND CAPITAL RESOURCES

      During the period ended July 31, 1993, the Company had a working capital deficit of $5,850,000. During the fiscal year ended July 31, 1992, the Company had a working capital deficit of $4,111,000. The increase in working capital deficit is the result of the significant capital needs which the Company was required to maintain in advance of generating record revenues, and the fact that after the termination of the PolyGram agreement the Company's revenues substantially ceased.

      During the period the Company received approximately $250,000 which was accounted for as "Common Stock Subscribed" relating to the proposed sale of the Company's Common Stock. These funds were received pursuant to a subscription agreement with Dragon for the purchase of an aggregate of 12,371,512 shares of the Company's Common Stock (the "Subscription Agreement") for an aggregate purchase price of $11,800,000. The Subscription Agreement expired and was terminated in 1995 and the Company issued 150,000 shares of its Common Stock to the subscriber in satisfaction of all obligations which may have been owed to such subscriber. Since the subscriber did not meet its payment obligations pursuant to the Subscription Agreement, the Company elected not to extend such Agreement. The Company also received advances totalling approximately $595,000, of which approximately $235,000, represented advances from officers of the Company.

      During fiscal year 1993, the Company continued to try to develop new artists and raise additional equity in order to place its existing artists with other large record distributing companies. However, it was not successful in this effort.
                                       35

                                    BUSINESS

GENERAL BACKGROUND

      The Company was incorporated under the Laws of the Commonwealth of Pennsylvania in February 1988 and commenced operations in June 1989, as the successor-in-interest of Sigma Sound Studios, Inc. ("Sigma Sound") a recording studio owned and operated by Joseph Tarsia, the former Chairman of the Company. In 1987, Sigma Sound purchased the assets of Alpha International Recording Studios, Inc. ("Alpha International"), a recording studio owned and operated by Peter Pelullo, the Chief Executive Officer, President and Chairman of the Company's Board.

      The Company became publicly held upon its merger in January, 1991 with Fabulous Mergers, Inc., an inactive public company incorporated in Nevada. Pursuant to the terms of the merger, Fabulous Mergers, Inc., as the surviving corporation, changed its name to "Sigma Alpha Entertainment Group, Ltd., and was subsequently reincorporated in Delaware. In 1995 the Company changed its name to Sigma Alpha Group, Ltd.

      From  1989  through  1993  the  Company  was  primarily   engaged  in  the
acquisition, production, marketing and distribution of recorded music. The Company's principal product related to urban, dance and contemporary hit radio/album oriented rock singles and albums. The Company also operated a professional recording, engineering and production facility and a music publishing division. Since inception, the Company incurred cumulative losses from operations. As a result of the Company's inability to generate sufficient revenues from operations or to secure funding through financing transactions, the Company suspended, materially all of its operations in 1993. Since 1993, the Company has maintained a skeleton staff at its administrative office to support the efforts of its principal executive officers and certain consultants towards reorganizing the Company's finances and business plan.

      From 1993 through early 1995 the Company's management attempted to develop valuable contacts in the Southeast Asia region, particularly in the China, in an effort to establish distribution and agency arrangements that would link Southeast Asian and U.S.-based recording companies and artists and other business ventures in Southeast Asia and Austria. In April 1995 the Company acquired an 80% interest in Global Telecommunications of Delaware, Inc. ("Global"), an entity which at such time was attempting to complete development of the Voice Pager technology.

      During 1996 Management discontinued its plans to reestablish its music industry operations and all other proposed ventures in South East Asia and Austria with the exception of the continued development and marketing of telecommunication products developed by Global. Recently, the Company changed its name to Sigma Alpha Group, Ltd. to reflect this new business focus.

THE COMPANY'S TELECOMMUNICATIONS PRODUCTS

      The Company is presently developing wireless telecommunication products which utilize radio frequencies transmitted by FM radio stations. Management believes that a need exists in second and third world developing countries which lack developed telecommunication infrastructures such as China, for telecommunication products which communicate information in an economically feasible manner without the need for intensive capital investment. The Company has filed a U.S. patent application on a process which utilizes FM radio frequencies to allow for implementation of a voice paging network without the significant investment capital requirements associated with traditional telecommunication and cellular infrastructure. The first two products which the Company intends to introduce which will utilize this process is a hand held Voice Information Pager ("Voice Pager") which will allow for subscribers to receive voice messages through a hand held pager and a Stock Market Information Receiver (SIR) which will allow subscribers to receive scrambled information directly from the stock exchange. Implementation of the Company's products requires access to existing FM radio stations which currently transmit FM radio broadcasts to the Chinese market place. The Company believes that only minimal modification to existing FM transmitters is necessary in order to utilize the Company's products. The Company has commenced the marketing of the Voice Pager and SIR units to Chinese and other radio stations. The Company's goal is to educate station owners as to the advantages that the Company's products possess over competitive products and the ability of radio stations to generate revenues through the use of a portion of their FM radio frequencies which are currently underutilized, without incurring substantial capital expenditures.

      From April 1995 through July 31, 1996 the Company has spent approximately $963,000 on the research and development of the Voice Pager and SIR Products. In June, 1996 the Company has received an initial order for 10,000 SIR units from an affiliate of Radio Guangdong and expects to deliver such units in September 1996. The Company believes that an engineering prototype of the Voice Pager will be available in September, 1996 and a production prototype in January, 1997. The Company believes that approximately $2,000,000 will be needed to complete development of the Voice Pager so that commercial production can commence.

THE TECHNOLOGY

      The Company's Voice Pager will utilize digital signal processing ("DSP") technology, originally developed for use in military applications and one FM broadcasting technology, Sub Carrier Administration ("SCA"), which has been in existence for in excess of two decades. The combined product utilizing an integration of a FM/SCA/DSP technologies will provide a voice paging service through an existing FM broadcasting station network. The system will be designed to deliver fast and reliable voice messages to the whole FM stations' coverage area with the addition of simple SCA encoding boxes to existing FM transmitters. The system will utilize the unused bandwidth which a radio station does not utilize while transmitting its regular FM radio broadcasts. Accordingly the implementation of the Voice Pager System will not require the purchase of new radio frequencies from government entities.

      Cellular phone and pager systems typically require that a large spectrum of frequencies be dedicated to their services. Clear frequencies, particularly frequencies allocated to cellular phones and pagers, may be difficult to obtain due to the rapid expansion of cellular and paging services. Even when bandwidth has been made available, technology considerations typically associated with operating at these newly available frequencies have costs which are prohibitively high. However, within that area of the radio frequency spectrum associated with FM broadcasting, i.e. the band from 88 to 108 MHz, there is a portion of bandwidth within each FM channel which is not required for transmitting the main FM station broadcast signal, and which the Company believes has not been fully utilized.

      Management of the Company understands, based on discussions with FM radio stations, that a demand exists for more efficient utilization of their allotted frequency resource including this available "excess" bandwidth. In China, like the United States, FM radio stations are granted government licenses to operate an FM radio signal within an assigned range of frequency. A typical FM station is assigned a bandwidth of 100 KHz. An FM station will take up to a maximum of 53 KHz for the main FM stereo broadcasting station, and less for a monaural station. The remaining portion of the baseband signal from 54 KHz to 99 KHz, approximately 50% of the available FM channel spectrum resource, is not required for broadcasting the main FM station signal.

      Radio stations have traditionally leased frequencies in the "excess" bandwidth to other users through various subcarrier based systems. One such service is known as Sub-Carrier Administration (SCA) which is available in China and the United States. SCA has been used in the United States for over forty years for background music without commercial interruption, reading services for the blind, stock market, sports and weather information, and educational and religious applications. SCA has also been used for data transmission, having the ability to reliably support a data rate of 4,800 bits/second or higher.

      As a result, the use of in-place FM transmission systems to provide wide coverage paging applications may in some instances be limited due to previous user allocation (e.g., weather information, stock market information, or other type of data transfer). The ability of a paging system to transmit data over the excess portion of an FM channel, via an FM station infrastructure providing wide coverage, is a function of the amount of bandwidth that is available. The paging system operator is otherwise limited in the amount and speed of data transfer by the bandwidth. The use of a narrow bandwidth with voice paging systems is usually not desirable due to the amount of data to be transmitted, but may in fact be necessary.

      Chinese FM radio stations have actively pursued the use of excess bandwidth to generate revenues for operations. Such uses have been traffic reports, stock information and data transmission.

      DSP had been in the military domain for quite some time, it was recently made available to commercial applications after the end of the Cold War. DSP allows for the lengths of a voice message to be compressed for storage and transmission to a hand held Voice Pager. This technology as utilized by the Company will compress the voice messages for storage at the main paging base station before it is transmitted to an individual Voice Pager where the message is decompressed for playback by a subscriber. The Company believes that the combination of SCA and DSP presents a unique opportunity to implement an effective paging system in a relatively short time with low capital investment costs.

THE DIGITAL VOICE INFORMATION PAGER

      The Company believes that the demand for personal telecommunication devices has increased drastically in the past decade in China, with the major market growth focused on two products: cellular mobile phones and paging systems. Cellular phone networks require intensive front end investment for their initial implementation, and continuous investment to increase the number of cells in order to maintain an acceptable user density level per cell, since the density level grows with the increase in numbers of subscribers. Cellular phone networks also require a developed telephone infrastructure net encompassing a large coverage area which the Company believes China presently lacks.

      Traditional paging systems, on the other hand, require less investment but typically provide a one way message service in numbers or characters. The first generation pager was a beeper-based system which "beeped" when a number associated with a specific pager was accessed. Subsequently, numerical based pagers were developed, capable of transmitting a telephone number to a hand held pager device. Both of these systems are "notification" based in that no actual message is sent. The individual carrying the pager needs to call a telephone number to receive the particular message. The Company believes that this presents a problem to users in countries with a low per capita number of telephones and underdeveloped telecommunication infrastructures such as China. Accordingly, users of beepers or numeric pagers in China may not have ready access to a telephone to receive their messages. Chinese character pagers on the other hand are not "notification" based as they provide a subscriber with an actual character message. These pagers allow subscribers to receive and store messages consisting of both letters and numbers. The Company believes, based solely upon its internal research, that as a result of the number and complexity of Chinese characters (in excess of 13,000), significant problems exist regarding the use of Chinese character pagers in the Chinese marketplace. These problems include the need for large pools of typists who possess the skills needed to translate different Chinese dialects with accuracy and speed into correct chinese characters for transmission to Chinese character pagers. In addition, substantial investment is required in China and other marketplaces to establish the network and to purchase the necessary hardware to operate a paging system.

      The use of beepers, numeric pagers and alphanumeric pagers in China has grown at tremendous rates. Based upon information from the Chinese Ministry of Post and Telecommunications subscribers to pager services in China rose from approximately 400,000 in 1990 to approximately 25,000,000 in 1995. The New China News Agency has reported that pagers use in China is expected to continue to increase rapidly into the next century.

      The Company believes that its Voice Pager system will possess significant advantages over existing Chinese beeper, numeric, alphanumeric and Chinese character pagers by allowing for a subscriber to receive and play on a hand held Voice Pager a voice message from the actual party trying to reach the subscriber. The Voice Pager system will not require the subscriber to have access to a telephone to receive a message. Moreover, the Voice Pager System does not require large pools of typists to enter Chinese characters and eliminates translation errors from dialect differences that currently are experienced in the Chinese pager market as well as eliminate significant investments required for other pager systems.

      The Voice Pager system allows the owner of a designated FM radio station to transmit a message to the owner of a Voice Pager in the actual voice of the person generating the message. In order to implement a Voice Paging system, hardware containing the Company's software would be connected at the base station of the radio station's FM transmitter. A customer to the paging system would buy the hand held Voice Pager from the radio station and in addition pay a monthly subscription fee for the paging service. Once a customer account is established the customer receives a designated account number which is referenced when someone wants to leave a voice message. The message is called in to a central phone number held by the radio station for its customers. The calling party receives a signal to enter the Voice Pager customer account number and begins leaving a voice message. The calling parties message is then digitized, compressed and transmitted by the radio stations FM transmitter to the specific Voice Pager customer.

      The Voice Pager system provides a paging system which is adaptable to existing FM radio transmitters. The Voice Pager system utilizes the "excess" bandwidth of an FM radio Station's signal and will not interfere with the radio station's broadcast of its regular programming. The Company believes that a maximum of $30,000 in capital investment and equipment purchases are required in order to upgrade existing FM radio transmitters to fully utilize the Company's Voice Pager Technology. Since the Voice Pager system provides paging which is "piggy-backed" to an existing FM transmission, a very short start-up time is needed to set up a paging service. The Company believes that such a system is inexpensive when compared to the extensive transmitter network required for prior art paging systems.

VOICE PAGER SYSTEM AND EQUIPMENT DESCRIPTION

      The Voice Pager system consists of two major parts, a base station and a hand held pager.

BASE STATION

      The base station features accessory equipment built around an existing FM radio transmitter and includes an Automatic Call Distributor ("ACD") to receive and distribute the incoming calls of messages from subscribers. Messages will be automatically handled through a DSP processor to compress messages into digital form for storage at the base station and for retrieval and transmission through the SCA channel in FM broadcasting.

VOICE PAGER

      The Voice Pager will include the following modules:

      (1)  SCA Module
           ----------
           The SCA Module will receive the main body of the voice message at a data stream of 4,800 bits per second and then pass it to the DSP Module for processing.

      (2)  DSP and Storage Modules
           -----------------------
           The date stream received from the SCA Module will be stored, it will be decompressed into audible voice form and transferred over to the user when it is called upon through a speaker or an ear phone. The Voice Pager will have the capacity to store and playback messages.

      (3)  Power Module
           ------------
           The power supply for the Voice Pager will consist of two AAA batteries or a single AA battery.

STOCK INFORMATION RECEIVER

      The Company believes that its Voice Pager technology has other market applications in addition to its use to establish a Voice Pager system. The Company has identified one such market application for its technology concerning the distribution of a stock market information in the Chinese market place. The Company has a working relationship with several Chinese radio stations and as a result of their requests, the Company developed a stock market information receiver ("SIR"). The SIR is a radio receiver designed to receive a scrambled analog FM radio signal transmitted by an FM radio station's transmitter over their excess bandwidth. The SIR allows a subscriber to receive stock market information from the stock exchange in China which is transmitted by Chinese radio stations.

       Currently certain Chinese radio stations sell a stock market information device to interested subscribers. Subscribers pay a fee to the radio station to purchase the device and a monthly fee to receive the radio transmission. The Company believes, based on discussion with Chinese radio stations, that unauthorized receivers have appeared in the Chinese market. These devices allow unauthorized users to pirate the radio station's signal without paying a monthly subscription fee.

      The Company's SIR system is designed to allow the radio station to install a computer with the Company's software at the FM transmitter and broadcast the information in a scrambled form which is then unscrambled at the subscribers SIR through a proprietary chip designed by the Company. The Company believes the SIR will decrease the risk of piracy and allow stations to better maintain their subscription revenue streams. In addition, the SIR system will allow the radio station to remotely turn off an SIR receiver if the subscriber has not paid his/her monthly subscription fee. The Company believes its SIR system has additional applications and can be used wherever there is a market demand for one way communications that can be received by a select receiver and turned off at the source of the signal. The Company believes these additional markets include corporate communications to select employees, sports information dissemination and weather reporting services.

      In June 1996 the Company received an initial order for 10,000 SIR units from an affiliate of Radio Guangdong. The Company has begun the production of these SIR units through various subcontractors and will begin delivery of these units in September 1996.

PRODUCTION AND MANUFACTURING PLANS

      The Company does not presently intend to establish its own manufacturing facilities in order to produce its Voice Pager and SIR products. Instead the Company's plans to contract manufacture custom made Application Specific Integrated Circuits ("ASIC") and masked Central Processing Units ("CPU"). In addition, the Company will purchase the various component parts necessary to produce finished products from a variety of vendors. The Company has entered into an agreement with a California based semi-conductor manufacturer to produce an ASIC which will integrate all components and modules necessary to manufacture the Company's final products. The Company intends to ship ASIC and other component parts to contract manufacturers in China to assemble the Voice Pager and stock information receiver units. The Company has identified a suitable contract manufacturer to assemble the Company's Voice Pager and SIR products. The SIR units necessary to fill the Radio Guangdong order are currently being manufactured by a subcontractor located in China. Since the Company will not operate its own manufacturing facilities, the Company will depend upon the ability of subcontract manufacturers to manufacture and assemble products in accordance with specifications provided by the Company. In the event that subcontractors are unable to meet these specifications or experience delays in delivering products to the Company, the Company's business would be adversely affected.

      The Company may in the future seek to establish its own manufacturing facilities and/or form joint ventures with manufacturers in China in order to manufacture and assemble the Company's products. In such event the Company may need further financing to implement such manufacturing plans. There can be no assurance that financing will be available to the Company at such time or if available on terms acceptable to the Company.

MARKETING

      The Company's initial marketing efforts have been targeted to Chinese radio stations. The Company's strategy is to educate radio stations as to the possibility of generating significant revenues while utilizing the excess bandwidth of their FM signal through use of the Company's technology without the requirement for significant investment capital. The Company's goal is to explain the perceived advantages of the Company's products as opposed to existing paging systems currently in use in China. The Company's marketing plan centers on the sale of Voice

Pagers and SIR units directly to the radio stations. The radio stations will be responsible to market Voice Pager and SIR services to local subscribers and implement support and service personnel needed to run a paging and information service. The benefit of this plan is that the Company will not be required to act as a paging company or information provider in China. The Company believes that radio stations possess greater financial strength and contacts at broadcasting and other government levels in order to properly promote Voice Pager and SIR use within the Chinese market place.

      According to statistics of the Chinese Ministry of Post and Telecommunications the number of paging subscribers in China has grown from approximately 400,000 in 1990 to approximately 25,000,000 at the end of 1995. The New China News Agency reported that it projects that paging users in mainland China will continue to expand at rapid rates. The Company believes that the advantages associated with it's Voice Pager system as opposed to beepers, numeric pagers, alphanumeric and Chinese character pagers which are currently used in China, will allow the Company to successfully market it products.
However there can be no assurance that the Company's products will be successfully received in China or other marketplaces. The Company believes that the price of its Voice Pager will be competitive with existing Chinese character pagers in use in China.

      The Company also intends to market its SIR to Chinese radio stations by educating such stations as to the ability of the Company's system to reduce the possibility of pirating the station's services thereby protecting the station's subscriber revenue streams. The Company also believes that the ability to turn off SIR units if a subscriber has not paid his monthly fees will be deemed a significant advantage to radio stations. The Company believes that the price of its SIR unit is competitive with other receivers on the market which do not offer the Company's security features.

PATENTS AND TRADE SECRETS

      In January 1996 the Company filed a patent application for protection of the Voice Pager product under Unites States patent laws. There can be no assurance as to the ultimate success of the Voice Pager patent application. Furthermore, even if a patent is issued to the Company there can be no assurance that such patent will not be circumvented and/or invalidated by competitors of the Company. Further, the enforcement of patent rights often requires the institution of litigation against infringers, which litigation is often costly and time consuming. The Company also intends to rely on trade secrets, know how and continuing technological advancement to establish a competitive position in the marketplace. There can be no assurance that the Company will be able to adequately protect its technology from competitors in the future.

GOVERNMENT REGULATIONS

      The Company's proposed operations relate to conduct of operations in China and Hong Kong. Accordingly upon receipt of necessary funding to commence its ventures, the Company's operations will be subject to the risks of conducting business internationally, including possible instability in foreign governments, changes in regulatory requirements, difficulties in obtaining foreign licenses, as well as other general barriers and restrictions in relation to compliance with foreign laws. Moreover, certain of the Company's proposed plans concern operations in Hong Kong. Pursuant to an existing treaty between the Government of the United Kingdom and the Peoples Republic of China, Hong Kong will revert and become part of China in July 1997. The Company is uncertain as to the impact that such a change in government would have upon its proposed venture operations in Hong Kong.

COMPETITION

      The Company's products compete with those of numerous well-established companies which design, manufacture or market beepers, numeric pagers and alphanumeric pager systems and products. All of these companies have substantially greater financial, technical, personnel and other resources than the Company and have established reputations for success in the development, licensing, sale and service of their products and technology. Certain of these competitors may also have the financial resources necessary to enable them to withstand substantial price competition or downturns in the market for integrated security systems and related products.

EMPLOYEES

      The Company maintained its work force largely intact through September 1993. However, because of its inability to raise sufficient financing, the Company began to decrease its work force and during the first part of fiscal 1994, all employees were released. As of August 27, 1996, the Company has 7 employees consisting of its Chief Executive Officer and a Chairman of the Board, a Principal Financial Officer, Secretary, Controller, President of Global and administrative staff.

OFFICES

      The Company leases its offices pursuant to a written lease expiring in 1999. The Company's administrative offices consist of 3,233 square feet, at an annual rent of $25,864 per year subject to certain customary increases. See "Certain Relationships and Related Transactions."

      Global currently operates from a leased facility in corporate offices in Philadelphia, Pennsylvania and Princeton Junction, New Jersey.

LEGAL PROCEEDINGS

      As of August 27, 1996, the Company had approximately 10 judgments related to accounts payable totalling approximately $58,000. The City of Philadelphia maintains a judgment in the amount of approximately $16,000 against the Company. Management had been actively negotiating and working out settlements with respect to judgments and tax assessments and believes that the Company will be able to satisfy such obligations over a period of time. There can be, however, no assurances that acceptable agreements will be reached in this regard.

      In August 1996 the Company was served with a Summons and Complaint in an action instituted by Josephberg, Franz & Company, Inc. ("JGC") in the United States District Court for the Southern District of New York. The Complaint seeks specific performance of contract which JGC claims entitles them to receive 15,000 shares of the Company's Common Stock or in the alternative the sum of $66,000. The Company is in the process of preparing an answer to the complaint denying JGC's right to receive such shares or any monetary compensation.

                                   MANAGEMENT

Directors and Officers

      The following table sets forth the name and ages of all directors and officers of the Company and their positions in the Company:

                               Position(s)
Name                 Age       with Company         Director Since
- ----                 ---       ------------         --------------
Peter S. Pelullo     44        President,           June 1989
                               Chief                (Class Two)
                               Executive
                               Officer,
                               Chairman of
                               the Board, Chief
                               Financial
                               Officer and
                               Director

Scott McPherson      35        Principal
                               Financial Officer

Ernest J. Cimadamore 34        Secretary

John N. D'Anastasio  48        Director             June 1991
                                                    (Class Three)

Robert S. Sannelli   50        Director             June 1991
                                                    (Class Three)

         The Board of Directors is divided into three classes; first class, second class and third class, with the term of one class expiring each year. The term of each class is three years. The term of each class has expired. Therefore, all current directors serve until their successors are duly elected and qualified. Vacancies in the board are filled by majority vote of the remaining directors. The executive officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

      The business experience during the past five years or more of each director and executive officer of the Company is as follows:

      Peter S. Pelullo became President, Chief Executive Officer and Chief Financial Officer of the Company in 1991. In 1995 Mr. Pelullo was appointed as the Company's Chairman of the Board. Mr. Pelullo has been involved in the music industry since 1976, when he formed Philadelphia-based Alpha International Recording Studios, Inc. ("Alpha International"). Mr. Pelullo also founded Philly World Records in 1982 to establish domestic and international record distribution networks. Mr. Pelullo created a promotional team which has successfully marketed artists such as Anita Baker, Teddy Pendergrass, Levert, The Whispers, and NQW Edition, and record companies including Capitol Records, Manhattan, EMI, Atlantic and Elektra have subcontracted the services of this team to market their acts. In 1986, Philly World Records was sold to Magnolia Sound, while Alpha International was retained in order to focus on studio operations and the formation of a new record company. Alpha International merged with Sigma Sound in 1987, creating Sigma Alpha Group Entertainment Group, which became a public company in 1991.

      Scott A. McPherson was appointed as Principal Financial and Accounting Officer of the Company on August 14, 1995. From November 1994 through July 21, 1995 Mr. McPherson was employed by the accounting firm of Cogen Sklar LLP, the Company's current independent accountants. During Mr. McPherson's employment with Cogen Sklar he was the manager of audits conducted by Cogen Sklar on the Company's financial statements as of July 31, 1994 and for each of the three years in the period ended July 31, 1994, and was instrumental in bringing the Company current on all filings required under the Securities and Exchange Act of 1934. Prior to Mr. McPherson's association with Cogen Sklar, he was a manager in the accounting firm of Glickman, Berkovitz, Levinson and Weiner where he served as a manager with the responsibility for auditing a number of public companies. Mr. McPherson is a certified public accountant in Pennsylvania and Florida. Mr. McPherson received a Bachelors Degree in Accounting and Law from Clarkson University, Potsdam, New York in 1983.

      John N. D'Anastasio has been the President of D'Anastasio Corp., a real estate development company, since 1986. Prior thereto, Mr. D'Anastasio was President of South Philly Productions from 1979 through 1981, and has been involved with the entertainment industry for approximately thirty years. Mr. D'Anastasio received a Bachelor of Arts Degree in Economics and Accounting from Villanova University in 1968.

      Ernest J. Cimadamore became secretary of the Company in 1990. Mr. Cimadamore was employed by Alpha International from 1981 to 1993 where he oversaw marketing sales and promotions of the Company's music products. Mr. Cimadamore attended Temple University where he studied business.

      Robert S. Sannelli has served, since 1986, as the director of operations and vice President of D'Anastasio Corp., a real estate development company of which John D'Anastasio is President. Prior thereto, Mr. Sannelli was employed as director of operations by Philly World Records. Mr. Sannelli holds a B.S. degree in Accounting from Rutgers University, where he graduated Summa Cum Laude in 1975.

SIGNIFICANT EMPLOYEES

      Michael Yang is the Chairman and founder of Global Telecommunications, Inc., and the President of Global Telecommunications of Delaware, Inc. He has over 20 years experience in business development, management, data processing, communications and engineering. Mr. Yang is also a director of several joint venture companies in China and Indonesia. Mr. Yang has expertise in the following areas: business, planning, development and management; systems integration; international marketing, venture planning, setup and management; and product development.

      Ying Dong was hired on October 9, 1995 as Controller of the Company. Miss Dong has experience with the Bank of Communication, New York Branch and China National Textile Import and Export Corporation. Miss Dong received a Bachelors of Arts in International Business from Shanghai International Business College Shanghai, China in 1991. Miss Dong completed her Masters of Business Administration in Finance from Temple University

Philadelphia, Pennsylvania in December, 1995. Miss Dong is fluent in Mandarin and Shanghainese as native languages.

      The Company intends to hire an investor relations person, who at this time has not been selected by the Company.

EXECUTIVE COMPENSATION.

      The following table sets forth the cash compensation paid or accrued to the Company's most highly compensated executive officers during the fiscal years ended July 31, 1995, 1994 and 1993.

                        SUMMARY COMPENSATION TABLE (1)

======================================================================================================================
                                                                       Long-Term
                                                                       Compensation
                                                                      ==================================
                                                                        Awards                Payouts
- ----------------------------------------------------------------------------------------------------------------------
         (A)            (B)        (C)         (d)           (e)          (f)        (g)        (h)          (i)
 Name and Principal                                     Other Annual   Restricted              LTIP       All Other
      Position         Year   Salary ($)(1) Bonus($)   Compensation($)   Stock     Options  Payouts ($) Compensation
- ----------------------------------------------------------------------------------------------------------------------
Peter S. Pelullo       1995      344,000                 26,000(8)
Chief Executive        1994      312,000                 16,000(3)
Officer Chairman
of the Board           1993      284,000                  27,000(4)      $200,000

Joseph D. Tarsia       1995      125,000                  3,000(9)
Former Chairman of     1994      313,000                  5,000(6)
the Board(2)
                       1993      284,000                 13,000 (7)      $200,000
======================================================================================================================

(1) In fiscal year 1993,neither Mr. Pelullo nor Mr. Tarsia were paid any compensation. In fiscal year 1994, Mr. Pelullo was paid $55,456 and Mr. Tarsia received no compensation. In fiscal year 1995, Mr. Pelullo was paid $723,733 of which $379,732 represented the payment of prior years accrued salaries and Mr. Tarsia received no payments. All compensation not paid in 1993 and 1994 was accrued. Accordingly salaries accrued on behalf of Mr. Pelullo for the 1993 and 1994 fiscal years were $189,167 and $262,125 respectively. In July 1995, $543,795 in accrued compensation due Mr. Pelullo was retired in exchange for 108,759 shares of Series C Preferred Stock. Salaries accrued on behalf of Mr. Tarsia for 1993, 1994 and 1995 were $289,167, $317,583 and $125,000 respectively. In 1995, Mr. Tarsia released the Company from all amounts owed to him. These amounts were however assigned to the party who purchased Mr. Tarsia's shares in the Company and were subsequently retired through the issuance of 683,000 Series B Preferred Shares and the payment of $106,000 to such party (see "Employment Agreements").

(2)  Mr. Tarsia resigned his position with the Company in 1995.

(3) Represents $8,000 in auto expense, $5,000 in travel allowance and $3,000 in health benefits. (4) Represents $16,000 in auto expense, $5,000 in travel allowance and $6,000 in health benefits.

(6)  Represents $5,000 in travel allowance.

(7) Represents $5,000 in auto expense, $5,000 in travel allowance and $3,000 in health benefits.

(8) Represents $8,000 in auto expense, $5,000 in travel allowance and $13,000 in health benefits.

(9)  Represents $3,000 in travel allowance.

                     Option/SAR Grants in Last Fiscal Year

                               Individual Grants

                       For the Year Ended July 31, 1995


==========================================================================================
       (a)              (b)              (c)              (d)                   (e)

                     Number of       % of Total
                    Securities      Options/SARs
                    Underlying       Granted to
                   Options/SARs     Employees in      Exercise or
      Name          Granted (#)      Fiscal Year    Base Price ($/Sh)     Expiration Date
==========================================================================================

==========================================================================================
Scott McPherson   25,000 Common Stock(1)    62.5%  $5.75                   August 14, 1997
                   5,000 Common Stock(2)    12.5%  Mkt Price on 8/14/96    August 14, 1998
                   5,000 Common Stock(3)    12.5%  Mkt Price on 8/14/97    August 14, 1999
                   5,000 Common Stock(4)    12.5%  Mkt Price on 8/14/98    August 14, 2000
=========================================================================================

(1) Exercisable beginning August 14, 1995 (2) Exercisable beginning August 14, 1996 (3) Exercisable beginning August 14, 1997 (4) Exercisable beginning August 14, 1998

                   Aggregated Option/SAR in Last Fiscal Year
                         and FY-End Option/SAR Values

                       For the Year Ended July 31, 1995

=====================================================================================
       (a)              (b)              (c)              (d)              (e)

                                                       Number of        Value of
                                                      Securities       Unexercised
                                                      Underlying      In-the-Money
                                                      Unexercised     Options/SARs
                                                     Options/SARs     at FY-End ($)
                                                     at FY-End (#)         (1)

                  Shares Acquired       Value        Exercisable/     Exercisable/
      Name        on Exercise (#)   Realized ($)     Unexercisable    Unexercisable
- -------------------------------------------------------------------------------------
Scott McPherson          0                0          25,000/15,000          0
=====================================================================================

COMPENSATION PLANS

      With the exception of compensation in the form of certain health, medical and similar benefits paid pursuant to plans that do not discriminate in favor of officers or directors of the Company and are available generally to all employees who have been employed by the Company for three months, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the fiscal years ended July 31, 1994 and 1993, or is proposed to be paid or distributed in the future, to the individuals and group specified under "Cash Compensation" above, except as noted below.

EMPLOYMENT ARRANGEMENTS

      The Company entered into employment agreements (the "Agreements") with Peter S. Pelullo (the "Executive") on September 1, 1991. The Agreement was effective as of April 11, 1991. Pursuant to the provisions of the Agreements, as amended, which continues for a period of fifteen years (the "Term") unless earlier terminated in accordance with their terms, the Executive is entitled to a base salary, initially $250,000 per year, and a bonus based upon the Company's net profits, if any, an automobile allowance of $1,500 per month as well as health insurance and-other benefits generally available to the Company's executives. The Agreement also provides that, upon termination of the Executive by the Company without cause or the Executive's resignation for "Good Reason" as defined in the Agreement, the Executive will be entitled to receive his base salary plus executive bonuses prescribed by the Agreements for the longer of four years or the balance of the Term. In addition, the Company shall maintain in full force and effect, for the longer of the four years or the balance of the Term, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to termination or resignation for Good Reason. For purposes of this provision, "Good Reason" is defined to include (i) a material change in the nature or scope of the Executive's responsibilities, duties or authority, (ii) failure by the Company to comply with the Agreements or to obtain the assumption of the Agreements by any successor to the Company,
(iii) the removal of the Executive as directors of the Company (iv) ill health of the Executive or a member of his family, or any other compelling personal circumstance, which in the sole discretion of Executive makes his continued employment impossible or inappropriate; and (v) a change in control of the Company. The Company's Board authorized a 15% increase in Mr. Pelullo's salary as well as a bonus equal to 10% of the net profits of the Company to Mr.
Pelullo. The Board also authorized an additional bonus in the amount of 1,250,000 shares of Common Stock. The salary increase and net profit bonus became effective upon the Company's receipt of $2,400,000 in additional capital. On July 22, 1995, Mr. Pelullo received options to purchase 500,000 shares at a price of $3.875.

      As of April 27, 1995 the Company entered into a separation agreement with Joseph D. Tarsia ("Separation Agreement"), regarding Mr. Tarsia's resignation from the Board of Directors of the Company and as the Company's Treasurer. Mr. Tarsia released the Company from any and all obligations, liabilities, claims and debts due to Mr. Tarsia under his employment agreement with the Company

(approximately $1.1 million), including but not limited to, any and all unpaid compensation and benefits due to him thereunder. The Company released and indemnified Mr. Tarsia from any and all claims, liabilities and debts (collectively "Claims") arising under any agreements with the Company and from Mr. Tarsia's actions as an officer and director of the Company. In accordance with the Separation Agreement the Company agreed to pay Mr. Tarsia up to $2,000 per week until such time that certain obligations are paid to Mr. Tarsia by the party who purchased Mr. Tarsia's shares in the Company (1,740,063 shares) as well as other debt (approximately $960,000) owed by the Company to Mr. Tarsia and his affiliates. The Company also acknowledged the assignment to such party of Mr. Tarsia's $1,100,000 accrued compensation claims. All of the foregoing debt was subsequently converted into 395,430 shares of the Company's Series B Preferred Stock. Peter Pelullo was appointed as Chairman of the Board of Directors of the Registrant replacing Mr. Tarsia.

      The Company entered into an employment agreement with Scott A. McPherson (the "McPherson Agreement") on July 24, 1995, which was effective as of August 14, 1995. Pursuant to the provisions of the McPherson Agreement, which continues for a period of three years unless earlier terminated in accordance with its terms, Mr. McPherson is entitled to a base salary of $85,000 during the first year with an increase of 4% (or such amount as approved by the President and CEO) each year thereafter, as well as health insurance and other benefits generally available to the Company's executives. As consideration for entering into the McPherson Agreement, the Company issued to Mr. McPherson 5,000 shares of restricted Common Stock which shall be held at the Company offices and released to Mr. McPherson after two years from the date of the McPherson Agreement, provided Mr. McPherson has not terminated his employment prior to that time. The Company also granted Mr. McPherson the option to purchase 25,000 shares of Common Stock at the market price as of the date his employment commenced. In addition, after each year of employment the Company shall grant Mr. McPherson a minimum additional option to purchase 5,000 shares of Common Stock at the then current market price. Such options shall remain in effect for two years from the date of the grant except upon termination of Mr. McPherson's employ, in which case he shall have 30 days to exercise his options before they are canceled. In addition Mr. McPherson shall be reimbursed for his professional licensing fees and continuing professional education expenses necessary to maintain his certified public accounting licenses in Florida and Pennsylvania, as well as any professional association dues. The Agreement also provides that, upon termination of Mr. McPherson by the Company without cause or Mr. McPherson's resignation for "Good Reason" as defined in the McPherson Agreement, Mr. McPherson will be entitled to receive his base salary for the lesser of two months or a term mutually agreed between the Company and Mr. McPherson. In addition, the Company shall maintain in full force and effect, for the same time period, all employee benefit plans and programs in which Mr. McPherson was entitled to participate immediately prior to termination or resignation for Good Reason. For purposes of this provision, "Good Reason" is defined to include (i) a material change in the nature or scope of Mr. McPherson's responsibilities, duties or authority, (ii) failure by the Company to comply with the McPherson Agreement or to obtain the assumption of the Agreement by any successor to the Company, (iii) ill health of Mr. McPherson or a member of his family, or any other compelling personal circumstance, which in the sole discretion of Mr. McPherson makes his continued employment impossible or inappropriate; and (iv) a change in control of the Company.

      Global, a subsidiary of the company, entered into an employment agreement with Michael Yang (the "Yang Agreement") on October 18, 1995. Pursuant to the terms of the Yang Agreement, which continues for a period of three years unless earlier termination occurs in accordance with its terms, Mr. Yang shall receive a base salary of $100,000 per year with a yearly 4% increase. The Yang Agreement provides for a bonus of 25% of the Company's net profits that exceed 20% of the Company's gross revenues on a before tax basis. The Yang Agreement also provides for termination without cause or for "Good Reason" as defined therein. Mr. Yang will be paid for the lesser of two months after termination or a mutually agreed date under this provision.

STOCK OPTION PLAN

      The Company's Stock Option Plan (the "Stock Option Plan") was approved by a majority of the Company's stockholders in November 1991. The Stock Option Plan is intended to qualify, in part, as an incentive stock option plan under Section 422 of the Internal Revenue Code (the "Code") and in part as a non-qualified stock option plan, and to provide an incentive to those directors, key employees of the Company and its subsidiaries and certain other persons who are contributing materially to the Company's progress. As of the date of this Prospectus no options have been issued under the Stock Option Plan.

      The Stock Option Plan is administered by a committee of the Board of Directors, none of whom has received a discretionary grant or award under any stock plan of the Company during one year prior to serving on the committee.

      The Stock Option Plan terminates in November 2001, unless terminated sooner by the Board of Directors. A total of 5,000,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan. The Board of Directors may terminate, modify or suspend the Stock Option Plan. The Board of Directors may not, however, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock which may be issued under the Stock Option Plan, except pursuant to a stock split, stock dividend or similar transaction; (ii) change the provisions of the Stock Option Plan relating to the establishment of the option exercise price; (iii) extend the period during which options may be granted under the Stock Option Plan, except for non-qualified options; (iv) materially modify the benefits accruing to employees participating under the Stock Option Plan; or (v) materially modify the requirements as to eligibility for participation in the Stock Option Plan. Since the adoption of the Stock Option Plan, no options have been granted thereunder.

COMMITTEES OF THE BOARD

      The Board of Directors has established separate compensation, audit and nominating committees. However there have been no meetings of such committees as of the date of this Prospectus.

COMPENSATION OF DIRECTORS

      Outside directors receive payments of $200 per month plus reasonable costs and expenses of travel and lodging for attendance at director's meetings. During fiscal 1996, directors Sannelli and D'Anastasio received 100,000 shares each and options to purchase 250,000 shares each at a price of $3.875.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law, the Company's Articles of Incorporation and the Company's Bylaws contain provisions for indemnification of officers, directors, employees and agents of the Company. The Company's Bylaws require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to the best interests of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

      The Company's Bylaws also provide that the Company may purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.

      Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

                      PRINCIPAL SHAREHOLDERS.

      The following table sets forth, as of August 21, 1996, certain information with respect to ownership of the Company's Common Stock by the record and beneficial ownership by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and each of the Company's directors and officers, and by all officers and directors as a group. Unless otherwise specified, the individuals listed possess sole voting and investment power with respect to the shares indicated as owned by him.


                                                       Amount and                 Percent of Class
                                                       Nature of                   Giving Effect
                                                       Beneficial     Title of     to Completion
Name and Address                Position               Ownership        Class      of Offering(1)
- ----------------                --------               ---------        -----      --------------
Peter S. Pelullo           Director, Chairman        5,500,063 (2)       Common         29.6%
1341 N. Delaware Ave.      Chief Executive Officer
Philadelphia, PA 19125     and President

Joseph D. Tarsia Former    Chairman                  1,740,063 (3)       Common          9.4
1341 N. Delaware Ave.      and Treasurer
Philadelphia, PA 19125

Kathleen Patten                                      1,668,751 (4)       Common          9.0
John Patten
5 Saddlehill Road
Far Hills, NJ 07931

Robert S. Sannelli        Director                     375,000 (6)       Common          2.1
c/o D'Anastasio Corp.
4300 Haddonfield Rd.
Suite 111
Pennsauken, NJ 08109

John N. D'Anastasio       Director                     375,000 (7        Common          2.1
4300 Haddonfield Rd
Suite 111
Pennsauken, NJ 08109

Ernest J. Cimadamore      Secretary                          0           Common           **
3162 Denfield Place
Philadelphia, PA  19145

Jacob Der Hagopian                                   1,500,000           Common          8.1
1341 N. Delaware Avenue
Philadelphia, PA  19125

Scott McPherson          Principal
1341 N. Delaware Ave.    Financial and
Philadelphia, PA 19125   Accounting Officer             30,000(5)        Common           **

Mid-West Financial
 Consultants Corp.
Neutorgasse 12
A-1010 Vienna Austria                                3,918,598           Common         21.1

All officers and                                     6,280,063           Common         33.8%
directors as a group (5 persons)

- --------------------
** Less than 1%

(1) Based upon an aggregate of 18,558,604 shares of Common Stock outstanding including the sale of 2,500,000 shares of stock in this Offering.

(2) Does not give effect to Mr. Pelullo's ownership of 97,459 shares of the Company's Series C Preferred Stock (See "Description of Securities - Series C Preferred Stock"). Does not give effect to the ownership by the Pel Family Irrevocable Trust of 17,500 Common Stock and the Gray Hill Trust of 32,500 Common Stock. The beneficiaries of the Grey Hill Trust include the children of Peter S. Pelullo, as well as the children of Mr. Pelullo's five brothers and sisters. The beneficiaries of the Pel Irrevocable Family Trust include the children and spouse of certain of Mr. Pelullo's siblings. Neither Mr. Pelullo nor his wife are trustees of the trusts. Mr. Pelullo does not possess the ability to vote and/or transfer any of the shares owned by Gray Hill Trust and/or the Pel Family Irrevocable Trust. Gives effect to the issuance of 1,250,000 shares of Common Stock to Mr. Pelullo for raising equity capital. Also gives effect to options for 500,000 shares of Common Stock at an exercise price of $3.875 per share which expires July, 2006. (see "Employment Agreements").

(3) The Company has been advised by Mr. Tarsia that all of his shares have been sold. However, such shares are still listed on the Company's transfer records as owned by Mr. Tarsia. The Company has been advised that 1,400,000 of such shares are beneficially owned by Kathleen N. Patten. Ms. Patten owns of record an additional 110,500 shares of the Company's Common Stock (see Note 4 below).

(4) Reflects Kathleen Patten's ownership of 1,510,000 Common Stock as set forth above, as well as John Patten's ownership of 158,751 Common Stock. Mr. Patten also owns 664,000 shares of the Company's Series B Preferred Shares. Mr. and Mrs. Patten disclaim beneficial ownership of each others shares in the Company.

(5) Reflects the ownership of an option to purchase 25,000 shares at $5.75 per share through August 14, 1997. Does not include 5,000 shares of Common Stock deliverable to Mr. McPherson in August 1997 or the right to acquire options to purchase an aggregate of 10,000 additional shares of Common Stock at the end of each year of Mr. McPherson's employment with the Company at market prices in effect at such time and options for 5,000 shares of Common Stock at $2.75 per share expiring on August 14, 1998.

(6) Gives effect to options to purchase 250,000 shares of Common Stock at an exercise price of $3.875 per share which expires in July 2006.

(7) Gives effect to options to purchase 250,000 shares of Common Stock at an exercise price of $3.875 per share which expires in July 2006.

                RESALES BY SELLING SECURITYHOLDERS

   This Prospectus relates to the proposed resale by the Selling Securityholder of up to 100,000 shares issuable upon conversion of the Warrant. The following table sets forth as of August 27, 1996 certain information with respect to the entity for whom the Company is registering the Shares for sale to the public except as footnoted below. The Selling Securityholder has served as the Company's securities counsel since January 1995. The Company will not receive any of the proceeds from the sale of the Common Stock. If the Warrant is exercised, the Company would receive $200,000.

Names of Selling      Common Stock Beneficially    Common Stock Offered
Security Holders    Owned Prior to August, 1996    By Beneficial Owner
- ----------------    ---------------------------    -------------------
Silverman, Collura
  & Chernis, P.C.            100,000(1)                 100,000(1)

(1) Represents shares of Common Stock underlying a Warrant exercisable through August 31, 1999, at an exercise price of $2.00 per share.

   The Selling Securityholder may effect the sale of their shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

   The Company is not aware of any agreements, undertakings or arrangements with any Underwriters or broker-dealers regarding the sale of Selling Securityholder's securities. The Selling Securityholder may effect such transactions by selling the Shares, as applicable, directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder, and/or the purchasers of their Shares, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholder and any broker-dealers that act in connection with the sale of their Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act.

   The Company has notified the Selling Securityholder of the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                       CERTAIN TRANSACTIONS

   In August 1996, the Company authorized the issuance of 1,250,000 shares of Common Stock to Peter S. Pellulo, the Company's President, in consideration for services rendered in raising equity capital.

   In July 1996, the Company authorized the issuance of 500,000 stock options to Peter S. Pellulo, the Company's President, 250,000 options to Robert S. Sanelli, a director of the Company and 250,000 options to John N. D'Anastasio, a director of the Company. These options are exercisable at a price of $3.875 per share and expire in July 2006.

   In July 1995 the Company authorized the issuance of an aggregate of 108,759 shares of Series C Preferred Stock to the Company's President Peter S. Pelullo. In consideration of the issuance of such shares, Mr. Pelullo agreed to retire an aggregate of $543,795 in accrued compensation due him (See "Description of Securities - Series C Preferred Stock"). In October 1995 the Company redeemed 8,800 Series C shares through the payment to Mr. Pelullo of $44,000, and in November 1995 redeemed 2,500 Series C shares through the payment to Mr.

Pelullo of $12,500.

   During the first quarter of fiscal 1992, a bank foreclosed on a loan and received a judgment against the Company, its former Chairman Joseph Tarsia and its President Peter S. Pelullo on notes payable to the bank by the Company which totalled $1,054,000. An agreement was reached with the bank whereby the Company's engineering and recording facility was sold by the bank to a newly-formed company owned by the spouse of the Company's former Chairman called Sigma Sound Services, Inc. ("Services"). As part of these arrangements, the Company and its President remained as guarantors on $450,000. The Company's former Chairman and his spouse became obligated for $600,000 to the bank and Services became directly obligated to the bank for $450,000. In addition, the Company, its former Chairman and its President guaranteed the repayment of the $450,000 obligation of Services to the bank and the Company became obligated to Services for the principle amount of $450.000. See "Note 13 to Notes to Consolidated Financial Statements." In April, 1995 the Company and its President were released as guarantors and the obligation was settled.

   The Company rented the studio which housed its recording facility from a corporation owned by the spouse of the Company's former Chairman. Such arrangement ceased in October 1991 when the recording facility was sold to a corporation owned by the former Chairman's spouse. The amount of rent owed is $89,435, which has been accrued. In April, 1995 this amount was settled and the Company has been released of any further obligation related thereto.

   From October 1991, when the Company's recording facility was sold, the Company rented the facility to record their artists' music. The total amount of the rent was approximately $110,000 of which $86,000 has been accrued. In April, 1995 this amount was settled and the Company has been released of any further obligations related thereto.

   The Company borrowed $0 and $27,000 from its President during the fiscal years ended July 31, 1995 and 1994, and repaid $0 and $27,000 during those years. The balance of the loans bearing interest at a rate of 12% per annum was $0 as of July 31, 1995 and 1994. During 1995 a loan in the amount of $13,000 from Med Sound, Inc., a company controlled by the Company's President was repaid through the payment of cash. During July 31, 1994 a loan in the amount of $32,191 from Susan Gehrke, the sister-in-law of the Company's President was satisfied through the payment of $32,191 in cash.

   The Company also borrowed funds from its former Chairman prior to August 1, 1994. The balance of the loans bearing interest at 12% per annum was $0 and $307,000 as of July 31, 1995 and 1994. The accrued interest on the loans was $0 and $56,000 (see "Executive Compensation").

   The Company entered into a consulting agreement ("Consulting Agreement") for a period of three years commencing April 1, 1993 with Jacob Der Hagopian (the "Consultant"). The Consultant agreed to provide consulting services to the Company in the areas of general corporate finance, business plan development, corporate reorganization, communication, and negotiations. Pursuant to the consulting agreement, the Company issued 350,000 shares of its Common Stock as consideration for Mr. Der Hagopian's entry into the consulting agreement and agreed to pay a weekly retainer of $2,500 subject to increases based upon future financing and/or revenues. As of August 1, 1994 the weekly retainer payable to Mr. Der Hagopian was increased to $4,000. The Company has accrued the unpaid portion of this retainer. The Company also agreed to reimburse the Consultant for any out of pocket expenses. The Consulting Agreement may be terminated for cause or amended upon the mutual written consent of the parties. If the Company elects to terminate the Agreement, any money due or required to be paid shall be accelerated and payable upon termination. The Company's Board authorized a three year extension of the Consulting Agreement and a 5% increase in Mr. Der Hagopian's consulting fee commencing upon receipt by the Company of substantial additional equity.

   In February 1995 the Company's Board authorized the issuance of 2,009,937 shares of Common Stock to Peter Pelullo, the Company's President and Chairman 1,083,333 shares of Common Stock to Jacob Der Hagopian, a consultant to the Company,10,000 shares of Common Stock to Robert Sannelli, a director of the Company, 10,000 shares of Common Stock to John D'Anastasio, a director of the Company, and 10,000 shares of Common Stock to Robert Schrock, a former director of the Company. The shares were issued for services rendered at a per share price of $.10.

   As of April 25, 1995 the Company acquired 80% of the outstanding securities of Global Telecommunications of Delaware, Inc. ("Global") pursuant to the terms of an agreement ("Global Agreement") with the shareholders of Global. At the time of the acquisition Global was newly formed company which has no operating revenues or material assets. The Company acquired its interest in Global in exchange for 100,000 shares of the Company's Common Stock and the Company's agreement to issue up to an additional 300,000 shares subject to Global achieving specified sales and revenue performance objectives over a five year period. The Global purchase price was negotiated on an arms length basis. The
Company  considered  various  factors in reaching  an  agreement  with  Global's shareholders on the purchase price for Global. These factors included projections presented to the Company by Global regarding the potential results of Global's operations once its products were fully developed and marketed.
Global intends to develop and market telecommunication products, including the Voice Pager. Subsequent to the Company's acquisition of its interest in Global, certain members of the Registrant's current Board of Directors were appointed as board members of Global. Michael Yang continues to serve as Global's President. Global intends to establish marketing facilities in China and Southeast Asia during fiscal year 1996 and enter into agreements with manufacturing facilities.

   In October 1995 the Company entered into a consulting agreement with Joseph Fanelli, a cousin of the Company's president ("Fanelli Agreement"). The Fanelli Agreement requires Mr. Fanelli to identify and solicit indications of interest from third parties in connection with the development, marketing, sale and financing of the Digital Voice Pager and related telecommunications products. Mr. Fanelli is entitled to receive $1,800 per week during the six month term of the agreement. Furthermore, upon the consummation of a transaction with a third party introduced to the Company by Mr. Fanelli and within one year from the date of the Fanelli Agreement, Mr. Fanelli shall receive such additional compensation as agreed to by the Company based upon the nature of and the benefits to the Company of such transaction. Under the terms of the Fanelli Agreement, Mr. Fanelli is entitled to receive reimbursement of all reasonable expenses which are authorized by the Company. The Fanelli Agreement also provides that Mr. Fanelli shall not during his engagement under the agreement and for a period of two years thereafter, directly or indirectly compete with the Company or its affiliates.

                            DESCRIPTION OF SECURITIES

   The Company is authorized to issue 50,000,000 shares of Common Stock, $.001 par value, and 2,000,000 shares of Preferred Stock, $.001 par value ("Preferred Stock"). The Company's Board has designated 750,000 shares of Preferred Stock as Series A, $5.00 convertible Preferred Stock ("Series A Preferred Stock"), 800,000 shares of Series B $5.00 convertible Preferred Stock ("Series B Preferred Stock") and 108,759 shares of Series C $5.00 Convertible Preferred Stock ("Series C Preferred Stock").

COMMON STOCK

   Each holder of Common Stock is entitled to one vote per share on all matters to be voted upon by the Company's stockholders. Stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid, and does not presently intend to pay, dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets, remaining after payment of liabilities, subject to prior distribution rights of holders of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. All outstanding shares of Common Stock are validly authorized and issued and are fully paid and non-assessable, and the shares of Common Stock to be issued upon completion of the Overseas Offering will be validly authorized and issued, fully paid and non-assessable.

PREFERRED STOCK

   The Company is authorized to issue 2,000,000 shares of undesignated Preferred Stock. The Board of Directors will have the authority to issue the undesignated Preferred Stock from time to time in one or more series and to establish the rights, preferences, privileges and restrictions granted to or imposed upon any unissued shares of undesignated Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. As of the date of this Prospectus the Company's Board designated 750,000 shares of Series A Preferred Stock, 800,000 shares of Series B Preferred Stock and 108,759 shares of Series C Preferred Stock. The Company has utilized shares of its Preferred Stock to satisfy outstanding obligations owed to the Company's creditors. As of the date of this Prospectus, the Company had issued a total of (i) 177,606 shares of Series A Preferred Stock to fourteen creditors in consideration of the satisfaction and cancellation of $881,663 in liabilities; (ii) 741,237 shares of Series B Preferred Stock in consideration of the retirement of $3,706,180 in debt by one creditor; and (iii) 108,759 shares of Series C Preferred Stock in consideration of the cancellation of $543,795 in accrued compensation due the Company's President, Peter S. Pelullo. The Company also paid an aggregate of approximately $126,805 in cash to the Series B holder to fully retire all outstanding liabilities owed to such creditor. Subsequently, 77,127 shares of Series B and 11,300 shares of Series C stock were redeemed by the Company.

SERIES A PREFERRED STOCK

   The holders of Series A Preferred Stock are entitled to receive, in preference to holders of shares of Common Stock or any other capital stock of the Company junior to Series A Preferred, dividends, when, as and if declared by the Company provided however that no dividends may be declared on any of the foregoing securities until such time that holders of the Series A Preferred Stock have received aggregate dividends or other distributions equaling $5.00 per share. For each five shares of Series A Preferred Stock the holder shall be entitled to one vote on all matters submitted to security holders of the Company. Preferred Shareholders shall possess a liquidation preference right over shares of Common Stock and Junior Securities in an amount equal to $5.00 per share. The Company, in its sole discretion, may redeem all, but not less than all of the Series A Preferred Shares at a price of $6.35 per share prior to August 31,

1996. The Company has the further option to redeem Series A Preferred Shares by the issuance of 2 shares of Common Stock for each share of Series A Preferred Stock prior to August 31, 1996. Notwithstanding the foregoing each share of Series A Preferred Stock shall be automatically converted into one share of Common Stock of the Company upon the earlier of (i) August 31, 1996; or (ii) once $5.00 per share has been paid as a dividend or other distribution to the holders of the Series A Preferred Stock.

SERIES B PREFERRED STOCK

   Series B Preferred Shares are eligible for issuance to creditors who have agreed to accept in satisfaction of their debt a maximum of 3% in cash and the balance through the issuance of Series B Preferred Shares. The holders of Series B Preferred Stock are entitled to receive, in preference to holders of shares of Common Stock or any other capital stock of the Company junior to Series B Preferred, dividends, when, as and if declared by the Company provided however that no dividends may be declared on any of the foregoing securities until such time that holders of the Series B Preferred Stock have received aggregate dividends or other distributions equaling $5.00 per share. Shares of Series B Preferred Stock are superior to the Company's Series A Preferred hares and common shares. For each five shares of Series B Preferred Stock the holder shall be entitled to one vote on all matters submitted to securityholders of the Company. Series B Preferred shareholders shall possess a liquidation preference right over shares of Common Stock and Series A Preferred Stock in an amount equal to $5.00 per share. The Company, in its sole discretion, may redeem all, but not less than all of the Series B Preferred Shares for shares of the Company's Common Stock or cash as follows: (i) From May 1, 1996 to April 30, 1997 at a price of $5.50 per share or by the issuance of 2.5 common shares for each Preferred share; or (ii) from May 1, 1997 to April 30, 1998 at a price of $6.10 per share or by the issuance of two common shares for each Preferred share. Notwithstanding the foregoing each share of Series B Preferred Stock shall be automatically converted into one share of Common Stock of the Company
(i) after April 30, 1998 or (ii) once $5.00 per share has been paid as a dividend or other distribution to the holders of the Series B Preferred Stock.

SERIES C PREFERRED STOCK

   Series C Preferred Shares are eligible for issuance to individuals who are owed compensation by the Company. The holders of Series C Preferred Stock are entitled to receive, in preference to holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or any other capital stock of the Company junior to Series C Preferred Stock, dividends, when, as and if declared by the Company provided however that no dividends may be declared on any of the foregoing securities until such time that holders of the Series C Preferred Stock have received aggregate dividends or other distributions equaling $5.00 per share. Shares of Series C Preferred Stock are superior to the Company's Series A Preferred Stock, Series B Preferred Stock and Common Stock. For each five shares of Series C Preferred Stock the holder shall be entitled to one vote on all matters submitted to securityholders of the Company. Series C Preferred Shareholders shall possess a liquidation preference right over shares of Common Stock and Series A Preferred Stock and Series B Preferred Stock in an amount equal to $5.00 per share. The Company, in its sole discretion, may redeem the Series C Preferred Shares for shares of the Company's Common Stock or cash as follows:
(i) From May 1, 1996 to April 30, 1997 at a price of $5.50 per share or by the issuance of 2.5 common shares for each Preferred share; or (ii) from May 1, 1997 to April 30, 1998 at a price of $6.10 per share or by the issuance of two common shares for each Preferred share. Notwithstanding the foregoing each share of Series C Preferred Stock shall be automatically converted into one share of Common Stock of the Company (i) after April 30, 1998; or (ii) once $5.00 per share has been paid as a dividend or other distribution to the holders of the Series C Preferred Stock.

WARRANT

   In August 1996 the Company issued to Silverman, Collura & Chernis, P.C. a warrant to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $2.00 per share subject to adjustment in certain circumstances described below (the "Warrant"). The Warrant is exercisable through August 31, 1999, subject to extension in the sole discretion of the Company. The Warrant is not redeemable by the Company. The Shares issuable upon exercise of the Warrant are subject to adjustments upon certain events, including the declaration by the Company of a stock split, the reclassification, subdivision or combination of outstanding shares of Common Stock into a greater or lesser number of shares. In such event, the exercise price of the Warrant may be adjusted accordingly.

   The Warrant may be exercised, in whole or in part, upon surrender of the Warrant Certificate representing the Warrant on or prior to the expiration date of the Warrant accompanied by payment of the exercise price of the Warrant. The holders of the Warrant will not have the rights or privileges of holders of common shares until the Warrant is exercised. The Company has agreed to register the shares of Common Stock underlying the Warrant under the Securities Act.

POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

   The Company has significant shares of authorized but unissued capital stock. One of the effects of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Company's Articles of

Incorporation grant the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or share exchange, to convert Preferred Stock into a large number of shares of Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

CERTAIN CHARTER AND BYLAWS PROVISIONS

LIMITATION OF LIABILITY

   The Company's Amended Certificate of Incorporation and Amended and Restated Bylaws limit the liability of directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and
(iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of the Company's Amended and Restated Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

   The Company's Amended and Restated Certificate of Incorporation authorizes the Company to purchase and maintain insurance for the purposes of indemnification. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or indemnification agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CORPORATION TAKEOVER PROVISIONS

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

   The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by
Section 203 (the Company did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of the Company and therefore could discourage attempts to acquire the Company.

STOCKHOLDER MEETINGS AND OTHER PROVISIONS

   Under the Amended and Restated By-laws, special meetings of the stockholders of the Company may be called only by the Company's President or by the Company's President and Secretary at the request of a majority of the members of the Board of Directors. Stockholders are required to comply with certain advance notice provisions with respect to any nominations of candidates for election to the Company's Board of Directors or other proposals submitted for stockholder vote. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

TRANSFER AGENT AND REGISTRAR

   The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005-1303.

                  SHARES ELIGIBLE FOR FUTURE SALE

   Upon completion of this Offering, the Company will have outstanding approximately 18,558,605 shares of Common Stock. In addition upon exercise in full of the warrants an additional 2,358,000 shares of Common Stock will be outstanding. 9,448,736 of these shares, including shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act except for any shares purchased by an "affiliate" of the Company, which will be subject to the limitations of Rule 144 promulgated under the Securities Act ("Rule 144"). The balance of outstanding shares may not be publicly sold unless they are registered under the Securities Act or is sold pursuant to an applicable exemption from registration, inducing an exemption pursuant to Rule 144.

   In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of Common Stock for at least two years, including persons who are "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock of the Company (shares immediately after the Offering assuming no exercise of the Over-Allotment Option), or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. Under Rule 144, however, a person who has held shares of Common Stock for a minimum of three years and who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the company is free to sell such shares without regard to the volume, manner-of-sale and certain other limitations contained in Rule 144.

                              TERMS OF THE OFFERING

   The Company hereby offers the right to subscribe at $2.00 per share for up to 2,500,000 shares of its Common Stock, $.001 par value, through its officers and directors with the possible assistance of broker-dealers who are members of the National Association of Securities Dealers, Inc. and to compensate such broker-dealers, if any, in a maximum amount of $.20 per Share.

   As of the date of this Prospectus, no underwriter has been retained by the Company in connection with the sale of the securities being offered hereby. In the event that an underwriter is retained or a broker-dealer who can be deemed an underwriter is retained by the Company, an amendment to the Company's Registration Statement will be filed with the Securities and Exchange Commission delaying this Offering.

                              METHOD OF SUBSCRIBING

   Persons may subscribe to this Offering by filling in and signing the Subscription Agreement and delivering it, prior to the expiration date (as defined below), to the Company. The subscription price of $2.00 per Share must be paid in cash or by check, bank draft or postal or express money order payable in United States dollars to the order of the Company. Certificates for the Shares subscribed will be issued as soon as practicable after subscriptions have been accepted by the Company.

                                 EXPIRATION DATE

   The subscription offer will expire at 5:00 p.m., New York time, on _________ __, 1996, 90 days from the date of this Prospectus (or at 5:00 p.m. New York time on ________ __, 1996, 150 days from the date of this Prospectus, if extended by the Company), or on such earlier date. Subscribers may therefore not have the use of their funds for a period of up to 150 days from the date of this Prospectus.

                                 RIGHT TO REJECT

   The Company reserves the right to reject any subscription in its sole discretion for any reason whatsoever and to withdraw this Offering at any time prior to acceptance by the Company of the subscriptions received.

                                  LEGAL MATTERS

   Certain legal matters in connection with the Overseas Offering are being passed upon for the Company by Silverman, Collura & Chernis, P.C. ("SCC"), 381 Park Avenue South, Suite 1601, New York, New York 10016. SCC is the beneficial owner of the Warrant which entitles it to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. See "Description of Securities - Warrant".

                                     EXPERTS

   The financial statements included in this Registration Statement have been audited by Cogen Sklar LLP (formerly Cogen, Sklar, Levick), independent certified public accountants, for the periods and to the extent as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Sigma Alpha Entertainment Group, Ltd.
Philadelphia, Pennsylvania

We have audited the accompanying consolidated balance sheets of Sigma Alpha Entertainment Group, Ltd. and subsidiaries as of July 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sigma Alpha Entertainment Group, Ltd. and subsidiaries as of July 31, 1995 and 1994, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                     /s/ COGEN SKLAR LLP
                                                     COGEN SKLAR LLP
Bala Cynwyd, Pennsylvania
September 11, 1995

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JULY 31, 1995 AND 1994
                          (Rounded to Nearest Thousand)

                       ASSETS                              1995         1994
                                                        ----------   ----------
CURRENT ASSETS
   Cash and equivalents                                 $1,423,000   $   17,000
   Receivable from underwriting                            198,000         --
   Prepaid expenses and other current assets                 7,000        2,000
                                                        ----------   ----------
                                                         1,628,000       19,000
PROPERTY AND EQUIPMENT                                      26,000       21,000
GOODWILL                                                    74,000         --
                                                        ----------   ----------

TOTAL ASSETS                                            $1,728,000   $   40,000
                                                        ==========   ==========

                    LIABILITIES

CURRENT LIABILITIES
   Note payable to banks                                $   50,000   $  250,000
   Current portion of long-term debt                          --        533,000
   Notes payable to officers                                  --        307,000
   Notes payable to others                                    --      1,161,000
   Accounts payable - trade                                173,000    1,064,000
   Due to distributor                                         --        265,000
   Taxes, other than income taxes                           76,000      353,000
   Accrued wages - officers                                   --      1,782,000
   Accrued interest                                         31,000      633,000
   Accrued expenses and other current liabilities           94,000      433,000
                                                        ----------   ----------
                                                           424,000    6,781,000
LONG-TERM DEBT - net of current portion                       --         29,000
                                                        ----------   ----------

TOTAL LIABILITIES                                          424,000    6,810,000
                                                        ----------   ----------

COMMITMENTS AND CONTINGENCIES

        STOCKHOLDERS' EQUITY ( DEFICIENCY)

PREFERRED STOCK
   SERIES A, $5.00 CONVERTIBLE, $.001 par value;
     authorized, 750,000 shares; issued and
     outstanding, 178,000 shares at July 31, 1995.            --          --
   SERIES B, $5.00 CONVERTIBLE, $.001 par value;
    authorized, 800,000 shares; issued and
    outstanding, 726,000 shares at July 31, 1995.            1,000        --
   SERIES C, $5.00 CONVERTIBLE, $.001 par value;
    authorized, 109,000 shares; issued and
    outstanding, 109,000 shares at July 31, 1995.             --          --

   ADDITIONAL  PAID-IN  CAPITAL                          5,054,000        --

COMMON  STOCK,  $.001  par  value;  authorized
  50,000,000  shares;  issued  and outstanding,
  12,837,000 shares at July 31, 1995 and
  7,381,000 shares at  July 31, 1994.                       13,000        7,000

   COMMON STOCK SUBSCRIBED                               1,499,000      699,000

   ADDITIONAL PAID-IN CAPITAL                           12,664,000    9,017,000

ACCUMULATED DEFICIT                                    (17,919,000) (16,443,000)
                                                        ----------   ----------
                                                         1,312,000   (6,720,000)
LESS:  UNEARNED FUTURE COMPENSATION                          8,000       50,000
                                                        ----------   ----------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                  1,304,000   (6,770,000)
                                                        ----------   ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY)                                         $1,728,000   $   40,000
                                                        ----------   ----------
                                                        ==========   ==========

      See auditor's report and notes to consolidated financial statements.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       YEARS ENDED JULY 31, 1995 AND 1994
                          (Rounded to Nearest Thousand)

                                                         1995           1994
                                                     -----------    -----------
SALES                                                $      --      $      --

COST OF SALES                                               --             --
                                                     -----------    -----------
GROSS PROFIT                                                --             --
                                                     -----------    -----------
OPERATING EXPENSES:
   New artist development costs                             --           50,000
   Marketing and promotion                                  --            1,000
                                                     -----------    -----------
                                                            --           51,000
                                                     -----------    -----------
GENERAL AND ADMINISTRATIVE EXPENSES:
   Officers' compensation                                678,000        625,000
   Other salaries and payroll costs                         --           16,000
   Consulting fees                                       425,000        328,000
   Professional fees                                     168,000        102,000
   Other                                                 722,000        142,000
                                                     -----------    -----------
                                                       1,993,000      1,213,000
                                                     -----------    -----------
TOTAL OPERATING EXPENSES AND GENERAL AND
 ADMINISTRATIVE EXPENSES                               1,993,000      1,264,000
                                                     -----------    -----------
LOSS FROM CONTINUING OPERATIONS BEFORE OTHER
 INCOME (EXPENSE) AND EXTRAORDINARY GAIN              (1,993,000)    (1,264,000)
                                                     -----------    -----------
OTHER INCOME (EXPENSE)
   Licensing fees and other                                6,000         26,000
   Interest expense                                     (208,000)      (321,000)
   Interest income                                         9,000           --
                                                     -----------    -----------
                                                        (193,000)      (295,000)
                                                     -----------    -----------

LOSS BEFORE EXTRAORDINARY GAIN                        (2,186,000)    (1,559,000)

EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT             710,000           --
                                                     -----------    -----------
NET LOSS                                             $(1,476,000)   $(1,559,000)
                                                     ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING          9,444,000      7,378,000
                                                     ===========    ===========
NET LOSS PER COMMON SHARE
   Net loss before extraordinary gain                $      (.23)   $      (.21)
   Extraordinary gain on extinguishment of debt              .07           --
                                                     -----------    -----------
NET LOSS PER SHARE                                   $      (.16)   $      (.21)
                                                     ===========    ===========

      See auditor's report and notes to consolidated financial statements.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                       YEARS ENDED JULY 31, 1995 AND 1994
                          (Rounded to Nearest Thousand)

                                                                         COMMON STOCK
                                                          ------------------------------------------
                                                                                           COMMON        ADDITIONAL
                                                            NUMBER OF                      STOCK           PAID-IN     ACCUMULATED
                                                             SHARES         AMOUNT       SUBSCRIBED        CAPITAL        DEFICIT
                                                          ------------   ------------   ------------    ------------   ------------
BALANCES, AUGUST 1, 1993                                     7,310,000   $      7,000   $    250,000    $  9,016,000   $(14,884,000)

Year ended July 31, 1994
   Common stock subscriptions                                     --             --          449,000            --             --
   Issuances of common stock
       For consulting and other services                        38,000           --             --             1,000           --
       For interest expense                                     33,000           --             --              --             --
   Net loss                                                       --             --             --              --       (1,559,000)
                                                          ------------   ------------   ------------    ------------   ------------
BALANCES, JULY 31, 1994                                      7,381,000          7,000        699,000       9,017,000    (16,443,000)

Year ended July 31, 1995
   Common stock subscription, net of $2,500,000
receivable                                                        --             --        3,717,000            --             --
   Issuances of common stock                                      --
       Under subscription agreement                          1,517,000          2,000     (2,917,000)      2,915,000           --
       For cash                                                533,000          1,000           --           262,000           --
       For interest                                             75,000           --             --            25,000           --
       For professional services                                13,000           --             --             2,000           --
       For officers and directors                            2,085,000          2,000           --           206,000           --
       For lease obligation                                     50,000           --             --            50,000           --
       For acquisition                                         100,000           --             --            80,000           --
       For consulting                                        1,083,000          1,000           --           107,000           --
   Net loss                                                       --             --             --              --       (1,476,000)
                                                          ------------   ------------   ------------    ------------   ------------

BALANCES, JULY 31, 1995                                     12,837,000   $     13,000   $  1,499,000    $ 12,664,000   $(17,919,000)
                                                          ============   ============   ============    ============   ============

      See auditor's report and notes to consolidated financial statements.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF
                  STOCKHOLDERS' EQUITY (DEFICIENCY) (CONTINUED)
                            YEAR ENDED JULY 31, 1995
                          (Rounded to Nearest Thousand)

                                             PREFERRED STOCK "SERIES A"
                                             --------------------------
                                                                      ADDITIONAL
                                                                       PAID-IN
                                    NUMBER OF SHARES    AMOUNT         CAPITAL
                                    ----------------   ---------     -----------
BALANCES, JULY 31, 1994                       --       $    --       $      --

Year ended July 31, 1995
   Issuance of preferred stock
     For professional services               3,000          --            15,000
     For conversion of debt                175,000          --           867,000
                                          --------     ---------     -----------

BALANCES, JULY 31, 1995                    178,000          --       $   882,000
                                          ========     =========     ===========

                                             PREFERRED STOCK "SERIES B"
                                             --------------------------
                                                                      ADDITIONAL
                                                                       PAID-IN
                                    NUMBER OF SHARES    AMOUNT         CAPITAL
                                    ----------------   ---------     -----------
BALANCES, JULY 31, 1994                       --       $    --       $      --

Year ended July 31, 1995
   Issuance of preferred stock
     For conversion of debt                726,000         1,000       3,628,000
                                          --------     ---------     -----------

BALANCES, JULY 31, 1995                    726,000     $   1,000     $ 3,628,000
                                          ========     =========     ===========

                                             PREFERRED STOCK "SERIES C"
                                             --------------------------
                                                                      ADDITIONAL
                                                                       PAID-IN
                                    NUMBER OF SHARES    AMOUNT         CAPITAL
                                    ----------------   ---------     -----------
BALANCES, JULY 31, 1994                       --       $    --       $      --

Year ended July 31, 1995
   Issuance of preferred stock
     For deferred compensation             109,000          --           544,000
                                          --------     ---------     -----------
BALANCES, JULY 31, 1995                    109,000     $    --       $   544,000
                                          ========     =========     ===========


      See auditor's report and notes to consolidated financial statements.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED JULY 31, 1995 AND 1994
                          (Rounded to Nearest Thousand)

                                                                  1995          1994
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                   $(1,476,000)   $(1,559,000)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
      Extraordinary gain on extinguishment of debt               (710,000)          --
      Depreciation of property and equipment                        8,000          7,000
      Amortization of goodwill                                      6,000           --
      Amortization of unearned compensation                        42,000        190,000
      Issuance of common stock for consulting, compensation
        and other expenses                                        393,000          1,000
      Issuance of preferred stock for professional services        15,000           --
      compensation
      Increase in:
        Prepaid expenses and other current assets                  (5,000)          --
      Increase (decrease) in:
        Accounts payable - trade                                  (76,000)        (3,000)
        Due to distributor                                         (8,000)          --
        Taxes, other than income taxes                           (154,000)       123,000
        Accrued expenses and other current liabilities           (148,000)       977,000
                                                              -----------    -----------
   Net cash used in operating activities                       (2,113,000)      (264,000)
                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                          (13,000)          --
                                                              -----------    -----------
   Net cash used in investing activities                          (13,000)          --
                                                              -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net principal payments on notes payable, bank                   (6,000)          --
   Net principal payments on long-term debt                       (80,000)      (111,000)
   Proceeds from notes payable to others                             --          139,000
   Repayments on note payable to others                          (165,000)      (196,000)
   Proceeds from common stock subscribed                        3,520,000        449,000
   Proceeds from issuance of common stock                         263,000           --
   Proceeds from loans payable from officers                         --           27,000
   Repayments of loans payable from officers                         --          (27,000)
                                                              -----------    -----------
   Net cash provided by financing activities                    3,532,000        281,000
                                                              -----------    -----------
NET CHANGES IN CASH AND EQUIVALENTS                             1,406,000         17,000

CASH AND EQUIVALENTS - BEGINNING OF YEAR                           17,000           --
                                                              -----------    -----------
CASH AND EQUIVALENTS - END OF YEAR                            $ 1,423,000    $    17,000
                                                              ===========    ===========

       See auditor's report and notes to consolidated inancial statements.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                       YEARS ENDED JULY 31, 1995 AND 1994
                          (Rounded to Nearest Thousand)

                                                               1995       1994
                                                               ----       ----
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
   Cash paid during the year:
    Interest                                                $     --     $ 4,000

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
 ACTIVITIES
   Preferred stock Series A issued for conversion of debt   $  859,000   $  --
   Preferred stock Series B issued for conversion of debt    3,635,000      --
   Preferred stock Series C issued for conversion of debt      544,000      --
   Common stock issued for acquisition of subsidiary            80,000      --
   Common stock subscribed                                     198,000      --
                                                            ----------   -------


      See auditor's report and notes to consolidated financial statements.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994




NOTE 1 - HISTORY AND NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sigma Alpha Entertainment Group, Ltd. (the "Company") was incorporated under the laws of the Commonwealth of Pennsylvania in February 1988 and commenced operations in June 1989, as the successor-in-interest of Sigma Sound Studios, Inc. ("Sigma Sound"). In 1987, Sigma Sound purchased the assets of Alpha
International Recording Studios, Inc. ("Alpha International"). The Company became publicly held upon its merger in January 1991 with Fabulous Mergers, Inc., an inactive public company incorporated in Nevada. Pursuant to the terms of the merger, Fabulous Mergers, Inc., as the surviving corporation, changed its name to Sigma Alpha Entertainment Group, Ltd., and was subsequently reincorporated in Delaware.

During the period from 1991 through 1993 the Company was primarily engaged in the acquisition, production, marketing and distribution of recorded music. The Company's principal product related to urban, dance and contemporary hit radio/album oriented rock singles and albums. The Company also operated a professional recording, engineering and production facility and a music publishing division.

Since inception,  the Company incurred  cumulative losses from operations.  As a result of the Company's inability to generate sufficient revenues from operations or to secure funding through financing transactions, materially all of the Company's operations were suspended. Since 1993, the Company has maintained a skeleton staff at its administrative office to support the efforts of its principal executive officers and certain consultants towards reorganizing the Company's finances and business plan.

Management has been successful in reorganizing the Company's finances during the year ended July 31, 1995 by reducing its outstanding liabilities through settlements with vendors and the issuance of Preferred Series B stock.

In April 1995, the Company acquired 80% of Global Telecommunications of Delaware, Inc. ("Global"). Global is a newly formed entity which intends to develop and market certain technology and design rights pertaining to telecommunication products, including a digital voice pager ("Voice Pager") in the People's Republic of China ("PRC"). Significant funding will be required to complete the development of the Voice Pager technology and to market same. In April 1995 the Company entered into a stock exchange agreement ("China Cool Agreement") to acquire 100% of the outstanding shares of China Cool Air Holding, Ltd. ("China Cool") in exchange for 2,000,000 shares of the Company's common stock. China Cool is a recently formed entity which owns a 60% joint venture interest in Hangzhou Dongbao Electric Appliance Co., Ltd. ("HD Electric"), a joint venture enterprise organized under the laws of the PRC. China Cool was required to contribute approximately $8,000,000 to HD Electric by April 30, 1995, which contribution has not yet been made. In January 1995 HD Electric acquired substantially all of the assets of a Chinese Company engaged in the design, manufacture and sale of light commercial and household air conditioner units in China. HD Electric also intends to establish a manufacturing line for vehicle air conditioners. The closing of the China Cool Agreement is subject to receipt of an extension of the date by which China Cool is required to contribute approximately $8,000,000 to HD Electric. The Company will be required to arrange funding of China Cool's contribution to HD Electric, of which there can be no assurances.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994

NOTE 1 - HISTORY AND NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Cash Equivalents

The Company considers certificates of deposit, money market funds and all other highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash balances in several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Company up to $100,000. During the year the Company may have cash balances in these institutions in excess of the limits. At July 31, 1995, balances were in excess of insurable amounts by approximately $977,000.

Property and Equipment

Property and equipment are recorded at cost. Fixtures and equipment are depreciated primarily using the declining balance method over the estimated useful lives of 3 - 10 years.

Research and Development

Expenditures for research, development and engineering of products are expensed as incurred.

Income Taxes

The Company has adopted FASB Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Net Loss Per Share

Net loss per share is based upon the weighted average number of shares outstanding, without assumed conversion of the warrants and stock options, which are considered to be common stock equivalents, since the effect on net loss per share would be anti-dilutive.

New Authoritative Pronouncements

The Financial Accounting Standards Board issued FAS 119, "Disclosure About Derivative Financial Investments and Fair Value of Financial Instruments" and FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". These statements are not applicable to the Company at this time.

Reclassification

Due to a reverse 1 for 3 stock split during the year ended July 31, 1993, the par value of the share reduction amounting to $14,000 was transferred from par value of common stock to additional paid-in capital as of August 1, 1993.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994

NOTE 2 - MANAGEMENT'S PLANS FOR FINANCIAL REORGANIZATION

From 1989 to 1993, the Company was involved in different facets of the music recording and publishing business. The Company incurred significant cumulative losses from operations since its inception and was unable to generate either sufficient revenues from operations or secure funding through financing transactions. Accordingly, by fiscal 1993, the Company suspended materially all of its operations. Since 1993, the Company has maintained a skeleton staff at its administrative office to support the efforts of its principal executive officers and certain consultants towards reorganizing the Company's finances and business plan.

Management has been successful in reorganizing the Company's finances by reducing outstanding liabilities by $6,386,000 from $6,810,000 at July 31, 1994 to $424,000 at July 31, 1995. Additionally, the Company is expecting to receive $2,500,000 by November 30, 1995 from the Overseas offering (see Note 3). The Company intends to utilize a portion of the proceeds received from the Overseas offering to continue to fund the development of the Voice Pager as well as to consummate the China Cool Agreement.

Subscription Agreement

As of July 31, 1994, the Company entered into a subscription agreement requiring the subscriber to purchase 12,371,512 shares of the Company's common stock for $11,800,000. The Company received $917,000. The subscription agreement was terminated on March 15, 1995 and the Company's Board of Directors issued the subscriber 150,000 shares of the Company's common stock in consideration for the $917,000.

Underwriting Agreement

As of October 10, 1994, the Company entered into a firm Underwriting Agreement whereby the Underwriter agreed to purchase from the Company 3,000,000 shares of common stock at $2 per shares by June 30, 1995. In consideration the Underwriter is to receive 100,000 shares of the Company's common stock upon execution of the agreement, 100,000 shares upon the Company receiving $3,000,000 from the sale of the shares and an additional 100,000 shares upon the Company receiving the remaining $3,000,000 from the sale of shares. The shares related to this Underwriting Agreement will be issued pursuant to Regulation S. As of July 31, 1995, 1,100,000 shares have been issued; of which 1,000,000 shares were issued to the Underwriter at $2 per share from common stock subscribed and 100,000 shares were issued as consideration. Subsequent to July 31, 1995, and related to the $3,302,000 of funds received by the Company as of July 31, 1995, 600,000 shares were issued of which 500,000 shares were issued to the underwriter at $2 per share from common stock subscribed and 100,000 were issued as consideration. The Company is currently seeking to register all shares issued pursuant to the Underwriting Agreement under the Securities Act of 1933, as amended. The Company filed a Registration Statement ("Registration Statement") with the Securities and Exchange Commission in this regard.


NOTE 3 - RECEIVABLE FROM UNDERWRITER

The receivable from underwriting consists of amounts due from the Underwriting Agreement (see Note 2). As of July 31, 1995, $2,698,000 of the total $6,000,000 was receivable from the underwriter. Subsequent to July 31, 1995, $198,000 was collected and the remaibning $2,500,000 is expected to be received by November 30, 1995.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994

NOTE 4 - ACQUISITIONS AND PENDING ACQUISITIONS

In April 1995, the Company acquired 80% of Global. Global is a newly formed entity which intends to develop and market certain technology and design rights pertaining to telecommunication products, including a Voice Pager in the PRC. Significant funding will be required to complete the development of the Voice Pager technology and to market same. The acquisition of Global is reflected as goodwill of $80,000 and represents the cost of Global in excess of the fair value of net assets acquired, which is being amortized on the straight-line basis over five years. Research and development costs incurred during the year ended July 31, 1995 amounted to $82,000. The Company has recorded 100% of the loss for the year ended July 31, 1995 since there is no obligation of the minority interest to fund its share of the loss.

In April 1995, the Company entered into the China Cool Agreement to acquire 100% of the outstanding shares of China Cool in exchange for 2,000,000 shares of the Company's common stock. China Cool is a recently formed entity which owns a 60% joint venture interest in HD Electric, a joint venture enterprise organized under the laws of the PRC. China Cool was required to contribute approximately $8,000,000 to HD Electric by April 30, 1995, which contribution has not yet been made. In January 1995, HD Electric acquired substantially all of the assets of a Chinese Company engaged in the design, manufacture and sale of light commercial and household air conditioner units in China. HD Electric also intends to establish a manufacturing line for vehicle air conditioners. The closing of the China Cool Agreement is subject to receipt of an extension of the date by which China Cool is required to contribute approximately $8,000,000 to HD Electric. The Company will be required to arrange funding of China Cool's contribution to HD Electric. As of the present date, the Company has not received any extension of such date and has not procured any commitment regarding the $8,000,000 funding. There can be no assurance that an extension of such date will be received or that such funding will be available or if available on terms acceptable to the Company. Based upon the current state of affairs, the Company does not believe that it is probable that the Company will raise the needed $8,000,000 funding and therefore the Company does not believe that the acquisition of China Cool is probable.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                                         1995          1994
                                                     --------      --------

     Equipment                                       $ 48,000      $ 36,000
     Furniture and fixtures                            12,000        11,000
     Automotive equipment                              18,000        18,000
     Equipment under capital leases                    64,000        64,000
                                                     --------      --------
                                                      142,000       129,000
     Less accumulated depreciation and
         amortization                                 116,000       108,000
                                                     --------      --------

                                                     $ 26,000      $ 21,000
                                                     ========      ========

NOTE 6 - RELATED PARTY TRANSACTIONS

Guarantees

The Company's Chairman has provided personal guarantees in connection with certain business agreements.

Loans

The Company borrowed $27,000 from its Chairman during the year ended July 31, 1994 and repaid $27,000 during that year.

The Company also borrowed $121,000 during the year ended July 31, 1994 from its former Chairman, leaving a balance of $307,000 due to the former Chairman at July 31, 1994. The balance of the loans bear interest at 12%. As of April 27, 1995, the Company entered into a separation agreement with its former Chairman (see Note 11) and this obligation was satisfied in full.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994

NOTE 6 - RELATED PARTY TRANSACTIONS

Sub-lease and Consulting Agreements

The Company subleases its office space from a related party controlled by Salvatore Pelullo, the brother of the Chairman of the Company pursuant to a formal lease agreement.

The Company also entered into a consulting agreement with this related party effective December 16, 1992. The term was twelve months with an automatic renewal on a month-to-month basis. The Company issued 50,000 shares of its common stock and agreed to pay $30,000 on the effective date of the agreement. As of July 31, 1995, the Company has fulfilled its obligation. Additionally, the Company has agreed to pay $25,000 for consulting services related to the reorganization of the Company. The Company has paid $17,000 pursuant to this agreement as of July 31, 1994. During the year ended July 31, 1995, the Company issued an additional 50,000 shares in fulfillment of its obligation under this agreement.

The Company entered into a three year agreement with a consultant (stockholder) as of April 1, 1993. The consultant was to receive $2,500 per week through July 31, 1993 and 350,000 shares of the Company's common stock and $3,000 per week thereafter. During 1995, the Company raised the consultant's payment to $4,000 per week. As of July 31, 1995 the balance due the consultant was approximately $24,000.


NOTE 7 - INCOME TAXES

There is no income tax benefit for operating losses for the years ended July 31, 1995 and 1994 due to the following:

o Current tax benefit -the operating losses cannot be carried back to earlier years.

o Deferred tax benefit - the deferred tax assets were offset by a valuation allowance. Management believes that a valuation allowance is considered necessary since it is more likely than not that the deferred tax asset will not be realized through future taxable income.

     The components of the net deferred tax assets (liabilities) are as follows:


                                                   1995            1994
                                               -----------     -----------

     Net operating loss carryforwards          $ 6,423,000     $ 5,948,000
     Contribution carryforwards                      5,000           5,000
     Research and development                       27,000            --
     Valuation allowance                        (6,455,000)     (5,953,000)
                                               -----------     -----------

                                               $      --       $      --
                                               ===========     ===========

The use of net operating loss carryforwards is limited when there has been a substantial change in ownership (as defined) during a three year period. Because of the recent and contemplated changes in common stock, options and warrants, such a change may occur in the future. In this event, the use of net operating losses each year would be restricted to the value of the Company on the date of such change multiplied by the federal long-term tax exempt rate ("annual limitation"); unused annual limitations may then be carried forward without this limitation.

At  July  31,  1995  the  Company  had  net  operating  loss   carryforwards  of
approximately $18,891,000 which if not used, will expire primarily during the years 2005 through 2010.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994

NOTE 8 - NOTE PAYABLE TO BANKS

                                                          1995       1994
                                                        --------   --------

     Note payable, bank, accruing interest at 11.5%
         Principal was due January 15, 1991             $ 50,000   $ 50,000

     Note payable, bank, accruing interest at 11%
          Terms of note have expired                        --      200,000
                                                        --------   --------

                                                        $ 50,000   $250,000
                                                        ========   ========

The note payable and related accrued interest of approximately $29,000 were satisfied in full in September 1995 for a cash payment of $20,000.


NOTE 9 - LONG-TERM DEBT

     Note payable, bank, principal due December
        31, 1999, accruing interest at 12.5%            $   --     $ 29,000

     Note payable, bank, in monthly installments
        plus interest at prime plus 1-1/2%
        through March 6, 1995                               --       82,000

     Obligations under capital leases for equip-
        ment through February 1993                          --       24,000

     Note payable, related party, bearing
        interest at 12%                                     --      337,000

     Accrued rent due former Chairman                       --       90,000
                                                        --------   --------
                                                            --      562,000
     Less current portion                                   --      533,000
                                                        --------   --------

                                                        $   --     $ 29,000
                                                        ========   ========


NOTE 10 - NOTES PAYABLE, OTHERS

Notes payable, others consist of notes payable issued to individuals and companies ranging in amounts from $5,000 to $517,000. The interest rates on these notes ranged from 7.5% to 14%. During the year ended July 31, 1995, all of these obligations from the prior year of $1,161,000 were satisfied in full either through cash payments, issuance of Preferred Series A shares or Preferred Series B shares.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

Most of the Company's operations use leased facilities and equipment consisting of administrative offices and transportation and office equipment. Some of the operating leases contain provisions for lease renewal, and also require payments of taxes, maintenance, insurance and other occupancy expenses.

The following is a schedule of future minimum rental payments for all noncancelable operating leases that have initial or remaining lease terms in excess of one year at July 31, 1995:

        Year Ending July 31,
        --------------------
              1996                                    $26,000
              1997                                     26,000
              1998                                     26,000
              1999                                     17,000
                                                      -------
                                                      $95,000
                                                      =======

Rent expense for operating leases in 1995 and 1994 was $21,000 and $31,000, respectively.

Employment Agreements

The Company agreed, effective April 1991, to pay the Chairman $250,000, increasing 10% per year cumulatively, plus bonuses equal to 5% of pre-tax income and certain fringe benefits, through the year 2001. Upon his death or disability, the Company is to pay his annual salary for the lesser of eight years or the balance of the term, or, upon termination without cause or resignation for "good reason", his annual salary plus certain fringe benefits for four years or the balance of the term.

Separation Agreement

As of April 27, 1995, the Company entered into a Separation Agreement with the former Chairman of the Board. The Company was released of all obligations, claims and debts due him. These obligations, claims and debts were assumed by a third party in consideration for $61,000 in cash and 395,000 Preferred Series B shares of the company valued at $1,977,000. In addition, the third party also agreed to purchase the former Chairman's shares (1,740,063) in the Company. In accordance with the Separation Agreement, the Company agreed to pay up to $2,000 per week until such time that these obligations (due April 1996) are paid to the former Chairman by the third party. The compensation paid by the Company was $6,000 and an additional $33,000 was accrued as of July 31, 1995, which represents the maximum liability by the Company to the former Chairman in the event the third party fails to perform.

Legal Proceedings

The Company is a defendant in a number of legal proceedings which occurred because of its inability to pay creditors and lenders. The Company has judgments of approximately $186,000 as well as tax judgements of approximately $86,000 totaling $272,000 outstanding. Those cases in which the ultimate settlements are known or estimated have been accrued in the financial statements.

NOTE 12- CAPITAL STOCK, WARRANTS AND OPTIONS

Common Stock

On February 8, 1995, the Company's Board of Directors approved the issuance of 267,000 shares of common stock to the Underwriter which assisted the Company in negotiations related to the July 31, 1994 subscription agreement.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994

NOTE 12- CAPITAL STOCK, WARRANTS AND OPTIONS (Continued)

As of October 4, 1994, the Company entered into a subscription agreement with the Underwriter requiring the subscriber to purchase 300,000 shares of the Company's common stock at $.80 per share, pursuant to Regulations. During the year ended July 31, 1995, proceeds of $240,000 were received and 300,000 shares of common stock were issued subject to this agreement.

In February 1995, the Board authorized 2,010,000 shares of common stock to the President of the Company, 30,000 shares to three outside members of the Board of Directors and 1,083,000 shares of common stock to an outside consultant in consideration for $201,000, $3,000 and $108,000, respectively, in recognition for services. Additionally, 75,000 shares of common stock were issued for interest, 13,000 shares for professional fees and 50,000 shares for a lease commitment obligation, in consideration for $25,000, $2,000 and $50,000, respectively.

In May 1995, the Board authorized an additional 15,000 shares of common stock each to three outside members of the Board of Directors, in consideration for a total of $4,500 for services rendered.

Stock Option Plan

The Company, with stockholder approval, has adopted a Stock Option Plan (the "Plan") which provides for the granting of options to officers, key employees, artists, consultants and others. Options to purchase the Company's common stock may be made for a term of up to ten years at the fair market value at the time of the grant. Incentive options granted to a ten percent or more stockholder may not be for less than 110% of fair market value nor for a term of more than five years. The aggregate fair market value of the stock for which an employee may be granted incentive options which are first exercisable in any calendar year shall not exceed $100,000. The Company has reserved a total of 5,000,000 shares for issuance under the Plan. No options have been granted under this plan through July 31, 1995. The Plan terminates in November 2001, unless terminated earlier by the Board of Directors.

Preferred Stock

The Company is authorized to issue 2,000,000 shares of preferred stock, $.001 par value, in one or more series. On August 17, 1993, the Board of Directors designated 750,000 shares as Series A $5.00 convertible preferred stock with preferences over common as to dividends and in liquidation. Commencing either August 31, 1996 or once $5.00 per share has been paid as a dividend, each share of preferred stock shall be converted into one share of common stock. As of July 31, 1995, 178,000 shares of Preferred A were issued to stockholders and certain trade creditors in lieu of debt and professional services, in consideration for $15,000 in professional services and $867,000 for conversion of debt.

As of March 16, 1995, the Board of Directors designated 800,000 shares of Series B, $5 convertible preferred stock to have preference over common stock and Preferred A stock for liquidation or dividends. The Company has issued one investor 726,000 shares of Series B, $5 Convertible Preferred Stock in consideration for assuming $3,628,000 of debt of the Company. The Company has also paid the investor an aggregate amount of $108,000 and owes an additional $7,000 as of July 31, 1995, pursuant to the terms of the Preferred Series B Stock, which includes a provision for the payment of three percent of the debt assumed by the investor to be paid in cash.

As of June 7, 1995, the Board of Directors designated 109,000 shares of Series C, $5 Convertible Preferred Stock to have preference over common stock and Preferred Series A and B stock for liquidation or dividends. The Company has issued the President of the Company 109,000 shares of Series C, $5 Convertible Preferred Stock in consideration for $544,000 of deferred compensation.

             SIGMA ALPHA ENTERTAINMENT GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 1995 AND 1994

NOTE 12- CAPITAL STOCK, WARRANTS AND OPTIONS (Continued)

Warrants and Options

The Company had reserved 1,000,000 shares of its authorized common stock for its 500,000 Class A Redeemable Warrants (the "Class A and B Warrants) which were exercisable at $2.50 and $3 per share through September 1992 and 1994, respectively. These warrants were originally issued by Fabulous Mergers (Note 1) whose underwriter received 5,000 warrants to purchase 5,000 shares of common stock and 50,000 Class B Warrants at an exercise price of $3.21 per warrant exercisable for a four year period commencing September 27, 1990. The unexercised warrants expired as of September 27, 1994 therefore the Company is no longer reserving 1,000,000 shares of its authorized common stock.

Additionally, in prior years the Company has issued options for 400,000 shares of common stock. As of July 31, 1995, the outstanding options are for 50,000 shares and are exercisable at $15 per share and expire November 16, 1996. During March 1995, 233,000 shares of common stock were issued upon the exercise of options. The options were exercised at a price of $.10 per share for $23,000. The remaining options for 117,000 shares have expired.


NOTE 13 - EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT

The Company recognized an extraordinary gain on the extinguishment of debt of $710,000 during the year ended July 31, 1995, relating to the settlement of trade payables, taxes payable and accrued expenses in the aggregate amount of $906,000. The funds used to reduce the Comapny's outstanding debt were received from the Overseas Offering and other financings.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Sigma Alpha Entertainment Group, Ltd.
Philadelphia, Pennsylvania

We have audited the accompanying consolidated balance sheets of Sigma Alpha Entertainment Group, Ltd. and subsidiary as of July 31, 1994, 1993 and 1992 and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sigma Alpha Entertainment Group, Ltd. and subsidiary as of July 31, 1994, 1993 and 1992, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred significant losses during the years, an excess of current liabilities over current assets, a stockholders' deficiency at July 31, 1994 and other factors that raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                               COGEN SKLAR LEVICK

Bala Cynwyd, Pennsylvania
November 29, 1994

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
                      CONSOLIDATED BALANCE SHEETS

                     JULY 31, 1994, 1993 AND 1992
                     (Rounded to Nearest Thousand)

         ASSETS                                    1994             1993            1992
                                                   ----             ----            ----
CURRENT ASSETS
     Cash                                        $   17,000       $     --        $      --
     Accounts receivable - trade, less allowance
       for doubtful accounts of $32,000 in 1992          --             --            4,000
     Inventories                                         --             --           26,000
     Advances to artists                                 --             --          375,000
     Prepaid expenses and other current assets        2,000          2,000           21,000
                                                 ----------     ----------       ----------
                                                     19,000          2,000          426,000
PROPERTY AND EQUIPMENT                               21,000         28,000          450,000
                                                 ----------     ----------       ----------
TOTAL ASSETS                                     $   40,000         30,000          876,000
                                                 ==========     ==========       ==========

             LIABILITIES

CURRENT LIABILITIES

     Note payable to banks                      $   250,000        250,000        $ 250,000
     Current portion of long-term debt              533,000        644,000          514,000
     Notes payable to officers                      307,000        307,000          220,000
     Notes payable to others                      1,161,000      1,218,000          937,000
     Accounts payable - trade                     1,064,000      1,067,000          952,000
     Due to distributor                             265,000        265,000          387,000
     Taxes, other than income taxes                 353,000        230,000          209,000
     Accrued wages - officers                     1,782,000      1,202,000          625,000
     Accrued interest                               633,000        419,000          278,000
     Accrued expenses and other current
       liabilitie4s                                 433,000        250,000          165,000
                                                 ----------     ----------       ----------
                                                  6,781,000      5,852,000        4,537,000
LONG TERM DEBT - net of current portion              29,000         29,000          171,000
                                                 ----------     ----------       ----------

TOTAL LIABILITIES                                 6,810,000      5,881,000        4,708,000
                                                 ----------     ----------       ----------


COMMITMENTS AND CONTINGENCIES

         STOCKHOLDERS' DEFICIENCY

CONVERTIBLE   PREFERRED  STOCK  SERIES  A,
  $.001  par  value;   750,000  shares
  authorized, none issued and outstanding.                                    -           -           -

COMMON STOCK, $.001 par value; 50,000,000
  shares authorized; 7,381,000 shares in
  1994; 7,310,000 shares in 1993 and
  5,519,000 shares in 1992 issued  and
  outstanding                                        21,000         21,000           16,000
                                                 ----------     ----------       ----------
COMMON STOCK SUBSCRIBED                             699,000        250,000               --

ADDITIONAL PAID-IN CAPITAL                        9,003,000      9,002,000        8,549,000

ACCUMULATED DEFICIT                             (16,443,000    (14,884,000)     (11,849,000)
                                                 ----------     ----------       ----------
                                                 (6,720,000)    (5,611,000)      (3,284,000)

LESS:  UNEARNED FUTURE COMPENSATION                  50,000        240,000          548,000
                                                 ----------     ----------       ----------
TOTAL STOCKHOLDERS' DEFICIENCY                   (6,770,000)    (5,851,000)      (3,832,000)

TOTAL LIABILITIES AND STOCKHOLDERS'
  DEFICIENCY                                   $     40,000     $   30,000       $  876,000
                                                 ==========     ==========       ==========

      See auditor's report and notes to consolidated financial statements.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF OPERATIONS

               YEARS ENDED JULY 31, 1994, 1993 AND 1992
                     (Rounded to Nearest Thousand)

                                       1994             1993          1992
                                   ------------     ------------  --------

SALES                              $         -   $  666,000    $   347,000

COST OF SALES                                -      337,000        343,000
                                   ------------  -----------   -----------

GROSS PROFIT                                 -      329,000          4,000
                                   ------------  -----------   -----------

OPERATING EXPENSES:

     New artist development costs        50,000      261,000       991,000
     Marketing and promotion              1,000      156,000       660,000
                                   ------------  -----------   -----------
                                         51,000      417,000     1,651,000
                                   ------------  -----------   -----------

GENERAL AND ADMINISTRATIVE EXPENSES:

     Officers' compensation             625,000      968,000       517,000
     Other salaries and payroll costs    16,000      366,000       485,000
     Consulting fees                    328,000      480,000     1,635,000
     Professional fees                  102,000      105,000       397,000
     Other                              142,000      463,000       487,000
                                   ------------ ------------   -----------
                                      1,213,000    2,382,000     3,521,000
                                   ------------  -----------   -----------

TOTAL OPERATING EXPENSES AND GENERAL AND

  ADMINISTRATIVE EXPENSES             1,264,000    2,799,000     5,172,000
                                   ------------  -----------   -----------

LOSS FROM CONTINUING OPERATIONS BEFORE

  OTHER INCOME (EXPENSE)            (1,264,000)   (2,470,000)   (5,168,000)
                                   -----------   -----------   -----------

OTHER INCOME (EXPENSE)

     Licensing fees and other            26,000       76,000        82,000
     Interest expense                 (321,000)     (323,000)     (341,000)
     Loss on asset disposition               -      (318,000)         -
                                   ------------  -----------   -----------
                                       (295,000)    (565,000)     (259,000)
                                   ------------ ------------   -----------
LOSS FROM CONTINUING OPERATIONS      (1,559,000)  (3,035,000)   (5,427,000)

OPERATING INCOME FROM DISCONTINUED
  STUDIO OPERATIONS                          -           -           4,000
                                   ------------  -----------   -----------
NET LOSS                           $(1,559,000)  $(3,035,000)  $(5,423,000)
                                   ===========   ===========   ===========

WEIGHTED AVERAGE NUMBER OF

  SHARES OUTSTANDING                  7,378,000    6,751,000     4,554,000
                                   ============ ============  ============

INCOME (LOSS) PER SHARE OF COMMON STOCK:

     Continuing operations                $(.21)       $(.45)       $(1.19)

     Discontinued studio operations        -            -             -
                                          -----        -----        ------

NET LOSS PER SHARE                       $(.21)        $(.45)       $(1.19)
                                         =====         =====        ======


      See auditor's report and notes to consolidated financial statements.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY

               YEARS ENDED JULY 31, 1994, 1993 AND 1992
                     (Rounded to Nearest Thousand)

                                                                          COMMON STOCK
                                          -------------------------------------------------------------------
                                                                       COMMON      ADDITIONAL
                                            NUMBER OF                  STOCK        PAID-IN     ACCUMULATED
                                             SHARES       AMOUNT     SUBSCRIBED     CAPITAL       DEFICIT
                                             ------       ------     ----------     -------       -------
BALANCES, JULY 31, 1991                    11,106,000     $11,000        $  -     $3,969,000   $  (6,426,000)
Adjustment to reflect retroactive
effect of reverse stock split of
3 for 1 during year ended July 31, 1993

  for shares outstanding at July 31,      (7,404,000)          -            -              -               -

Year ended July 31, 1992
  Issuances of common stock

     For cash, less related costs of     $140572,000       2,000            -      1,787,000               -
     For conversion of debt                  177,000           -            -        472,000               -
     For consulting and other services     1,068,000       3,000            -      2,090,000               -

NET LOSS                                           -           -            -              -      (5,423,000)
                                           ---------     -------     --------     ----------   -------------


BALANCES, JULY 31, 1992                    5,519,000      16,000            -      8,549,000     (11,849,000)

Year ended July 31, 1993

  Common stock subscription                    -               -      250,000              -               -
  Issuances of common stock
     For officers' compensation            1,333,000       4,000            -        396,000               -
     For consulting and other services       444,000       1,000            -         53,000               -
     For interest expense                     14,000           -            -          4,000               -

NET LOSS                                          -            -            -              -      (3,035,000)
                                           ---------     -------     --------     ----------   -------------

BALANCES, JULY 31, 1993                    7,310,000      21,000      250,000      9,002,000     (14,884,000)

Year ended July 31, 1994

  Common stock subscriptions                       -           -      449,000              -               -
  Issuances of common stock
     For consulting and other services        38,000           -            -          1,000               -
     For interest expense                     33,000           -            -              -               -

NET LOSS                                           -           -            -              -      (1,559,000)
                                           ---------     -------     --------     ----------   -------------
BALANCES, JULY 31, 1994                    7,381,000     $21,000     $699,000     $9,003,000   $ (16,443,000)
                                           =========     =======     ========     ==========   =============

 See auditor's report and notes to consolidated financial statements.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS

               YEARS ENDED JULY 31, 1994, 1993 AND 1992
                     (Rounded to Nearest Thousand)

                                                              1994            1993               1992
                                                              ----            ----               ----

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                             $(1,559,000)    $(3,035,000)        $(5,423,000)
     Adjustments to reconcile net loss to net

       cash flows from operating activities:
       Depreciation and amortization of property

         and equipment                                          7,000           9,000              67,000
       Amortization of unearned compensation                  190,000         348,000             207,000
       Loss on asset disposition                                 --           318,000                --
       Issuance of common stock for services provided           1,000          13,000           1,266,000
       Issuance of common stock for officers' compensation    400,000            --
       Issuance of common stock for interest                     --             4,000                --

       (Increase) decrease in:

        Accounts receivable - trade                              --             4,000             107,000
        Inventories                                              --            26,000             103,000
        Prepaid expenses and other current assets                --            19,000              (2,000)
       Increase (decrease) in:

        Accounts payable - trade                               (3,000)        115,000             265,000
        Due to distributor                                       --          (122,000              (3,000)
        Taxes, other than income taxes, payable 123,000        21,000          42,000
        Advances to artists                                      --           375,000             335,000
        Accrued expenses and other current liabilities        977,000         914,000             487,000
                                                           ----------       ---------         -----------
     Net cash used in operating activities                   (264,000)       (591,000)         (2,549,000)
                                                           ----------       ---------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES

     Purchases of property and equipment                         --           (15,000)             (1,000)
                                                           ----------       ---------         -----------

     Net cash used in operating activities                       --           (15,000)             (1,000)
                                                           ----------       ---------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES

     Net principal payments on long-term debt                (111,000)        (12,000)             (7,000)
     Net borrowings under notes payable to banks                 --              --                29,000
     Proceeds from notes payable to others                    139,000         360,000             720,000
     Repayments on note payable to others                    (196,000)        (79,000)           (160,000)
     Proceeds from common stock subscribed                    449,000         250,000                --
     Proceeds from issuance of common stock                      --              --             1,933,000
     Proceeds from loans payable from officers                 27,000         235,000             631,000
     Repayments of loans payable from officers                (27,000)       (148,000)           (596,000)
                                                           ----------       ---------         -----------
     Net cash provided by financing activities                281,000         606,000           2,550,000
                                                           ----------       ---------         -----------

NET CHANGE IN CASH AND EQUIVALENTS                             17,000            --                  --

CASH AND EQUIVALENTS, BEGINNING OF YEAR                          --              --                  --

CASH AND EQUIVALENTS, END OF YEAR                          $   17,000            --            $     --
                                                           ----------       ---------         -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW

  INFORMATION

     Cash paid during the year for:
       Interest                                            $    4,000       $ 178,000         $   247,000
                                                           ==========       =========         ===========


      See auditor's report and notes to consolidated financial statements.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

               YEARS ENDED JULY 31, 1994, 1993 AND 1992
                     (Rounded to Nearest Thousand)

                                                                1994         1993           1992
                                                                ----         ----           ----
SUPPLEMENTAL DISCLOSURES OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES

     Property and equipment additions by capital leases       $    -       $     -       $   17,000
                                                              ======       ========      ===========

     Property and equipment repossessed, net book value       $    -       $     -       $  439,000
     Notes payable, bank forgiven                                  -             -         (749,000)
     Long-term debt forgiven                                       -             -         (206,000)
     Long-term debt affiliated company, assumed                    -             -          450,000
     Note payable officer forgiven                                 -             -         (129,000)
     Sales taxes assumed by studio                                 -             -          (36,000)
                                                              ------       --------      -----------
     Debt forgiveness involving a

       principal stockholder                                  $    -       $     -       $ (231,000)
                                                              ======       ========      ===========

     Stock issued for accounts and notes payab$e, othe        $    -       $     -       $   472,000
                                                              ======       ========      ===========

     Write off deferred offering costs against additional
       paid-in capital upon surrender of stock warrants       $    -       $     -       $    73,000
                                                              ======       ========      ===========
     Estimated liability for sales returns offset
       against amounts due from distributors                  $    -       $     -       $   222,000
                                                              ======       ========      ===========
     Accrued rent forgiven upon disposition of leasehold
       improvements                                           $    -       $110,000      $       -
                                                              ======       ========      ===========


      See auditor's report and notes to consolidated financial statements.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     JULY 31, 1994, 1993 AND 1992

NOTE 1 - HISTORY AND NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History of the Business

The Company and its wholly-owned subsidiary, Alpha International Record Company ("Alpha") were incorporated in February 1988. In December 1990, the Company merged with Fabulous Mergers, Inc. ("Fabulous Mergers"), an inactive public company with no operations. As part of the transaction with Fabulous Mergers, the Company's preferred stock in the amount of $456,000 was converted into notes payable to officers with interest at the prime rate.

For accounting purposes, the transaction with Fabulous Mergers has been treated as a recapitalization of the Company and an investment in the Company's common shares by Fabulous Mergers' stockholders in exchange for the net assets of Fabulous Mergers. Costs related to the transaction approximated Fabulous Mergers' net assets of $50,000.

In the above  transaction,  Fabulous  Mergers was the surviving  corporation and changed its name to Sigma Alpha Entertainment Group, Ltd. The Company reincorporated itself by merger from Nevada to Delaware at a meeting of stockholders in November 1991 at which time the authorized common shares were increased to 50,000,000 at $.001 par value.

Nature of the Business

The Company was primarily engaged in the acquisition, production, marketing and distribution of recorded music. The Company's principal product-related activities were black urban, dance and contemporary hit radio/album oriented rock ("Top Forty") singles and albums. The Company's recorded music business consisted primarily of the acquisition of rights and the marketing and distribution of tapes and compact discs ("CDs").

As of August 26, 1991, the Company entered into an exclusive distribution agreement covering the United States, its territories and possessions and U.S. military facilities (as defined) throughout the world, through normal retail channels (as defined) with PolyGram Holding, Inc. ("PolyGram"). The term of the agreement was 18 months with options to renew for two one year periods. The distribution services to be rendered by PolyGram included, among other things, billing, collecting and bearing credit risk, distribution and placement of certain marketing materials, inventory control, warehousing and customary
"label" services, i.e. a substantial portion of those services typically performed by a "record company". The Company was responsible for, among other things, inventory shrinkage of up to 2%, sales returns, product manufacture, artwork, packaging, marketing and promotion (excluding PolyGram's staff and overhead costs) and the cost of record masters. PolyGram was to receive distribution fees of 18 1/2% on the first $25,000,000 of sales, 17 1/2% on the next $25,000,000 and 16 1/2% thereafter, plus a 2% fee for returns. This agreement expired on February 28, 1993.

PolyGram also had the option exercisable for a minimum $175,000 per album, upon the attainment of album sales of 100,000 units, to obtain the exclusive recording services of the Company's artist. PolyGram exercised this option for one artist. Upon exercise of this option (the "License Option"), PolyGram purchased all of the existing inventory of all Products (as defined) embodying the performance of artist (the "Licensed Artist") at cost. The Company was to receive specified royalties of Licensed Artists, pursuant to this License Option and the related agreements to furnish the services of the Licensed Artist.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     JULY 31, 1994, 1993 AND 1992

NOTE 1 - HISTORY AND NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The operating assets of the studios were sold in 1989 and 1991 (See Note 13). The remaining business is, therefore, recently organized and its operations encompass all of the risks inherent in the establishment of a new business enterprise, including a limited operating history with significant competition possessing substantially greater resources. In addition, the Company's record sales for 1992 and 1993 were through PolyGram.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions and accounts have been eliminated in consolidation.

Cash Equivalents

The Company considers certificates of deposit, money market funds and all other highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues from record sales are recognized at the time of shipment, less a provision for future returns for unsold items which may be received from retail outlets for periods up to six months.

Royalties and record sales outside the United States are recognized when collection is considered probable.

Due to the distributor reflects items such as withheld reserves, distribution fees, discounts and manufacturing costs resulting in a net payable due to the distributor.

Inventories

Inventories of records, tapes and compact discs, including returns, are stated at the lower of cost (first-in, first-out method) or estimated net realizable value.

New Artist Development and Advances to Artists

The cost of record masters incurred by the Company (the cost of musical talent, engineering, directing, mixing, use of equipment to record and produce the master, studio facility charges and cash advances to artists) which may only be recouped out of future royalties earned are written off as incurred (by permanently fully reserving artists' advances) and are reported in the statement of operations as new artist development costs until evidence exists of past performance and current popularity for a given artist which, in the opinion of management, sufficiently provides a sound basis for estimating recoverability for these costs. Thereafter, such costs are deemed to be, and are recorded as assets which are charged to expense as royalties are earned by the artist. Any portion of such assets not considered fully recoverable from future royalties to be earned under the artist's contract are charged to expense when the loss becomes evident by a further reserve to artists' advances. In accordance with generally accepted accounting principles applicable to the industry, such advances to each artist are evaluated individually and an allowance or write-off is made to reduce the unrecouped portion based upon the Company's prior experience, the current economic environment and experience of other enterprises in the same business. In future periods, they will be charged to expense either as royalties or as a reserve for nonrecoupment, based upon their ultimate recoverability. When management decides to terminate an artist, the related asset and reserve are written off.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     JULY 31, 1994, 1993 AND 1992

NOTE 1 - HISTORY AND NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are recorded at cost. Fixtures and equipment are depreciated primarily using the declining balance method over the estimated useful lives of 3 to 10 years. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the asset.

Net Loss Per Share

Net loss per share is based upon the weighted average number of shares outstanding.

NOTE 2 - MANAGEMENT'S PLANS FOR FINANCIAL REORGANIZATION

Basis of Presentation

The Company's consolidated financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Since inception, the Company incurred cumulative losses from operations. Unable to generate sufficient revenues from operations or to secure funding through financing transactions, the Company was caused to substantially curtail the scope of its operations in fiscal year 1992, and during fiscal 1993, materially all operations had effectively been suspended. The Company's operations were first subject to material curtailment when during fiscal 1992, the Company's recording, engineering and production facility was foreclosed upon by the Company's principal lender and sold in foreclosure proceedings to a corporation owned by the spouse of the Company's Chairman. Operations were further curtailed when during fiscal 1993, the Company's sole distribution agreement expired without renewal and the distributor exercised an option to acquire from the Company exclusive recording rights relating to the Company's principal recording artist.

Recognizing the inherent risks of the capital intensive nature of the recording industry, management has attempted to reorganize the Company and to develop a plan of operation that would profitably deploy the significant collective talents and expertise of its management in the recording industry.

With the assistance of certain investment banking advisors, management has, since 1993, attempted to develop valuable contacts in the Southeast Asia region, particularly in the People's Republic of China ("PRC"), in an effort to establish distribution and agency arrangements that would link far eastern and U.S. - based recording companies and artists. Management believes that profitable opportunities may be available should the Company be able to arrange access to the Southeast Asia region for certain U.S. - based recording companies or artists. Conversely, management also believes that profitable opportunities may be available should the Company be able to arrange access to U.S. recording and distribution sources for certain Southeast Asian musicians and recording artists. Management is aware, however, that there can be no assurances that these arrangements can be arranged, or even if developed, would be subject to profitable commercializations.

The pursuit of these opportunities in the record and entertainment industry remain one of the principal objectives of the Company.

In addition to opportunities in the record and entertainment industry, the Company has been introduced to a number of business owners and entrepreneurs in the PRC and Southeast Asia that have expressed an interest in undertaking certain joint ventures or other business opportunities with the Company for the purpose of gaining access to the U.S. capital markets.

During the first quarter of fiscal year 1995, the Company entered into a series of non-binding agreements for various joint ventures in the Southeast Asia area, principally Hong Kong and the Republic of China. Some of the agreements involve entertainment projects and others relate to other business activities including a proposed real estate project. Each of the agreements requires a significant amount of financing, and no assurance can be given that the Company will be able to obtain the required financing.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     JULY 31, 1994, 1993 AND 1992

NOTE 2 - MANAGEMENT'S PLANS TO FOR FINANCIAL REORGANIZATION (CONTINUED)

Subscription Agreements

As of July 31, 1994 the Company entered into a subscription agreement which requires the subscriber to purchase 12,371,512 shares of the Company's common stock for $11,800,000. The Company has received $699,000 as of July 31, 1994. The agreement expires December 30, 1994. Subsequent to July 31, 1994, an additional $175,000 was received as common stock subscribed.

As of October 4, 1994 the Company entered into a subscription agreement which requires the subscriber to purchase 300,000 shares of the Company's common stock at $.80 per share.

Underwriting Agreement

As of October 10, 1994 the Company entered into a firm underwriting agreement, whereby the underwriter agrees to purchase from the Company 3,000,000 common shares at $2 per share. In consideration the underwriter is to receive 100,000 shares of the Company's common stock upon execution of the agreement, 100,000 shares upon the Company receiving $3,000,000 from the sale of shares and an additional 100,000 shares upon the Company receiving the remaining $3,000,000 from the sale of shares.

Management believes that its ability to achieve any portion of its plan depends entirely upon its ability to secure sufficient proceeds from financing transactions that will permit a broad-based financial reorganization of the Company, including the restructuring and compromise of existing liabilities. Management has had discussions with its trade and other creditors and is confident that a financial reorganization is possible. Management also believes that during the next year in the event the underwriting agreement is successfully completed and the approximate $6,000,000 in proceeds are generated therefrom, the Company will have the reasonable capability of removing the threat of discontinuance of its business operations which presently exists due to the Company's substantial working capital deficit:

NOTE 3 - RELATED PARTY TRANSACTIONS

Sale of Studio Operations Assets See note 13 for sale to the Company's Chairman.

Guarantees

The Company's Chairman and its President have provided personal guarantees in connection with certain loans and business agreements.

Loans

The Company borrowed $27,000, $114,000 and $364,000 from its President during the years ended July 31, 1994, 1993 and 1992, and repaid $27,000, $148,000 and
$354,000 during those years. The balance of the loans bearing interest at a rate of 12% per annum was $-0-, $-0-, and $34,000 as of July 31, 1994, 1993 and 1992.

The Company also borrowed $121,000, and $267,000 from the Chairman during the years ended July 31, 1993 and 1992, and repaid $-0-, and $363,000 in those years. The balance of the loans bearing interest at 12% per annum was $307,000, $307,000 and $186,000 as of July 31, 1994, 1993 and 1992. There are no formal terms of repayment.

The accrued interest on both loans was $56,000, $21,000, and $68,000 as of July 31, 1994, 1993 and 1992.

Sub-lease and Consulting Agreements

The Company subleases its office space from a related party controlled by the brother of the President of the Company pursuant to an oral arrangement. (See
Note 6)

The Company also entered into a consulting agreement with this related party effective December 16, 1992. The term was twelve months with an automatic renewal on a month-to-month basis. The Company issued 50,000 shares of its common stock and agreed to pay $30,000 on the effective date of the agreement. Additionally, the company has agreed to pay $25,000 upon funding of a plan of reorganization. The Company has paid $17,000 pursuant to this agreement as of July 31, 1994.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     JULY 31, 1994, 1993 AND 1992

NOTE 3 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company entered into one year agreement with a consultant as of April 1, 1992. The consultant was to receive $2,500 per week and 200,000 shares of the Company's common stock. This amount has been paid in full and the common shares were issued, as of July 31, 1994. The Company entered into a three year agreement with the same consultant as of April 1, 1993. The consultant was to receive $2,500 a week through July 31, 1993 and 350,000 shares of the Company's common stock and $3,000 per week thereafter. The Company has paid the consultant $141,000 and issued the common shares as of July 31, 1994. The Company owed $175,000 as of July 31, 1994 pursuant to this agreement, to the consultant.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                    1994        1993         1992
                                  --------    --------     ------
Leasehold improvements            $      -    $      -     $397,000
Equipment                           36,000      36,000      155,000
Furniture and fixtures              11,000      11,000       66,000
Automotive equipment                18,000      18,000       60,000
Equipment under capital lease       64,000      64,000        -
                                 ---------   ---------     --------
                                   129,000     129,000      678,000
Less:Accumulated depreciation and
     amortization                  108,000     101,000      228,000
                                 ---------   ---------     --------

                                 $  21,000   $  28,000     $450,000
                                 =========   =========     ========


NOTE 5 - INCOME TAXES

The company has adopted FASB Statement No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The use of net operating loss carryforwards is limited when there has been a substantial change in ownership (as defined) during a three year period. Because of the recent and contemplated changes in common stock, options and warrants, such a change may occur in the future. In this event, the use of net operating losses each year would be restricted to the value of the Company on the date of such change multiplied by the federal long-term tax exempt rate ("annual limitation"); unused annual limitations may then be carried forward without this limitation.

At  July  31,  1994  the  Company  had  net  operating  loss   carryforwards  of
approximately $16,200,000, which if not used, will expire primarily during the years 2005 through 2009.

The Company is delinquent in filing its Federal and State income and franchise tax returns for the years ended July 31, 1993 and July 31, 1994.

          SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     JULY 31, 1994, 1993 AND 1992

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases

Most of the Company's operations use leased facilities and equipment consisting of administrative offices and transportation and office equipment. Some of the operating leases contain provisions for lease renewal, and also require payment of taxes, maintenance, insurance and other occupancy expenses.

The following is a schedule of future minimum rental payments required for all non-cancelable operating leases that have initial or remaining lease terms in excess of one year at July 31, 1994:

      YEAR ENDING
        JULY 31,
        --------

          1995                $ 31,000
          1996                  26,000
          1997                  26,000
          1998                  26,000
          1999                  17,000
                              --------
                              $126,000

Rent expense for operating leases in 1994, 1993 and 1992 was $31,000, $61,000 and $91,000, respectively.

Employment Agreements

The Company agreed, effective April 1991, to pay two officers $250,000 per year each, increasing 10% per year cumulatively, plus bonuses equal to 5% of pre-tax income and certain fringe benefits, through the year 2001. Upon their death or disability, the Company is to pay their annual salaries for the lesser of 8 years or the balance of the term, or, upon termination without cause or resignation for "good reason", their annual salaries plus certain fringe benefits for four years or the balance of the term.

Legal Proceedings

The Company is defendant in a number of legal proceedings which occurred because of its inability to pay trade creditors and lenders. The Company has judgements of approximately $1,015,000 outstanding against it. Those cases in which the ultimate settlement is known or estimatable have been accrued in the financial statements. The aggregate claims in excess of amounts accrued at July 31, 1994 were not significant.

               SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          JULY 31, 1994, 1993 AND 1992

NOTE 7 - NOTE PAYABLE TO BANKS

                                                 1994          1993       1992
                                              ---------    ----------  ---------
Note payable, bank, accruing
  interest at 11.5%.  Principal was
  due January 15, 1991                         $ 50,000    $ 50,000    $ 50,000

Note payable, bank, accruing interest at
  11%.  Terms of note have expired              200,000      200,000     20,000
                                               --------    ---------   --------
                                               $250,000     $250,000   $250,000
                                               ========     ========   ========

NOTE 8 - LONG-TERM DEBT

                                                   1994       1993       1992
                                                ---------- ---------- ----------
Equipment note payable in monthly
  installments, plus interest at 11.75%$            -       $   -    $   3,000

Auto note payable in monthly
  installments, plus interest at 12.5%             -            -        8,000

Note payable bank, principal due
  December 31, 1999 accruing interest
  at 12.5%                                     29,000      29,000       29,000

Note payable bank in monthly
  installments, plus interest at prime
  plus 1 1/2% through March 6, 1995            82,000      82,000       82,000

Obligations under capital leases for
  equipment through February, 1993              24,000      22,000       23,000

Note payable related party, bearing            337,000     450,000      450,000
  interest at 12% (See Note 13)

Accrued rent due Chairman                       90,000      90,000       90,000
                                             ---------   ---------    ---------
                                               562,000     673,000      685,000
Less:  Current portion                         533,000     644,000      514,000
                                             ---------   ---------    ---------
                                             $  29,000   $  29,000     $171,000
                                             =========   =========     ========

The Company is in default on one of its bank notes and its obligations under capital leases.

NOTE 9 - NOTES PAYABLE, OTHERS

Notes payable, others consists of notes payable issued to individuals and companies ranging in amount from $5,000 to $517,500. The interest rates on these notes payable range from 7.5% to 14%. The Company is in default on all of these loans.

               SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          JULY 31, 1994, 1993 AND 1992

NOTE 10- CAPITAL STOCK, WARRANTS AND OPTIONS

Preferred Stock

The Company is authorized to issue 2,000,000 shares of preferred stock, $.001 par value, in one or more series. On August 17, 1993, the Board of Directors designated 750,000 shares as Series A $5.00 convertible preferred stock with preferences as to dividends and in liquidation. Commencing either August 31, 1996 or once $5.00 per share has been paid as a dividend, each share of preferred stock shall be converted into one share of common stock.

Warrants

The Company has reserved 1,000,000 of its authorized common shares for its 500,000 Class A Redeemable Warrants and 500,000 Class B Redeemable Warrants (the "Class A and B Warrants") which are exercisable at $2.50 and $3 per share through September 1992 and 1994, respectively. These warrants were originally issued by Fabulous Mergers (Note 1) whose underwriter received 5,000 warrants to purchase 5,000 shares of common stock and 50,000 Class B Warrants at an exercise price of $3.21 per warrant exercisable for a four year period commencing September 27, 1990. The unexercised warrants expired as of September 27, 1994.

In connection with a $150,000 loan to the Company in August 1990, the Company issued to the lender 40,000 warrants, each of which entitles the warrantholder to purchase one share of the Company's common stock at the lesser of $1.25 per share or one-half the per share price of any offering of the Company's common stock. The warrants expired in August 1993.

Additionally, the Company has issued options for 283,000 shares of common stock. The options are exercisable at prices ranging from $.10 to $15.00. These options expire between June 30, 1995 and November 16, 1996.

Stock Option Plan

The Company, with stockholder approval, has adopted a Stock Option Plan (the "Plan") which provides for the granting of options to officers, key employees, artists, consultants and others. Options to purchase the Company's common stock may be made for a term of up to ten years at the fair market value at the time of grant. Incentive options granted to a ten percent or more stockholder may not be for less than 110% of fair market value nor for a term of more than five years. The aggregate fair market value of the stock for which an employee may be granted incentive options which are first exercisable in any calendar year shall not exceed $100,000. The Company has reserved a total of 5,000,000 shares for issuance under the Plan. No options have been granted under this plan through July 31, 1994. The Plan terminates in November 2001, unless terminated earlier by the Board of Directors.

Conversion of Indebtedness

During the year ended July 31, 1992, the Company converted $472,000, in notes and accounts payable into 177,000 shares of common stock.

Shares issued for Services

The Company issued 38,000, 444,000 and 1,068,000 shares of common stock, during the years ended July 31, 1994, 1993 and 1992 in consideration for $1,000, $54,000 and $2,093,000 of consulting and other services.

Additionally, the Board of Directors authorized 667,000 shares of common stock each to be issued to the President and Chairman during the year ended July 31, 1993. These shares were valued at a total of $400,000.

Shares issued for Interest

In lieu of paying $1,000 and $4,000 interest on indebtedness, the Company issued 33,000 and 14,000 shares of common stock to the loan holders during the year ended July 31, 1994 and 1993.

               SIGMA ALPHA ENTERTAINMENT GROUP, LTD AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JULY 31, 1994, 1993 AND 1992

NOTE 11 - STOCK SPLIT

During the year ended July 31, 1993 the stockholders of the Company authorized a reverse 1 for 3 stock split. As a result of the split, 7,404,000 shares of common stock were redeemed. All references in the accompanying financial statements to the number of shares and loss per share amounts for 1993 and 1992 have been restated to reflect the reverse stock split.

NOTE 12 - UNEARNED FUTURE COMPENSATION

During the year ended July 31, 1992, the Company issued 760,000 shares of common stock for $630,000 of consulting services to be performed over a three year period into the year ending July 31, 1995.

Additionally, during the year ended July 31, 1992, the Company issued 250,000 shares of common stock to employees for $125,000 of employment services to be performed over a 16 month period.

NOTE 13 - DISCONTINUED OPERATIONS AND RESTATEMENT

During September and October 1991, a bank commenced foreclosure proceedings against the Company's Chairman and his wife under a mortgage and entered judgment against the Company, its Chairman and its President on notes payable to the bank by the Company which totalled $925,000, as well as notes payable owed by the Chairman of $129,000, the proceeds of which had been loaned by the Chairman of the Company.

As a result of the foreclosure proceedings, an agreement was reached whereby the bank sold studio assets that were collateralizing the notes payable for $600,000 to a newly formed company owned by the Chairman's spouse, Sigma Sound Services, Inc. ("Services"). As part of these arrangements, the Company and its Chairman were relieved of their prior obligations totalling $1,054,000 and Services became directly liable to the bank in this amount. Additionally, Services assumed certain capital lease and sales tax obligations totalling $66,000. As part of the agreement the company became obligated for $450,000 representing both its obligation to Services and guarantee of $450,000 to the bank. The $129,000 owed to the Chairman at July 31, 1991 is included in the $450,000 owed to Services under these arrangements.

The debt forgiveness of $670,000 including sales tax due of $36,000 and certain lease obligations amounting to $30,000 assumed by Services, less the net book value of the assets of $439,000 resulted in a credit of $231,000, which was previously reported as a gain on sale of studio under discontinued operations. Since the debt forgiveness involved the Company's Chairman and his spouse and the Chairman was also a principal stockholder, the 1992 financial statements have been restated to reflect the $231,000 as a credit to additional paid-in capital. The effect of this restatement on the 1992 statement of operations is summarized as follows:

                                                           1 9 9 2
                                                  ----------------------------
                                                     As Reported As Restated

Income from discontinued studio operations        $   235,000      $     4,000

Net loss                                          $(5,192,000)     $(5,423,000)

Income (loss) per share of common stock

  Continuing operations                           $     (1.19)     $     (1.19)
  Discontinued studio operations                          .05            --
                                                  -----------      -----------
                                                  $     (1.14)          $(1.19)

                     SIGMA ALPHA GROUP, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                          (Rounded to Nearest Thousand)


                                               April 30,         July 31,
                                                 1996              1995

                                              -----------        ---------
                                              (Unaudited)        (Audited)

                ASSETS

CURRENT ASSETS

  Cash and equivalents                         $   10,000       $1,423,000
  Accounts receivable                               2,000            -
  Receivable from underwriting                      -              198,000
  Prepaid expenses and other current assets        19,000            7,000
                                                ---------        ---------
                                                   31,000        1,628,000

PROPERTY AND EQUIPMENT                             56,000           26,000

OTHER ASSETS

  Goodwill                                         62,000           74,000
  Patent                                           10,000            -
                                                ---------        ---------
                                                   72,000           74,000
                                                ---------        ---------

TOTAL ASSETS                                   $  159,000       $1,728,000
                                                =========        =========



See accompanying notes
                                     3

                      SIGMA ALPHA GROUP, LTD. AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS

                           (Rounded to Nearest Thousand)


                                                April 30,         July 31,
                                                  1996              1995

                                               -----------        ---------
                                               (Unaudited)        (Audited)


                     LIABILITIES

CURRENT LIABILITIES

  Note payable, bank                           $     -          $    50,000
  Loan payable                                      91,000            -
  Accounts payable - trade                         134,000          173,000
  Taxes, other than income taxes                     7,000           76,000
  Accrued wages - officers                          29,000            -
  Accrued interest                                   -               31,000
  Accrued expenses and other current
   liabilities                                      71,000           94,000
                                                 ---------        ---------
TOTAL LIABILITIES                                  332,000          424,000

COMMITMENTS AND CONTINGENCIES

     STOCKHOLDERS' EQUITY (DEFICIT)

PREFERRED STOCK

  SERIES A, $5.00  CONVERTIBLE,  $.001 par value;
   authorized,  750,000  shares; issued and
   outstanding, 178,000 shares at April 30,
   1996 and July 31, 1995.                           -                -
  SERIES B, $5.00 CONVERTIBLE, $.001 par value;
   authorized, 800,000 shares; issued and
   outstanding, 664,000 shares at April 30,
   1996 and 726,000 shares at July 31, 1995.         1,000            1,000
  SERIES C, $5.00 CONVERTIBLE, $.001 par value;
   authorized, 100,000 shares; issued and
   outstanding, 97,000 shares at April 30,
   1996 and 109,000 shares at July 31, 1995.         -                -

  ADDITIONAL PAID-IN CAPITAL                     4,698,000        5,054,000

COMMON  STOCK,  $.001  par  value;  authorized
 50,000,000  shares;  issued  and outstanding,
 14,106,000 shares at April 30, 1996 and
 12,837,000 at July 31, 1995.                       14,000           13,000


    COMMON STOCK SUBSCRIBED                          -            1,499,000

    ADDITIONAL PAID-IN CAPITAL                  14,856,000       12,664,000

ACCUMULATED DEFICIT                            (19,742,000)     (17,919,000)
                                                ----------       ----------
                                                  (173,000)       1,312,000

LESS:  UNEARNED FUTURE COMPENSATION                      0            8,000
                                                ----------       ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)              (173,000)       1,304,000
                                                ----------       ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $   159,000      $ 1,728,000
                                                ==========       ==========


See accompanying notes
                                    4

                       SIGMA ALPHA GROUP, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                     (UNAUDITED)

                            (Rounded to Nearest Thousand)


                             NINE MONTHS ENDED          THREE MONTHS ENDED
                                APRIL 30,                   APRIL 30,
                          ---------------------     ----------------------
                            1996        1995          1996         1995
                          ---------   ---------     ----------   ---------
SALES                     $    -      $    -        $    -       $    -

COST OF SALES                  -           -             -            -
                           ---------   ---------    ----------    ---------

GROSS PROFIT                   -           -             -            -
                           ---------   ---------    ----------    ---------

OPERATING EXPENSES:

  Officers' compensation     392,000     585,000       130,000      321,000
  Other salaries and
   payroll costs              50,000       -            23,000       -
  Consulting fees            230,000     346,000        67,000      180,000
  Professional fees          129,000     363,000        20,000      312,000
  Research and
   development               390,000       -            33,000        -
  Travel                     277,000     104,000        96,000       56,000
  Other                      406,000     302,000        71,000      186,000
                           ---------   ---------     ---------    ---------
TOTAL OPERATING EXPENSES   1,874,000   1,700,000       440,000    1,054,000
                           ---------   ---------     ---------    ---------
LOSS FROM CONTINUING
 OPERATIONS BEFORE OTHER
 INCOME AND EXTRAORDINARY

 GAIN                     (1,874,000) (1,700,000)     (440,000)  (1,054,000)
                           ---------   ---------     ---------    ---------

OTHER INCOME (EXPENSE)

 Royalties                     2,000       5,000         1,000        1,000
 Interest expense            (20,000)    (42,000)        -           95,000
 Interest income              17,000       -             -            -
                           ---------   ---------     ---------    ----------
                              (1,000)    (37,000)        1,000       96,000
                           ---------   ---------     ---------    ----------

LOSS BEFORE

 EXTRAORDINARY GAIN       (1,875,000) (1,737,000)     (439,000)     (958,000)

EXTRAORDINARY GAIN ON

 EXTINGUISHMENT OF DEBT       52,000     433,000        17,000       225,000
                           ---------   ---------     ---------    ---------

NET LOSS                 $(1,823,000)$(1,304,000)   $ (422,000)  $  (733,000)
                          ==========   =========     =========    ==========


WEIGHTED AVERAGE NUMBER

 OF SHARES OUTSTANDING    13,798,000   9,318,000    14,063,000    10,489,000

NET LOSS PER COMMON SHARE

 Net loss before

  extraordinary gain     $     (0.13) $   (0.19)   $    (0.03)   $    (0.09)
 Extraordinary gain on

  extinguishment of debt        0.00       0.05          0.00           0.02
                          ----------   ---------     ---------     ---------
NET LOSS PER SHARE       $     (0.13) $   (0.14)   $    (0.03)   $    (0.07)
                          ==========   =========     =========     =========


See accompanying notes
                                     5

                            SIGMA ALPHA GROUP, LTD. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                               NINE MONTHS ENDED APRIL 30, 1996
                                 (Rounded to Nearest Thousand)

                                          COMMON STOCK

                --------------------------------------------------------------


                                       COMMON      ADDITIONAL

                  NUMBER OF             STOCK       PAID -IN     ACCUMULATED
                   SHARES    AMOUNT   SUBSCRIBED     CAPITAL       DEFICIT

                 ----------  -------  ----------   -----------   ------------

BALANCES,

 JULY 31, 1995   12,837,000  $13,000  $1,499,000   $12,664,000   $(17,919,000)

Nine months ended
 April 30,

 1996
 (Unaudited):
 Issuances of

  common stock

  Under
   subscription

   agreement        884,000    1,000  (1,499,000)    1,600,000          -
  For interest        8,000    -           -             1,000          -
  Directors fees    200,000    -           -           150,000          -
  Warrant
   exercise         177,000    -           -           441,000          -
Net loss              -        -           -             -         (1,823,000)
                 ----------   ------   ---------    ----------    -----------

BALANCES, APRIL

 30, 1996        14,106,000  $14,000  $    -       $14,856,000   $(19,742,000)
                 ==========   ======   =========    ==========     ==========


See accompanying notes

                                  PREFERRED STOCK "SERIES A"

                               -----------------------------------

                                                         ADDITIONAL

                               NUMBER OF                  PAID-IN
                                SHARES       AMOUNT       CAPITAL

                               --------      -------      --------

BALANCES, JULY 31, 1995
 AND APRIL 30, 1996             178,000     $  -         $ 882,000
                               ========      =======      ========


                                    PREFERRED STOCK "SERIES B"
                                 ----------------------------------

                                                           ADDITIONAL

                                 NUMBER OF                  PAID-IN
                                  SHARES       AMOUNT       CAPITAL

                                 ---------     -------      --------

BALANCES, JULY 31, 1995           726,000     $  1,000     $3,628,000

Nine months ended April 30, 1996
 Issuance of preferred stock

  for conversion of debt           15,000        -             75,000
 Repurchase of shares for
  retirement                      (77,000)       -           (374,000)
                                 --------      -------      ---------

BALANCES, APRIL 30, 1996          664,000     $  1,000     $3,329,000
                                 ========      =======      =========

                                     PREFERRED STOCK "SERIES C"

                                  -------------------------------------

                                                             ADDITIONAL

                                  NUMBER OF                   PAID-IN
                                   SHARES       AMOUNT        CAPITAL

                                 --------      -------      ----------
BALANCES, JULY 31, 1995           109,000     $  -         $  544,000

Nine months ended April 30, 1996
 Repurchase of shares for

  retirement                      (12,000)       -            (57,000)
                                 --------      -------      ---------

BALANCES, APRIL 30, 1996           97,000     $  -         $  487,000
                                 ========      =======      =========

See accompanying notes
                                       7

                             SIGMA ALPHA GROUP, LTD. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           (UNAUDITED)

                                 (Rounded to Nearest Thousand)

                                               NINE MONTHS ENDED

                                                  APRIL 30,

                                         --------------------------

                                             1996            1995
                                          -----------       --------
CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                $(1,823,000)    $(1,304,000)
 Adjustments to reconcile net loss

  to net cash flows from operating
  activities:

   Extraordinary gain on extinguishment

    of debt                                  (52,000)       (433,000)
   Depreciation  of property and
    equipment and amortization of

    goodwill                                  24,000           6,000
   Amortization of unearned compensation       8,000          39,000
   Issuance of preferred stock for
    professional services                      -              15,000
   Issuance of common stock for:
     Board of Directors                      150,000           3,000
     Consulting                                -             108,000
     Interest                                  -              25,000
     Lease obligation                          -              50,000
     Officers' compensation                    -             201,000
     Professional services                     -               2,000
     Subscription services                     -             267,000
 (Increase) decrease in:

  Accounts receivable                         (2,000)          -
  Receivable from underwriting               198,000           -
  Prepaid expenses and other current
   assets                                    (12,000)          -
 Increase (decrease) in:
  Accounts payable                             1,000         (63,000)
  Taxes, other than income taxes             (56,000)        (81,000)
  Accrued expenses and other current
   liabilities                                 1,000         218,000
                                           ---------        --------
 Net cash used in operating activities    (1,563,000)       (947,000)

CASH FLOWS FROM INVESTING ACTIVITIES

 Purchase of patent                          (10,000)          -
 Purchase of equipment                       (42,000)         (1,000)
                                           ---------         -------
  Net cash used in investing activities      (52,000)         (1,000)
                                           ---------         -------


See accompanying notes
                                     8

                             SIGMA ALPHA GROUP, LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (UNAUDITED)

                          (Rounded to Nearest Thousand)

                                                NINE MONTHS ENDED

                                                    APRIL 30,

                                            -----------------------

                                               1996          1995
                                            ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES

 Net principal payments on long-term debt  $     -       $  (78,000)
 Principal payments on notes payable
  to others                                      -         (165,000)
 Proceeds from loans payable                    91,000        -
 Proceeds from issuance of common stock        542,000      263,000
 Proceeds from common stock subscribed           -        1,287,000
 Repurchase of Preferred Series B stock       (374,000)       -
 Repurchase of Preferred Series C stock        (57,000)       -
                                             ---------    ---------
 Net cash provided by financing activities     202,000    1,307,000
                                             ---------    ---------

NET CHANGE IN CASH AND EQUIVALENTS          (1,413,000)     359,000

CASH AND EQUIVALENTS, BEGINNING OF PERIOD    1,423,000       17,000
                                             ---------    ---------

CASH AND EQUIVALENTS, END OF PERIOD         $   10,000   $  376,000
                                             =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW

 INFORMATION

  Cash paid during the six months:

   Interest                                 $   20,000   $    -

SUPPLEMENTAL SCHEDULE OF NONCASH
 FINANCING ACTIVITIES

  Preferred stock Series A issued for

   conversion of debt                       $    -       $  867,000
  Preferred stock Series B issued for
   conversion of debt                       $   75,000   $2,608,000
  Common stock issued for conversion
   of debt                                  $    1,000   $   80,000

See accompanying notes
                                      9

                  SIGMA ALPHA GROUP, LTD. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           APRIL 30, 1996 AND 1995

NOTE 1 - INTERIM PERIODS

The unaudited information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for the year ended July 31, 1995.

The results of operations for the nine month periods ended April 30, 1996 and 1995 are not necessarily indicative of operating results for the full year.

NOTE 2 - MANAGEMENT'S PLANS

At April 30, 1996, the Company had a working capital deficit of $301,000. During the nine months ended April 30, 1996, the Company conducted activities directed toward the research and development of Global Telecommunications of Delware, Inc.'s ("GTD") Stock Information Receiver ("SIR") and Voice Information Pager ("VIP"), also sometimes referred to as the Digital Voice Pager ("DVP"). In accordance therewith, the Company has provided cash advances of $724,000 as of April 30, 1996 to GTD. Management believes that during the twelve month period following April 30, 1996, in the event that the Common Stock Purchase Warrants (See Note 4) are exercised on a timely basis, and the approximate $4,700,000 in proceeds are generated therefrom, that the Company will be able to complete the funding of GTD's SIR and VIP projects and continue to improve its financial condition.

Subsequent to April 30, 1996, the Company entered into an agreement with a radio station in China to sell 10,000 units of the SIR. Additionally, the Company has entered into various agreements to begin the manufacturing of the SIR.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Development Agreement

On January 18, 1996, GTD an 80% owned subsidiary of the Company, entered into a Development Agreement with Innotel, Inc. ("Innotel"). On or before March 15, 1996, Innotel was to deliver to GTD a VIP prototype for inspection, demonstration, and field testing unless said term was extended by GTD. Upon acceptance of the VIP prototype, GTD is obligated to pay Innotel up to $414,000 of which $346,000 has already been paid and is acknowledged as having been paid by Innotel.

If the VIP prototype is not accepted within 60 days from the initial notification of the completion of the prototype, GTD may terminate the Agreement and Innotel will be required to return 10% of the proceeds previously paid for the development of the prototype.

                   SIGMA ALPHA GROUP, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            APRIL 30, 1996 AND 1995

GTD has extended the date of delivery of the VIP prototype until July 12, 1996. This is a result of the SIR project becoming a priority in order to meet the needs of GTD's proposed customers.

Legal Proceedings

As of April 30, 1996, the Company had approximately 10 judgments related to accounts payable totalling approximately $58,000 outstanding against it. The City of Philadelphia maintains a judgment in the amount of approximately $16,000 against the Company. Management has been actively negotiating and working out settlements with respect to judgments and tax assessments and believes that the Company will be able to satisfy such obligations over a period of time provided adequate funding is received from the warrants or other financing activities.

NOTE 4 - COMMON STOCK PURCHASE WARRANTS

The Company issued Common Stock Purchase Warrants ("CSP Warrants") to purchase 400,000 common shares at an exercise price of $2.50 per share. The CSP Warrants expire on June 30, 1996. Of the 400,000 CSP Warrants, 177,000 have been exercised as of April 30, 1996, and an additional 20,000 CSP Warrants were exercised subsequent to April 30, 1996.

The Company also issued to Mid-West Financial Consultants Corporation ("Mid-West"), Warrants ("P.A. Warrants") to purchase 1,666,667 common shares at an exercise price of $2.50 per share. The P.A. Warrants expire on June 30, 1996.

On December 29, 1995, the Company issued to Joseph Fanelli a Common Stock Purchase Warrant ("Fanelli Warrant") to purchase 10,000 common shares at an exercise price of $.01 per share. The Fanelli Warrant expires December 15, 1997.

NOTE 5 - EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT

The Company recognized an extraordinary gain on the extinguishment of debt of $52,000 during the nine months ended April 30, 1996, relating to accounts payable and taxes payable in the aggregate amount of $119,000. The funds used to reduce the Company's outstanding debt were received from the Underwriting Agreement and other financings.

NOTE 6 - INCOME TAXES

There was no provision for income taxes for the nine months ended April 30, 1996 as the Company had a net operating loss for the period, and net operating loss carryforwards which are expected to offset profits, if any for the year.

                     SIGMA ALPHA GROUP, LTD. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              APRIL 30, 1996 AND 1995

NOTE 7 - NET LOSS PER SHARE

Net loss per share is based upon the weighted average number of shares outstanding, without assumed conversion of the warrants and stock options, which are considered to be common stock equivalents, since the effect on net loss per share would be anti-dilutive.

NOTE 8 - RECLASSIFICATIONS

Certain   1995   amounts   have  been   reclassified   to   conform   with  1996
classifications. Such reclassifications had no effect on reported net income.

================================================================================
No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Representative. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                         TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Additional Information.........................................................2
Prospectus Summary.............................................................3
Risk Factors...................................................................9
Dividend Policy...............................................................20
Use of Proceeds.............................................................. 20
Capitalization................................................................22
Dilution......................................................................24
Selected Financial Data.......................................................26
Management's Discussion and Analysis of

 Financial Condition..........................................................29
Business......................................................................37
Management....................................................................47
Principal Shareholders........................................................56
Resales by Selling Securityholders............................................58
Certain Transactions..........................................................59
Description of Securities.....................................................61
Shares Eligible for Future Sale...............................................66
Legal Matters.................................................................68
Experts.......................................................................68
Financial Statements.........................................................F-1

                       --------------------
Until , 1996 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may bered required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



================================================================================


================================================================================


                             SIGMA ALPHA GROUP, LTD.

                                    2,600,000

                                    SHARES OF
                                  COMMON STOCK





                                 ---------------

                                   PROSPECTUS

                                 ---------------









                                  August , 1996




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

     Section 145 of the  General  Corporation  Law of the State of Delaware  and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

      The Company's By Laws also provided that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of direct or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company may seek to obtain directors' and officers' liability insurance.

Item 25.   Other Expenses of Issuance and Distribution.

      SEC Registration Fee                               $ 1,793
      Printing                                           $ 3,000*
      Legal Fees and Expenses                            $15,000*
      Accounting Fees and Expenses                       $ 2,000*
      Miscellaneous Expenses (including travel
      and promotional expenses)                          $10,000*

           TOTAL                                         $31,793*

      *Estimated

     The Selling Security Holders will not be paying any portion of the foregoing expenses of issuance and distribution.

Item 26.   Recent Sales of Unregistered Securities.

      The following information sets forth all shares of the $.001 par value Common Stock of the Registrant sold by it within the past three years which were not registered under the Securities Act of 1933, as amended (the "Act"). The Registrant was incorporated as a Delaware corporation on September 8, 1989.

     The total number of outstanding shares of Common Stock, issued and delivered by the Company as of August, 1996 was 16,058,604. The Company is also required to issue an aggregate of 2,358,332 shares of Common Stock upon exercise of all outstanding Common Stock Purchase Warrants.

                                                Number           Total
Date            Name                            of Shares        Consideration
- ----            ----                            ---------        -------------
3/92            Lynn Dixon                      200,000           100,000
3/92            Richard & Karen Wilson          25,000             25,000
7/92            Lynn Dixon                      333,333           166,667
7/92            Trinity American Corp.          333,333           166,667
7/92            Portfolio Publishers            500,000           382,495
7/92            Jay Starr & Associates          30,000             90,031
3/92            Haverford Advisors              50,000             25,000
3/92            Phillip Kendall                 77,315             77,315
3/92            Samuel Rappaport                77,315             77,315
3/92            T&E Properties, Inc.            77,315             77,315
3/92            Malcolm Rosenberg               200,000           100,000
3/92            Jeff Scott                      2,976               2,480
3/92            Helen Sgarlet                   24,000             20,000
4/92            Murray Sternfeld                5,000               5,000
4/92            Ruth Aezen                      17,916             14,930
4/92            Donna Dicrisco                  5,672               4,560
4/92            Jacob Der Hagopian              200,000           100,000
5/92            Philip Kendall                  50,000             25,000
5/92            Ernie Cimadamore                200,000           100,000
5/92            Angelo Capolupo                 50,000             25,000
5/92            Gilbert White                   9,199               7,666
5/92            Steve Cohen                     2,500               2,500
5/92            Murray Sternfeld                5,000               5,000
6/92            Murray Sternfeld                5,000               5,000
6/92            James Saltzman                  300,000           150,000
7/92            Murray Sternfeld                5,000               5,000
7/92            John Patten                     333,334           166,667
10/92           Nachem Weberman                 2,833                 650
10/92           Michael Pontonio                333                   100
10/92           Michael Pontonio                4,667               1,400
10/92           Sinai Malowicki                 2,833                 850
10/92           Paul Lindenblatt                1,427                 425
10/92           Shaye Heimlich                  2,233                 670
9/92            Peter S. Pelullo                666,667           200,000
9/92            Joseph Tarsia                   555,557           200,000
9/92            Murray Sternfeld                6,667               2,000
10/92           Murray Sternfeld                19,142              5,743

10/92           Stacey Peltz                    667                   200
10/92           Lou Denton                      333                   100
8/92            Richard Kendall                 8,333               2,500
8/92            Philip Kendall                  8,333               2,500
8/92            Jacob Der Hagopian              350,000            35,000
7/92            Empire Management               50,000              5,000
8/93            Nachem Weberman                 4,839                  76
8/93            Quality Medical Consultants     1,000                  16
8/93            Sinai Malowicki                 4,839                  76
8/93            Paul Lindenblatt                3,130                  49
8/93            Shaye Heimlich                  18,904                295
8/93            Murray Sternfeld                23,869                373
8/93            Mendel Klein                    14,419                225
1/95            Crystal Clear Investments       50,000
2/95            Robert Sannelli                 10,000
2/95            Robert Schrock                  10,000
2/95            John D'Anastasio                10,000
2/95            Peter S. Pelullo                2,009,937
2/95            Jacob Der Hagopian              1,083,333
10/94           Cohen Consulting                5,000
1/95            Mid-West Financial
                 Consultants Corporation        267,000
10/94           Mid-West Financial

                 Consultants Corporation        100,000
10/94           Mid-West Financial

                 Consultants Corporation        300,000
4/95            Global

                 Telecommunications, Inc.       100,000
5/95            Dragon

                 Finance Limited                150,000
5/95            Robert Sannelli                  15,000
5/95            Robert Schrock                   15,000
5/95            John D'Anastasio                 15,000
10/94           Mid-West Financial
                Consultants Corporation       1,783,334
10/94           Mid-West Financial

                 Consultants Corporation        200,000
10/95           Vincent Locurcio                  7,836
12/95           Robert Sanelli                  100,000
12/95           John D'Anastasio                100,000
8/96            Peter Pelullo                 1,250,000

                            PREFERRED STOCK ISSUANCES

Date            Shareholder              Shares Issued
- ----            -----------              -------------

10/94           Terry Simon              2,500 Preferred A Shares
10/94           William Eells            25,000 Preferred A Shares
4/25/95         Saltzman Partners        111,334 Preferred A Shares
4/25/95         James Saltzman           3,352 Preferred A Shares
4/25/95         Vincent L. Curcio        6,649 Preferred A Shares
4/25/95         Paul Lindenblatt         1,700 Preferred A Shares
4/25/95         Murray Sternfeld         3,437 Preferred A Shares
4/25/95         Nachum Weberman          3,411 Preferred A Shares
4/25/95         Sinai Malowicki          3,408 Preferred A Shares
4/25/95         Flex-O-Craft             3,279 Preferred A Shares
4/25/95         Mike Pontonio            2,986 Preferred A Shares
4/25/95         Heimlich                 250 Preferred A Shares
4/25/95         Haverford Advisors       1,540 Preferred A Shares
4/25/95         Bogatin Rubin            8,750 Preferred A Shares
4/95            John Patten              521,563 Preferred B Shares
7/95            John Patten              192,749 Preferred B Shares
7/95            Peter Pelullo            108,759 Preferred C Shares


     The sales set forth above are exempt from Registration with the Securities and Exchange Commission pursuant to Regulation S as transaction with non U.S. persons or Section 4(2) as transactions by an Issuer not involving any public offering in that said transactions involved the issuance and sale by the Registrant of Shares of its Common Stock to financially sophisticated individuals who are fully aware of the Registrant's activities, as well as its business and financial condition, and purchased said securities for investment purposes.

     In December 1995, the Company issued the following Common Stock Purchase Warrants to acquire shares of the Company's common stock:

     1. Two warrants to acquire a maximum of 1,666,667 shares of the Company's common stock to Hastings International Holdings, Ltd. ("Hastings");

     2. Two warrants to acquire a maximum of 400,000 shares of the Company's common stock to Roddy L. Munyon ("Munyon"); and

     3. One warrant to acquire a maximum of 300,000 shares of the Company's common stock to White Chapel Management, Ltd. ("White Chapel") and an additional 300,000 shares of the Company's common stock.

     4. In August 1996, the Company issued warrants to purchase 100,000 of the Company's Common Stock to Silverman, Collura & Chernis, P.C., the

          Company's securities counsel since January 1995. These warrants are exercisable at $2.00 per share and expire on August 31, 1999.

      Hastings, Munyon and White Chapel has represented to the Company that they are Accredited Investors as such term is defined in Regulation D. In addition, White Chapel and Hastings have represented that they are not U.S. Persons as such terms are defined in Regulation S promulgated under the Act. The sale of the foregoing warrants and shares are exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2), 4(6) and 3(b) as transactions by an issuer not involving any public offering in that said transactions involve the issuance and sale by the Registrant of its securities to financially sophisticated individuals who are fully aware of the Registrant's activities, as well as its business and financial condition and purchased said investments for investment purposes. The securities are also exempt from registration in accordance with the provisions of Regulation D promulgated under the Act. The securities purchased by White Chapel and Hastings are also exempt from registration in accordance with the provisions of Regulation S as transactions with Non-U.S. Persons. In connection with the exercise of warrants issued to Hastings, White Chapel received a commission equal to 10% of the purchase price of warrants exercised by Hastings. In addition, White Chapel received the foregoing White Chapel Warrants and shares of common stock.

      In January 1996 the Warrants and Shares issued to Hastings and White Chapel were terminated. In January 1996 the terms of warrants issued to Munyon were amended and Munyon assigned one of the warrants to Mid-West. As amended these warrants grant Munyon and Midwest to the right to acquire an aggregate of up to 2,066,667 shares of the Registrant's common stock.

      The Registrant has placed a restrictive legend on all of the certificates representing the shares issued above and will give appropriate "stop transfer" instructions to the Registrant's transfer agent, until such time as those shares are registered pursuant to the Act, or a valid exemption from Registration exists under the Act. Certain of such shares became eligible for sale under the provisions of Rule 144 promulgated under the Act.

Item 27.   Exhibits

      The following exhibits marked with an * are included with this Registration Statement. Except as otherwise indicated, all other listed exhibits were filed with the Company's Form S-1 Registration Statement dated March 15, 1995 and Amendments thereto (File No. 33-90344):

     1.1 Underwriting Agreement and Amendment between the Registrant and Midwest Financial Consultants Corporation.

     3(i)    Articles of Incorporation(a)

     3(ii)   Bylaws(a)

     4.1     Form of Warrant No. 1

     4.2B    Form of Warrant No. 2

     4.3     Form of White Chapel Warrant

     4.4     Form of Munyon Warrant, as amended

     4.5     Form of Mid-West Warrant, as amended

     4.6     Form of Silverman, Collura & Chernis, P.C. Warrant*

     5.1 Opinion of Silverman, Collura & Chernis, P.C., special counsel for the Registrant, as to the legality of the securities being registered.*

     10.1 Amendment to Employment Agreement between the Registrant and Joseph Tarsia.

     10.3 Joint Venture Agreement between the Registrant, China Record Corp. and Dragon International Investment, Ltd.

     10.4    Memorandum   of  Agreement   between  the   Registrant,   Kogayashi
             Suisakusho Ltd and Dragon International Investment, Ltd.

     10.5 Memorandum of Agreement between the Registrant, Galkase Investment Limited

     10.6 Memorandum of Agreement between the Registrant and Multimax Group Limited

     10.7    Memorandum  of  Agreement   between  the   Registrant   and  Global
             Telecommunications

     10.8    Letter  of  Intent  between  the  Registrant  and Sepp  Schlaminger
             Help-Verwaltungs-U    BeteiligungsgesmbH,    Albert   Vogl,    Kurt
             Reichenberger and Helmut Presske

     10.10 Agreement between the Registrant, Mid-West Financial Corporation and Kurt Reichenberger

     10.11 Stock Exchange Agreement between the Registrant, China Cool Air Holdings Ltd. and the Shareholders of China Cool Air Holdings Ltd.
             (b)

     10.12   Agreement between the Registrant and Global Telecommunications Inc.
             (b)

     10.13   Separation Agreement between the Registrant and Joseph Tarsia (b)

     10.14   Memorandum of Understanding with Kaidi Silk Co., Ltd.

     10.15   Employment Agreement with Scott McPherson (c)

     10.16   Form of Placement Agreement with White Chapel Management, Ltd.

     10.17   Form  of   Financial   Consulting   Agreement   with  White  Chapel
             Management, Ltd.

     10.18 Placement Agreement between the Registrant and Midwest Financial Corporation

     23.1    Consent of Cogen Sklar LLP, Independent Auditors.*

     23.2 Consent of Silverman, Collura & Chernis, P.C. (included in the opinion filed as Exhibit 5.1).*

Incorporated by reference from the Company's (a) Form S-18 Registration Statement on Form S-18 (File No. 32881-NY), (b) the Company's Current Report on Form 8K dated April 25, 1995 and (c) Annual report on Form 10KSB for the year ended July 31, 1995. All other applicable exhibits are incorporated by reference from the Company's Annual Reports on Form 10-KSB for the years ended July 31, 1994, 1993 and 1992.

Item 28.   Undertakings.

      (a)  Rule 415 Offerings.

      The undersigned issuer hereby undertakes that it will:

           (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (iii) Includes any additional or changed material information on the plan of distribution.

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at thee end of the offering.

     (b) Equity offerings of non-reporting small business issuers.

     (c) Request for acceleration of effective date.

      Insofar as indemnification for liabilities arising under the Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such court.

          (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY

      Each person whose signature appear below constitutes and appoints Peter Pelullo his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorney-in-fact and agent shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

                            SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, (the "Act") the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Philadelphia, State of Pennsylvania on August 29, 1996.

                          SIGMA ALPHA GROUP, LTD.

                          By: /s/ Peter S. Pelullo
                             -------------------------------
                               Peter S. Pelullo, President

                         POWER OF ATTORNEY

      Each person whose signature appear below constitutes and appoints Peter Pelullo his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorney-in-fact and agent shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

      In accordance with the requirements of the Act, this Registration statement was signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                     TITLE                        DATE
      ---------                     -----                        ----

/s/ Peter S. Pelullo           President, Principal              August 29, 1996
- -----------------------        Executive Officer,
Peter S. Pelullo               Principal Financial
                               Officer, Principal
                               Accounting Officer
                               and Chairman of the Board
                               and as Power of Attorney
                               for Members of the Board

/s/ Scott McPherson            Principal Financial Officer       August 29, 1996
- -----------------------         and Accounting Officer
Scott McPherson

/s/ John N. D'Anastasio
- -----------------------
John N. D'Anastasio            Director                          August 29, 1996

/s/ Robert S. Sannelli
- ----------------------          Director                         August 29, 1996
Robert S. Sannelli


                                      II-11